    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2001


                                                      REGISTRATION NO. 333-83155

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           --------------------------

                            STAR SERVICES GROUP, INC.
                (Name of Registrant as Specified in its Charter)


            Florida                              4953                              65-0893224
(State or Other Jurisdiction of      (Primary Standard Industrial               (I.R.S. Employer
Incorporation or Organization)        Classification Code Number)              Identification No.)

                           --------------------------

                            Star Services Group, Inc.
                            2075 North Powerline Road
                          Pompano Beach, Florida 33069
                                 (954) 974-3800
          (Address, including zip code, and telephone number, including area code, of registrant's
                          principal executive offices)

                            Star Services Group, Inc.
                            2075 North Powerline Road
                          Pompano Beach, Florida 33069
(Address of principal place of business or intended principal place of business)

                               Jack R. Casagrande
                              Chairman of the Board
                            Star Services Group, Inc.
                            2075 North Powerline Road
                          Pompano Beach, Florida 33069
                                 (954) 974-3800
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:


       Samuel G. Weiss, Esq.                     Steven I. Weinberger, Esq.
       Weiss & Federici, LLP                        Atlas Pearlman, P.A.
          30 Main Street                                 Suite 1700
 Port Washington, New York 11050                 350 East Las Olas Boulevard
          (516) 944-7749                       Fort Lauderdale, Florida 33301
                                                       (954) 763-1200


         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

         This Registration Statement contains two separate prospectuses. The first prospectus relates to the offer and issuance by Star Services Group, Inc. of 12,000,000 shares of common stock in connection with future acquisitions of other businesses or properties. The second prospectus relates to the offering of 8,000,000 shares of common stock by the shareholders of Star Services from time to time after effectiveness of the registration statement. Following the prospectus relating to the offer by Star Services of 12,000,000 shares of common stock are alternate pages for the prospectus relating to the offering by Star Services' shareholders of 8,000,000 shares of common stock, including alternate from outside and back outside coverages, an alternate "Use of Proceeds" section, an alternate "Dilution" section, an alternate "Registering Shareholders" section to replace the "Principal and Selling Shareholders" section of the prospectus relating to the offer by Star Services of 12,000,000 shares of common stock, an alternate "Concurrent Registration" section, an alternate "Legal Matters" section, and a section entitled"Plan of Distribution." Each of the alternate pages for the prospectus relating to the offering by Star Services' shareholders of 8,000,000 shares of common stock included herein is labeled "Alternate page for Registering Shareholders Prospectus." All other sections of the prospectus relating to the offer by Star Services of 12,000,000 shares of common stock are also to be used in the prospectus relating to the offering by Star Services' shareholders of 8,000,000 shares of common stock. In addition, cross references in the prospectus relating to the offer by Star Services of 12,000,000 shares of common stock will be adjusted in the prospectus relating to the offering by Star Services' shareholders of 8,000,000 shares of common stock to refer to the appropriate sections.

                  Preliminary Prospectus, Subject to Completion


                                   PROSPECTUS

                                12,000,000 Shares

                                  Common Stock

                            STAR SERVICES GROUP, INC.
                             (A FLORIDA CORPORATION)

                                 ---------------

         We may offer and issue the 12,000,000 shares from time to time in connection with future acquisitions of other businesses or properties. See "Plan of Distribution." We will describe in an amendment to this prospectus all material information about our issuance of shares in connection with future acquisitions. The shares may be sold at the market price or at negotiated prices.


         Our stock trades on Nasdaq's OTC Bulletin Board(R) under the symbol "SSVC." On January 24, 2001, the closing bid price of the stock was $3.75.


         INVESTING IN THE COMMON STOCK INVOLVES RISKS. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                       Prospectus dated February __, 2001

                                Table of Contents


Prospectus Summary.......................................................   1
Risk Factors.............................................................   5
Use of Proceeds..........................................................  11
Dividend Policy..........................................................  11
Dilution.................................................................  11
Stock Ownership..........................................................  12
Selected Financial Data..................................................  13
Management's Discussion and Analysis of Financial Condition
   and Results of Operations.............................................  14
Business.................................................................  24
Management...............................................................  36
Certain Relationships and Related Transactions...........................  40
Description of Capital Stock.............................................  41
Shares Eligible for Future Sale..........................................  43
Plan of Distribution.....................................................  44
Legal Matters............................................................  44
Experts..................................................................  45
Available Information....................................................  45

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS THE MATERIAL INFORMATION FROM THIS PROSPECTUS OTHER THAN THE RISK FACTORS SECTION. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND THE FINANCIAL STATEMENTS. UNLESS OTHERWISE SPECIFIED, ALL REFERENCES TO STAR SERVICES MEAN STAR SERVICES AND OUR SUBSIDIARIES, AND ALL REFERENCES TO SOLID WASTE MEAN NON-HAZARDOUS SOLID WASTE.

                                   THE COMPANY


         Star Services Group, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in the greater Miami, Fort Lauderdale and Palm Beach areas of Florida. We intend to expand our operations into other areas of the eastern United States. We currently own and/or operate, two lakefill operations, three companies that collect solid waste, three material recovery facilities ("MRFs") and one construction and demolition debris station (a "C&D Station"). As of December 31, 2000, we were providing service to more than 3,400 commercial and industrial customers in Florida.


         Star Services intends to become a leading solid waste service company in Florida and in additional selected markets, particularly along the eastern seaboard and in the southeastern United States. We have targeted these markets because we believe that they have strong projected economic or population growth rates. Additionally, our senior management team has extensive experience in acquiring, integrating and operating solid waste services businesses in a number of markets in these areas.

STRATEGY

         Our growth strategy is as follows:

         o Initially, we plan to acquire solid waste companies in selected markets; we intend to establish a market presence in certain target markets and expand our existing markets.

         o In target markets where suitable acquisition candidates are not available, we plan to start new operating companies; these new companies will seek to capitalize on existing relationships with our customers in existing markets and a sales force dedicated to building new client relationships.

         o Once we are established in a market, we will implement our operating strategy, which focuses on generating internal growth through exceptional service.

         o We will attempt to obtain contracts and exclusive arrangements with local or regional governmental entities.

         o We plan to be involved in many levels of solid waste disposal in each of our markets. For example, we may seek to acquire or operate a transfer station, landfill, MRF or lakefill operation in order to become involved in many different aspects of the solid waste services industry in those markets.

COMPANY HISTORY

         Bailey & Baron was incorporated under the laws of the State of Florida in April 1989 for the purpose of seeking viable businesses or enterprises with which to enter into a business combination. Bailey & Baron had no material operations until June 1999, when Star Services Group, Inc., was merged into Bailey & Baron and Bailey & Baron changed its name to Star Services Group, Inc. Bailey & Baron, now renamed Star Services Group, Inc., was the surviving corporation in the merger. The Board of Directors and management of Star Services became the Board of Directors and management of the surviving corporation.

         Star Services was formed in February 1999 as a holding company to facilitate the consolidation of the operations of six companies which were under common control, but which had operated independently. These companies specialize in the collection, recycling and disposal of construction and demolition materials and also provide other solid waste collection, recycling and waste industry services. Star Services acquired these predecessor companies in exchange for 5,000,000 shares of Star Services' common stock.


         These predecessor corporations had revenues for the years ended December 31, 1999 and 1998 of approximately $12.9 million and $3.5 million, respectively.


         The six predecessor companies are:

         o        Delta Recycling Corp.

         o        Delta Transfer Corp.

         o        Eastern Recycling, Inc.

         o        Delta Resources Corp.

         o        Delrock Management Corp.

         o        Delta Waste Corp.


         In April 1999, Star Services formed an additional wholly-owned subsidiary, Delta Tall Pines Corp., to operate a MRF in Palm Beach County. See "Certain Transactions." In July 1999, Star Services formed Delta Site Development Corp. as a wholly-owned subsidiary to acquire the assets of Mario's Equipment Sales, Inc. and to provide site development services. In October 2000 we formed Delta Dade Recycling Corp. as a wholly-owned subsidiary to own and operate the assets acquired from the Peerless Big Apple companies. See "Recent Developments" below.

RECENT DEVELOPMENTS

         During March 2000, Star Services acquired substantially all of the assets of Allied Rolloff Holdings, Inc., which operates a roll-off container business in Dade County, Florida. The business was acquired for $960,400, of which $660,400 was paid in cash and $300,000 was paid by delivery of 59,260 shares of our common stock.

         In June 1999, Delta Waste entered into an agreement to purchase seven solid waste collection routes and associated equipment from Waste Management, Inc. for $5.2 million. In March 2000, our agreement with Waste Management, Inc. was terminated by mutual consent of the parties.

         Star Services acquired all of the assets and liabilities of Mario's Equipment Sales, Inc., on October 1, 1999. Mario's is in the business of construction site development. Star Services believes that this new area of business will generate additional waste hauling work from developers. The purchase price was paid by delivery of 100,000 shares of Star Services' common stock.

         In February 2000, Star Services acquired substantially all of the assets of Classic Recycling & Construction, Inc., a company engaged in the rolloff container business. The assets were acquired for $260,000. The purchase price was paid $100,000 at closing, $80,000 by delivery of our one year promissory note and $80,000 by delivery of 22,069 shares of Star Services common stock.

         In March 2000, Star Services exercised a purchase option and acquired approximately 28 acres of real property located in Broward County, Florida, including the MRF operated on the property. Prior to the acquisition, we had leased the property from the unrelated third party seller. The $4,000,000 purchase price was paid $500,000 in cash at closing, with the balance paid by delivery of two promissory notes, one in the amount of $2,500,000 and the other in the amount of $1,000,000. Both notes bear interest at the rate of 8% per annum and are payable in monthly installments of $18,344 and $7,338, respectively, over 30 years.

         In November 2000, Star Services was extended a $4,000,000 credit facility by Sun Trusts Bank, Inc. The credit facility is comprised of a $2,000,000 line of credit with a maturity date of April 30, 2002, and a five year term loan in the amount of $2,000,000. Interest on the outstanding principal balance is payable at the rate of prime plus 1/2% or 2.75% over the Libor rate of interest, at the option of Star Services.

         In December 2000, Star Services acquired substantially all of the assets of Peerless Big Apple, Inc. and certain of its affiliates. With operations in Miami-Dade County, Florida, the Peerless Big Apple companies collect, haul and recycle construction and demolition debris, and operate a construction and demolition debris transfer station. The purchase price of $7,530,850.50 was paid (a) $630,850.50 by delivery of our four year promissory note, (b) $5,000,000 by our agreement to issue 1,600,000 shares of our common stock, and (c) by our assumption of $1,900,000 of liabilities of the Peerless Big Apple companies (the payment of $1,000,000 of which is secured by our pledge of 500,000 shares of common stock). Financial statements of the Peerless Big Apple companies, as well as pro-forma financial information relating to this acquisition, are included elsewhere in this prospectus.


         Star Services Group, Inc.'s executive offices are located at 2075 N. Powerline Road, Pompano Beach, Florida 33069 and its telephone number is (954) 974-3800.

                           PRICE RANGE OF COMMON STOCK

         Star Services' Common Stock began trading on the Nasdaq OTC bulletin board under the symbol "SSVC" effective July 7, 1999. Prior to that date, Bailey & Baron's Common Stock traded on the Nasdaq OTC bulletin board under the symbol "BYAB". As Bailey & Baron had no operations, assets or liabilities prior to its merger with Star Services, information regarding trading information prior to July 7, 1999 is not presented. The following table presents quarterly information on the price range of the Company's Common Stock. This information indicates the high and low bid quotations reported by the Nasdaq OTC bulletin board.

                                                      High Bid          Low Bid
                     1999                               Price            Price
                                                      --------          -------

         Third Quarter (July 7, 1999 through
           September 30, 1999).................      $  10.00          $  3.25
         Fourth Quarter (October 1, 1999 through
           December 31, 1999)..................      $   8.25          $  5.00

                                                      High Bid          Low Bid
                     2000                               Price            Price
                                                      --------          -------

         First Quarter (January 1, 2000 through
           March 31, 2000).....................      $   6.50          $   5.00
         Second Quarter (April 1, 2000 through
           June 30, 2000)......................      $   5.00          $   3.75
         Third Quarter (July 1, 2000 through
           September 30, 2000).................      $   4.25          $   3.50
         Fourth Quarter (October 1, 2000
           through December 31, 2000)..........      $   4.12          $   2.12

         On January 24, 2001, the last sale price reported on the Nasdaq over the counter bulletin board for the Common Stock was $3.75.

         As of the date of this prospectus, there are 11,581,329 issued and outstanding shares of our common stock. References throughout this prospectus to the number of issued and outstanding shares include 1,600,000 shares to be issued in connection with our acquisition of assets from the Peerless Big Apple companies.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

         The following tables present summary historical and pro forma financial data derived from the consolidated financial statements of Star Services and from the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus. The information as of and for the periods ending September 30, 2000 and 1999 has not been audited, but, in the opinion of management, such unaudited financial statements contain all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of the consolidated financial condition and results of operations as of and for the periods presented. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2000.

         The following unaudited pro forma data gives effect to the acquisition of the Peerless companies as if the transaction had taken place at the beginning of the period in the case of the statement of operations data and at the end of the period in the case of the balance sheet data. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisition been consummated at either of the foregoing dates or which may be attained in the future.

         You should read the following data in conjunction with the financial statements and related notes beginning on page F-1 of this prospectus and the "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                             August 26,                                  Pro forma consolidated
                                                                1997                                   ---------------------------
                                                            (inception)    Nine Months Period Ended                  Nine Months
                                 Year Ended December 31,      through           September 30,           Year ended      ended
                                --------------------------  December 31,  --------------------------   December 31,  September 30,
                                     1999         1998          1997          2000          1999          1999           2000
                                ------------  ------------  ------------  ------------  ------------  ------------   ------------
                                                                                 (Unaudited)                  (Unaudited)
STATEMENT OF OPERATIONS DATA:
Revenues ...................... $ 12,914,295  $  3,542,851  $    235,596  $ 16,604,876  $  8,126,509  $ 21,401,400  $ 22,153,739
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Expenses:
  Direct costs ................   10,128,535     2,449,085       129,029    11,573,091     6,494,178    17,014,696    16,070,822
  Selling and administrative ..    2,390,203       935,723        63,181     3,131,897     1,944,063     3,900,425     4,013,962
  Stock-based compensation ....      295,693             0             0       241,929       215,050       295,693       241,929
  Depreciation and amortization      471,085       177,362        12,081       888,621       266,273     1,365,556     1,559,474
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                  13,285,516     3,562,170       204,291    15,835,538     8,919,564    22,576,370    21,886,187
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Income (loss) from operations .     (371,221)      (19,319)       31,305       769,338      (793,055)   (1,174,970)      267,552
Interest income ...............       73,294             0             0        19,798        52,777       103,230        20,853
Interest expense ..............     (259,219)      (70,423)       (1,613)     (447,967)     (167,960)     (869,295)     (676,914)
Costs related to closure of
 facilities ...................            0             0             0      (609,122)            0            --      (609,122)
Other Income ..................            0             0             0             0             0         6,460        27,561
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Income (loss) before income
  taxes .......................     (557,146)      (89,742)       29,692      (267,953)     (908,238)   (1,934,575)     (970,070)
Income tax benefit ............      195,001             0             0        87,935       317,883       635,778       315,612
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------

Net income (loss) ............. $   (362,145) $    (89,742) $     29,692  $   (180,018) $   (590,355)   (1,298,797)     (654,458)
                                ============  ============  ============  ============  ============  ============  ============
Earnings (loss) per share ..... $      (0.05) $      (0.02) $       0.01  $      (0.02) $      (0.09) $      (0.15) $      (0.07)
                                ============  ============  ============  ============  ============  ============  ============
Weighted average shares
  outstanding .................    7,012,500     5,000,000     5,000,000     8,144,268     6,646,016     8,607,500     9,739,268
                                ============  ============  ============  ============  ============  ============  ============
Historical income (loss) before
  income taxes ................ $   (557,146) $    (89,742) $     29,692  $   (267,953) $   (908,238) $ (1,934,575) $   (970,070)
Pro forma income tax (expense)
  benefit .....................      195,001        27,000        (9,000)       87,935       317,883       635,778       315,612
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Pro forma net income (loss) ... $   (362,145) $    (62,742) $     20,692  $   (180,018) $   (590,355) $ (1,298,797) $   (654,458)
                                ============  ============  ============  ============  ============  ============  ============
Proforma earnings (loss)
  per share ................... $      (0.05) $      (0.01) $       0.00  $       0.02  $      (0.09) $      (0.15) $      (0.07)
                                ============  ============  ============  ============  ============  ============  ============
Historical weighted average
  shares outstanding ..........    7,012,500     5,000,000     5,000,000     8,144,268     6,646,016     8,607,500     9,739,268
                                ============  ============  ============  ============  ============  ============  ============


                                                   December 31,                                     September 30, 2000
                                      -------------------------------------------------      -------------------------------
                                                                                                                 Pro Forma
                                          1999              1998               1997             Actual          Consolidated
                                      ------------      ------------       ------------      ------------       ------------
                                                                                                       (Unaudited)
BALANCE SHEET DATA:
  Cash .........................      $  1,476,406      $     49,149       $    115,033      $    251,414       $    251,414
  Current assets ...............         3,812,799           751,525            198,133         3,825,855          3,825,855
  Current liabilities ..........         2,997,125         1,224,615             47,834         4,555,818          4,555,818
  Working capital (deficit) ....           815,674          (473,090)           150,299          (729,963)          (729,963)
  Total assets .................        10,949,544         2,979,664            588,755        18,369,014         26,132,864
  Long-term debt, net of current
   portion .....................         3,094,221         1,316,899            220,229         8,587,300         15,906,968
  Shareholders' equity .........         4,858,198           438,150            320,692         5,225,896         10,225,896




                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

STAR SERVICES HAS A SHORT HISTORY AND IT IS DIFFICULT FOR US TO PREDICT FUTURE LEVELS OF GROWTH

         Star Services was formed in February 1999. The operating companies that Star Services acquired commenced operations in August 1997. Accordingly, we have only a limited operating history on which you may evaluate our business and prospects. A limited operating history makes it more difficult to predict or count upon future levels of growth. You should consider the disclosures about Star Services in this prospectus in light of the risks, expenses and difficulties that companies frequently encounter in their early stages of development.

WE MAY NOT BE ABLE TO LOCATE SUITABLE ACQUISITION CANDIDATES, WHICH COULD LIMIT OUR GROWTH

         Although we have identified several acquisition candidates that we believe are suitable, we may not be able to acquire them at prices or on terms and conditions favorable to us. As a result, our growth could be limited.

         Acquisitions constitute an important element of growth in the solid waste services industry and a number of our competitors are actively engaged in seeking acquisitions. Most of them have greater financial resources than we do. Increased competition for acquisition candidates may make fewer acquisition opportunities available to us, and may cause us to pay more for acquisitions. Acquisition costs may increase to levels beyond our financial capability or that would adversely affect our operating results and financial condition. Our ability to make acquisitions may depend in part on the relative attractiveness of our common stock as consideration for potential acquisition candidates. This attractiveness may depend largely on the relative market price and capital appreciation prospects of our common stock compared to the stock of our competitors. If the market price of our common stock is not maintained at attractive levels, it may be difficult to make acquisitions on terms that would not create too much dilution for our existing shareholders.

WE MAY HAVE DIFFICULTY FINANCING OUR FUTURE ACQUISITIONS, WHICH COULD LIMIT OUR GROWTH

         We expect to finance future acquisitions through cash from operations, borrowings, issuance of equity or debt securities and/or seller financing. If the issuance of common stock cannot be used to fund an acquisition in whole or in part or if our common stock does not maintain a sufficient market value, we may have to use more of our cash or borrowings under credit facilities that Star Services may establish in the future. Using cash for acquisitions limits our financial flexibility and makes us more likely to seek additional capital through future debt or equity financings. If available cash from operations and borrowings under credit facilities that Star Services may establish in the future are not sufficient to fund acquisitions, we will need additional equity and/or debt financing. If we seek more debt, we will incur the risks involved in leverage, and may have to agree to financial covenants that limit our operational and financial flexibility. If we seek more equity, we may dilute the ownership interests of our then-existing shareholders. We will also need to make substantial capital expenditures to develop or acquire and to maintain new landfills, transfer stations and other facilities. We may not have enough capital or be able to raise or borrow enough additional capital on satisfactory terms to meet our capital requirements.

         Credit facilities often require a borrower to obtain the consent of the lending banks before acquiring any other business. If we are not able to obtain the lender's consent, we may be unable to complete certain acquisitions, and our growth could be inhibited. Credit facilities frequently also contain financial covenants based on current and projected financial condition after completing an acquisition. If we cannot satisfy these financial covenants on a pro forma basis after completing an acquisition, we would not be able to complete the acquisition without a waiver from the lending banks. Whether or not a waiver is needed, if the results of our future operations differ materially from what we expect, we may no longer be able to comply with the covenants in that type of credit facility. Our failure to comply with such covenants may result in a default under the credit facility, which would allow our lending banks to accelerate the date for repayment of debt incurred under the credit facility and limit our growth by reducing our cash flow.

WE MAY BE UNABLE TO FIND OR INTEGRATE ACQUISITIONS, WHICH COULD DECREASE OUR EARNINGS

         Our growth and future financial performance depend on our ability to acquire businesses and integrate them with our organization and operations. A significant part of our strategy is to achieve economies of scale and operating efficiencies by growing through acquisitions. We may not achieve these goals unless we are able to acquire businesses and effectively combine their operations with our existing operations. We may not be able to acquire attractive candidates or integrate our future acquisitions successfully. This could cause a decrease in earnings, which could cause a decline in the market price of our common stock.



WE MAY FIND IT DIFFICULT TO MANAGE RAPID GROWTH, WHICH COULD STRAIN OUR MANAGEMENT, OPERATIONAL AND FINANCIAL SERVICES

         Star Services may grow rapidly at times, which could significantly strain our management, operational, financial and other resources. Our recently assembled senior management team may not be able to manage Star Services successfully or to implement our operating and growth strategies. To maintain and manage our growth, we will need to expand our management information systems capabilities and our operational and financial systems and controls. We will also need to attract, train, motivate, retain and manage additional senior managers, technical professionals and other employees. Failure to expand our operational and financial systems and controls, or to recruit and integrate appropriate personnel at a pace consistent with any rapid growth we experience, would reduce our earnings, which could cause a decline in the market price of our common stock.

THE COMPETITION WE FACE FROM BOTH LARGE AND SMALL SOLID WASTE SERVICES COMPANIES MAY RESULT IN LOST REVENUES

         Our industry is highly competitive and fragmented and requires substantial labor and capital resources. Some of the markets in which we compete or expect to compete are served by one or more large, national solid waste companies, as well as by numerous regional and local solid waste companies of varying sizes and resources. Many of these companies have developed positive name recognition and good customer relationships. A number of our competitors are better capitalized, have greater name recognition and may be able to provide services at a lower cost than Star Services. We also compete with counties, municipalities and solid waste districts that maintain their own waste collection and disposal operations. These governmental operators typically have financial advantages over Star Services because of their access to user fees and similar charges, tax revenues and tax-exempt financing. Our inability to compete with governmental service providers and larger and better capitalized companies could limit our growth.

         We derive a portion of our revenue from services provided under exclusive municipal contracts and franchise agreements. Many of these will be subject to competitive bidding at some time in the future. We also intend to bid on additional municipal contracts and franchise agreements. We may not be the successful bidder. If we are not able to replace revenues from contracts lost through competitive bidding with other revenues within a reasonable time period, the lost revenues could reduce our earnings and result in a decline in the market price of our common stock. Our inability to obtain new contracts would limit our potential for growth.


WE DEPEND HIGHLY ON A FEW KEY EXECUTIVE OFFICERS

         Star Services depends significantly on the services of Jack R. Casagrande, our Chairman and Chief Executive Officer, Patrick F. Marzano, our President and Chief Financial Officer, Phillip Foreman, our Chief Operating Officer, and Thomas Roberts, our Vice President. The departure of any of those persons and the loss of their managerial strengths might materially and adversely affect our business and financial results if we were unable to hire and retain other executives with similar skills. Thomas Roberts, the Company's Vice President, has entered into a two-year employment agreement with the Company, expiring in March 2001. This agreement contains a covenant not to compete. We may not be able to enforce this agreement.


FUTURE ADVERSE FINANCIAL CONDITIONS IN THE LIMITED GEOGRAPHIC MARKET IN WHICH WE OPERATE COULD NEGATIVELY IMPACT OUR FUTURE GROWTH

         We currently operate only in the state of Florida, and we expect to focus our operations in Florida and certain markets on the eastern seaboard and in the southeastern United States for at least the foreseeable future. Therefore, our business and financial results would be harmed by downturns in the local economy in these areas, particularly in Florida. Other factors affecting the region, such as state regulations affecting the solid waste services industry and severe weather conditions may also affect our business and financial results. In addition, the costs and time involved in the permitting and scarcity of available landfills in the Eastern United States could make it difficult for us to carry out our business strategy of acquiring landfills and other disposal facilities in markets in which we haul local waste. We may not be able to complete any acquisitions in markets other than south or central Florida to lessen our geographic concentration.

WE ARE SUBJECT TO CHANGING AND SOMETIMES UNPREDICTABLE ENVIRONMENTAL REGULATION, AND WE MAY NOT BE ABLE TO OBTAIN OR MAINTAIN THE PERMITS AND APPROVALS WE NEED TO OPERATE

         Star Services is subject to extensive and evolving environmental laws and regulations. These laws and regulations impose substantial costs on Star Services and affect our business in many ways, and have been enforced more and more stringently in recent years because of greater public interest in protecting the environment. In addition, federal, state and local governments may change the rights they grant to, and the restrictions they impose on, companies in the solid waste industry, and such changes could make it more difficult and expensive to operate, which could reduce our earnings.

         To own and operate landfills, we must obtain and maintain licenses or permits and zoning, environmental and/or other land use approvals. These licenses or permits and approvals are difficult and time-consuming to obtain and renew. Elected officials and citizens' groups frequently oppose them. We may not be able to obtain and maintain the permits and approvals we need to own or operate landfills or to increase their capacity, and failure to do so could make it more difficult to compete, which could reduce our earnings.

         Extensive regulations govern the design, operation and closure of landfills. These regulations include the regulations that establish minimum federal requirements adopted by the U.S. Environmental Protection Agency in October 1991 under Subtitle D of the Resource Conservation and Recovery Act of 1976. If Star Services fails to comply with these regulations, we could be required to undertake investigatory or remedial activities, curtail operations or close a landfill and/or MRF temporarily or permanently. Future changes to these regulations may require us to modify, supplement or replace equipment or facilities at substantial costs. If regulatory agencies fail to enforce these regulations vigorously or consistently, our competitors whose facilities do not comply with the Subtitle D Regulations or their state counterparts may obtain an advantage over us. Our financial obligations arising from any failure to comply with these regulations could materially decrease our available working capital.

         Companies in the solid waste services business are frequently subject to judicial and administrative proceedings involving federal, state or local agencies or citizens' groups. Governmental agencies may impose fines or penalties on us. They may also attempt to revoke or deny renewal of our operating permits, franchises or licenses for violations or alleged violations of environmental laws or regulations. They might also require us to remediate potential environmental problems relating to waste that we or our predecessors collected, transported, disposed of or stored. Individuals or community groups might also bring legal actions against us in connection with our operations. Any adverse outcome in a proceeding of this type could reduce our earnings, which could result in a decline in the market price of our common stock and create adverse publicity about Star Services.

WE MAY HAVE POTENTIAL ENVIRONMENTAL LIABILITY, WHICH MAY RESULT IN SUBSTANTIAL COSTS TO US

         Star Services is liable for any environmental damage that our solid waste facilities cause, including damage to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water. We may be liable for damage resulting from conditions existing before we acquired these facilities. We may also be liable for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal that we or our predecessors arranged. Any substantial liability for environmental damage could reduce our earnings which could result in a decline in the market price of our common stock.

         Each business that we acquire or have acquired may have liabilities that we fail to discover prior to acquisition, including liabilities that arise from prior owners' failure to comply with environmental laws. As a successor owner, we may be legally responsible for these liabilities. Even if we obtain legally enforceable representations, warranties and indemnities from the sellers of such businesses, they may not cover fully the liabilities. Some environmental liabilities, even if we do not expressly assume them, may be imposed on Star Services under various legal theories. Our insurance program does not cover liabilities associated with any environmental cleanup or remediation of our own sites. A successful uninsured claim against Star Services would decrease our earnings which could result in a decline in the market price of our common stock.

WE MAY BE SUBJECT TO LIMITATIONS ON LANDFILL AND LAKEFILL PERMITTING AND
EXPANSION

         We may not be able to obtain new landfill or lakefill sites or expand the permitted capacity of our facilities when necessary.


         We currently own and operate two lakefill operations. Our ability to meet our growth objectives may depend in part on our ability to acquire, lease, develop and expand landfill and lakefill sites. In some areas in which we intend to operate, suitable land for new sites or expansion of existing landfill sites may be unavailable. Operating permits for landfills in the states in which we operate or intend to operate must generally be renewed at least every five years. It has become increasingly difficult and expensive to obtain required permits and approvals to build, operate and expand solid waste management facilities, including landfills and transfer stations. The process often takes several years, requires numerous hearings and compliance with zoning, environmental and other requirements, and is resisted by citizen, public interest or other groups. We may not be able to obtain or maintain the permits we require to expand, and such permits may contain burdensome terms and conditions. Even when granted, final permits to expand are often not approved until the remaining permitted disposal capacity of a landfill is very low. Local laws and ordinances also may affect our ability to obtain permits to expand landfills. If we were to exhaust our permitted capacity at a landfill or lakefill, our ability to expand internally would be limited, and we could be required to cap and close a landfill and forced to dispose of collected waste at more distant landfills or at landfills operated by our competitors. The resulting increased costs would decrease our earnings which could result in a decline in the market price of our common stock.


WE MAY BE UNABLE TO OBTAIN SOME CONTRACTS AND PERMITS IF WE CANNOT OBTAIN PERFORMANCE BONDS, LETTERS OF CREDIT AND INSURANCE

         Municipal solid waste services contracts and landfill and MRF closure obligations may require Star Services to obtain performance or surety bonds, letters of credit, or other means of financial assurance to secure our performance. In the future, if we are not able to obtain performance or surety bonds or letters of credit in sufficient amounts or at acceptable rates, we may not be able to enter into additional municipal solid waste services contracts or obtain or retain landfill, MRF and lakefill operating permits. Some of our existing operations require us to maintain performance bonds. In addition, some of our existing solid waste collection and recycling contracts may require us to obtain performance bonds. Any future difficulty we encounter in obtaining insurance could also make it more difficult for us to secure future contracts conditioned on our having adequate insurance coverage. Our failure to obtain means of financial assurance or adequate insurance coverage could materially and adversely affect our business and financial results.

ALTERNATIVES TO LANDFILL DISPOSAL COULD REDUCE THE VOLUME OF WASTE AVAILABLE FOR COLLECTION

         Some areas in which we operate offer alternatives to landfill disposal, such as recycling, composting and incineration. Customers may use those alternatives to landfill disposal. This would reduce our earnings, which could result in a decline in the market price of our common stock. In addition, state and local authorities increasingly require recycling and waste reduction at the source and prohibit the disposal of certain types of wastes, such as yard wastes, at landfills. For example, several states have adopted plans that set goals for percentages of certain solid waste items to be recycled. These developments may reduce the volume of waste in certain areas.

OUR ACCRUALS FOR CLOSURE AND POST-CLOSURE COSTS IN CONNECTION WITH ITS LANDFILLS MAY BE INADEQUATE

         We are required to pay closure and post-closure costs of landfills and any disposal facilities that we own or operate. Our obligations to pay closure or post-closure costs may exceed the amount we accrued and reserved and other amounts available from funds or reserves established to pay such costs. We will accrue for future closure and post-closure costs of our owned landfills, which generally will be for a term of 30 years after final closure of a landfill, based on engineering estimates of consumption of permitted landfill airspace over the useful life of any such landfill. If we have expenses beyond those projected, it would decrease our earnings, which could result in a decline in the price of our common stock.



WE MAY BECOME SUBJECT TO CHARGES RELATED TO CAPITALIZED EXPENDITURES

         In accordance with generally accepted accounting principles, we expect to capitalize some expenditures and advances relating to acquisitions, pending acquisitions and landfill development projects. We expect to expense indirect acquisition costs such as executive salaries, general corporate overhead, public affairs and other corporate services as we incur those costs. We expect to charge against earnings any unamortized capitalized expenditures and advances, net of any portion thereof that we estimate we will recover, through sale or otherwise, that relate to any operation that is permanently shut down, any pending acquisition that is not consummated and any landfill development project that we do not expect to complete. Therefore, Star Services may incur charges against earnings in future periods, which could result in a decrease in the market price of our common stock.

WE MAY RECEIVE LESS REVENUE THAN ANTICIPATED UPON RESALE OF RECYCLABLES

         We provide recycling services. The sale prices of and demand for recyclable waste products, particularly wastepaper, are frequently volatile. If prices decline our operating results will suffer.

OUR CHARTER AND BY-LAWS CONTAIN CERTAIN PROVISIONS THAT MAY MAKE IT DIFFICULT TO EFFECT A CHANGE IN OUR MANAGEMENT

         Certain provisions in our Articles of Incorporation and By-Laws, and in the Florida Business Corporation Law may deter tender offers and hostile takeovers and delay or prevent changes in control or management of Star Services, including transactions in which shareholders might be paid more than current market prices for their shares. These provisions may also limit shareholders' ability to approve transactions that they believe are in their best interests.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE

         Shareholders may experience dilution if we issue common stock upon the exercise of outstanding stock options and warrants or as consideration for acquisitions. We may also make additional public and/or private offerings of our common stock in the future.


THERE IS A LIMITED MARKET FOR OUR SHARES AND THERE IS NO ASSURANCE OF AN AMEX LISTING

         While our common stock now trades on Nasdaq's OTC Bulletin Board(R), we cannot ensure that the market for our common stock will be as liquid as if it traded on a national exchange or on Nasdaq's National Market or Small Cap markets. We have filed an application for listing our common stock on the American Stock Exchange. However, there is no assurance that our shares will be accepted for listing on the AMEX.

THE RELEASE AND SALE OF CERTAIN SHARES SUBJECT TO "LOCK-UP" AGREEMENTS COULD DECREASE THE MARKET PRICE OF OUR COMMON STOCK

         The release of a significant number of shares of our common stock and the sale of such shares could have a negative impact on the market price of our common stock. Approximately 3,500,000 of the shares being registered on behalf of selling shareholders are subject to lock-up agreements that expire in December 2001. Star Services may release any or all of such shares from these agreements, and, if it does so, those shares could be immediately sold in the public market. The sale of a significant number of such shares could reduce the market price of the common stock.


         In addition, 5,000,000 of the shares we are registering in the Registration Statement of which this prospectus forms a part, are owned by officers, directors and significant shareholders of Star Services. Although management does not presently intend to release any of these shares prior to the stated expirations of the "lock-up" agreements, the sale of a significant number of these shares could lead to the perception by the investment community that management is attempting to liquidate their investments in Star Services which could have the effect of further depressing the price of our common stock.

NOTE REGARDING FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements are found in the material set forth under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in the prospectus generally. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

                                 USE OF PROCEEDS

         Of the 12,000,000 shares that may be offered and issued by Star Services from time to time in connection with future acquisitions of other solid waste related businesses or properties, the net proceeds of the offering or offerings cannot be determined because the shares are being offered on a delayed or continuous basis.

                                 DIVIDEND POLICY

         We have never paid cash dividends on our common stock. We do not currently anticipate paying any cash dividends on the common stock. In addition, any credit facility that we enter into in the future may prohibit us from paying cash dividends without the consent of our lenders. We intend to retain all earnings to fund the operation and expansion of our business.

                                    DILUTION

         The 12,000,000 shares offered hereby may be offered from time to time by Star Services in connection with future acquisitions of other solid waste related businesses or properties. Because the terms and times of future acquisitions are unknown at this time, we are unable to determine the dilutive effect, including any effect on the net tangible book value of the shares, that the sales of those 12,000,000 shares will have on current equity positions or any dilution of the purchaser's equity interest that will occur due to additional offerings of shares by Star Services. An acquisition or series of acquisitions in which any of the 12,000,000 shares offered by Star Services as part of the purchase price may require us to file an amendment to the Registration Statement of which this prospectus forms a part discussing or disclosing the acquisition or acquisitions.

                                 STOCK OWNERSHIP


         The following table sets forth certain information with respect to the beneficial ownership of Star Services' common stock as of December 31, 2000, by

         o each person known to us to own beneficially more than 5% of our outstanding Common Stock,

         o        each of our directors,

         o        each of our executive officers, and

         o        all of our directors and officers as a group.

         Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Star Services Group, Inc., 2075 North Powerline Road, Pompano Beach, Florida 33069.

         We believe that each person in the table has sole voting and investment power as to the shares shown.



         Under the securities laws, a person is considered to be the beneficial owner of securities owned by him and that can be acquired by him within 60 days from the date of this prospectus, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this prospectus, have been exercised or converted.



                                                             Common Stock
                                                             Beneficially
                                                               Owned(1)
                                                       ----------------------
            Name and Address of Beneficial Owner        Shares       Percent
            ------------------------------------       ---------     -------

            Frank P. Marzano(2).....................   1,125,000       9.7%
            Patrick F. Marzano(3)...................   1,125,000       9.7%
            Jack R. Casagrande(4)...................     670,000       5.8%
            Rick Casagrande(5)......................     460,000       4.0%
            Angelo Marzano(6).......................     312,500       2.7%
            Samuel G. Weiss(7)......................      41,000        *
            Thomas Roberts(8).......................      25,000        *
            Phillip Foreman(9)......................      10,000        *
            Michael Marzano(10).....................      25,000        *
            Charles D. Green........................     900,000       7.8%
            All directors and executive officers
             as a group (9 persons)(11).............   3,793,500      32.1%
------------
 *   Less than 1%.

                             SELECTED FINANCIAL DATA

         The following selected financial data as of and for the periods ended December 31, 1999, 1998 and 1997 are derived from Star Services' audited financial statements. The selected financial data for the nine-month periods ended September 30, 2000 and 1999 are derived from Star Services' unaudited financial statements. In the opinion of management, such unaudited financial statements contain all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of the consolidated financial condition and results of operations as of and for the periods presented. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2000.

         The following pro forma condensed consolidated financial statements have been prepared to give effect to the acquisition of the Peerless companies as if the transaction had taken place at September 30, 2000 for the pro forma condensed consolidated balance sheet, and at January 1, 1999 for the pro forma condensed consolidated statements of operations for the year ended December 31, 1999 and as of January 1, 2000 for the nine-month period ended September 30, 2000. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisition been consummated at either of the foregoing dates or which may be attained in the future.

         The selected financial data below should be read in conjunction with Star Services' financial statements and related notes and the unaudited pro forma condensed consolidated financial statements and related notes thereto contained elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                             August 26,                                  Pro forma consolidated
                                                               1997                                    --------------------------
                                                            (inception)    Nine Months Period Ended                  Nine Months
                                 Year Ended December 31,      through           September 30,           Year ended      ended
                                --------------------------  December 31,  --------------------------   December 31,  September 30,
                                     1999         1998          1997          2000          1999          1999           2000
                                ------------  ------------  ------------  ------------  ------------  ------------   ------------
                                                                                 (Unaudited)                  (Unaudited)
(Unaudited)
Statement of Operations Data:

Revenues ...................... $ 12,914,295  $  3,542,851  $    235,596  $ 16,604,876  $  8,126,509  $ 21,401,400  $ 22,153,739
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Expenses:

  Direct costs ................   10,128,535     2,449,085       129,029    11,573,091     6,494,178    17,014,696    16,070,822

  Selling and administrative ..    2,390,203       935,723        63,181     3,131,897     1,944,063     3,900,425     4,013,962

  Stock-based compensation ....      295,693             0             0       241,929       215,050       295,693       241,929

  Depreciation and amortization      471,085       177,362        12,081       888,621       266,273     1,365,556     1,559,474
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------

                                  13,285,516     3,562,170       204,291    15,835,538     8,919,564    22,576,370    21,886,187
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------

Income (loss) from operations .     (371,221)      (19,319)       31,305       769,338      (793,055)   (1,174,970)      267,552

Interest income ...............       73,294             0             0        19,798        52,777       103,230        20,853

Interest expense ..............     (259,219)      (70,423)       (1,613)     (447,967)     (167,960)     (869,295)     (676,914)

Costs related to closure of
  facilities ..................            0             0             0      (609,122)            0            --      (609,122)

Other Income ..................            0             0             0             0             0         6,460        27,561
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------

Income (loss) before income
  taxes .......................     (557,146)      (89,742)       29,692      (267,953)     (908,238)   (1,934,575)     (970,070)

Income tax benefit ............      195,001             0             0        87,935       317,883       635,778       315,612
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------

Net income (loss) ............. $   (362,145) $    (89,742) $     29,692  $   (180,018) $   (590,355)   (1,298,797)     (654,458)
                                ============  ============  ============  ============  ============    ==========  ============

Earnings (loss) per share ..... $      (0.05) $      (0.02) $       0.01  $      (0.02) $      (0.09) $      (0.15) $      (0.07)
                                ============  ============  ============  ============  ============    ==========  ============

Weighted average shares
 outstanding ..................    7,012,500     5,000,000     5,000,000     8,144,268     6,646,016     8,607,500     9,739,268
                                ============  ============  ============  ============  ============    ==========  ============

Historical income (loss) before
  income taxes ................ $   (557,146) $    (89,742) $     29,692  $   (267,953) $   (908,238) $ (1,934,575) $   (970,070)

Pro forma income tax (expense)
  benefit .....................      195,001        27,000        (9,000)       87,935       317,883       635,778       315,612
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------

Pro forma net income (loss) ... $   (362,145) $    (62,742) $     20,692  $   (180,018) $   (590,355) $ (1,298,797) $   (654,458)
                                ============  ============  ============  ============  ============    ==========  ============

Proforma earnings (loss) per
  share ....................... $      (0.05) $      (0.01) $       0.00  $       0.02  $      (0.09) $      (0.15) $      (0.07)
                                ============  ============  ============  ============  ============    ==========  ============

Historical weighted average
  shares outstanding ..........    7,012,500     5,000,000     5,000,000     8,144,268     6,646,016     8,607,500     9,739,268
                                ============  ============  ============  ============  ============    ==========  ============



                                                         December 31,                              September 30, 2000
                                      -------------------------------------------------      -------------------------------
                                                                                                                 Pro Forma
                                          1999              1998               1997             Actual          Consolidated
                                      ------------      ------------       ------------      ------------       ------------
                                                                                                       (Unaudited)
Balance Sheet Data:

  Cash .........................      $  1,476,406      $     49,149       $    115,033      $    251,414       $    251,414

  Current assets ...............         3,812,799           751,525            198,133         3,825,855          3,825,855

  Current liabilities ..........         2,997,125         1,224,615             47,834         4,555,818          4,555,818

  Working capital (deficit) ....           815,674          (473,090)           150,299          (729,963)          (729,963)

  Total assets .................        10,949,544         2,979,664            588,755        18,369,014         26,132,864

  Long-term debt, net of current
   portion .....................         3,094,221         1,316,899            220,229         8,587,300         15,906,968

  Shareholders' equity .........         4,858,198           438,150            320,692         5,225,896         10,225,896


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read this discussion together with the audited and unaudited financial statements and other financial information contained elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Star Services' actual results may differ materially from those discussed in the forward-looking statements because of various factors, including, but not limited to, those listed in "Risk Factors" and the matters discussed in this prospectus generally.

OVERVIEW

         Star Services Group, Inc. is a regional, integrated solid waste services company that presently provides solid waste collection, transfer, disposal and recycling services in south and central Florida.

         Star Services' primary objective is to become one of the leading companies in the environmental service industry in the eastern United States. Star Services intends to implement an aggressive program of internal growth and acquisitions aimed at expanding Star Services' existing market share and acquiring a number of additional, established operating entities.

         Star Services intends to grow through both acquisitions and internal growth. We expect a substantial part of our future growth to come from acquiring additional solid waste collection, transfer and disposal businesses. Additional acquisitions could continue to affect period-to-period comparisons of our operating results. We also expect to invest in collection vehicles and equipment, maintenance of existing equipment, and management information systems, which should supply the infrastructure to support our growth. We expect to fund future acquisitions through cash from operations, borrowings, the issuance of debt or equity and/or seller financing.

         Star Services operates in several segments of the environmental services industry: collection, recycling and disposal of construction and demolition debris, land clearing, yard waste debris, and source separated recyclable materials. Star Services' operations are carried out by:

         o Delta Recycling Corp., which was incorporated in Florida in August 1997,
         o Delrock Management Corp., which was incorporated in Florida in May 1998,
         o Delta Transfer Corp., which was incorporated in Florida in August 1998,
         o Eastern Recycling, Inc., which was incorporated in Florida in June 1997,
         o Delta Resources Corp., which was incorporated in Florida in January 1999,
         o Delta Waste Corp., which was incorporated in Florida in January 1999,
         o Delta Tall Pines Corp., which was incorporated in Florida in April 1999,
         o Delta Site Development Corp, which was incorporated in Florida in July 1999, and
         o Delta Dade Recycling Corp., which was incorporated in Florida in October 2000.


         Star Services operates MRFs which are licensed and regulated by the State of Florida Department of Environmental Protection and various county agencies. As MRFs, these facilities accept assorted loads of debris consisting of construction and demolition debris, land clearing, yard waste and source separated materials primarily from customers in the construction and demolition industry. The incoming loads are processed using an semi-automated sorting system to separate recyclables from the waste stream. Additional loads are also supplied directly by Star Services through its hauling operations. The reclaimed recyclables are shipped to end user markets for re-use. Star Services owns certain of the real estate used in conjunction with its operations. Each of the above-described operations is performed by one or more of Star Services' subsidiaries.


         C&D debris enters Star Services' facilities from its roll-off collection operations, consisting of over 2,000 containers in Palm Beach, Miami-Dade and Broward Counties, and from other waste haulers. After the material is inspected at the entrance inspection station and gate house, as required by regulations of the Florida Department of Environmental Protection and operational safety plans, the material is unloaded on the tipping floor. The material is then sorted to remove appropriately designated recycling materials, which are then placed in containers for storage or shipment to markets. The remaining material is then processed or disposed of in landfills or other facilities.


         Land clearing, yard waste and wood are processed in tub grinders or impact grinders to produce wood chips or mulch which is marketed as boiler fuel or cover material. Large concrete, rocks and other inert material are sent to designated tipping areas for future processing and/or disposed of in our adjoining permitted lakefill operations. The remaining material, consisting of dirt, fines, paper, plastics, metals, glass, drywall, broken concrete blocks, bricks, lumber, wood and the like, is stockpiled for removal or processed through additional screening and picking. The system first screens out fines which are stockpiled for landfill cover material, with the remaining material manually sorted to segregate recyclable material such as wood, plastic, glass, ferrous and non-ferrous metals, corrugated cardboard, paper, roofing and aggregate. The MRFs currently recycle approximately 70% to 90% of all waste that they receive.

EFFECTS OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information", which is effective for financial statements with fiscal years beginning after December 15, 1997. Statement 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. Statement 131 also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The statement has not had any impact on Star Services' reporting.

         In February 1998, the FASB issued Statement No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits", which revises employers' disclosures about pension and other post-retirement benefit plans. Statement 132 does not change the measurement or recognition of those plans, but requires additional information on changes in benefit obligations and fair values of plan assets, and eliminates certain disclosures previously required by SFAS Nos. 87, 88 and 106. Statement 132 is effective for financial statements with fiscal years beginning after December 15, 1997. The statement has not had applicability to Star Services' reporting.

         In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Statement 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The statement is not expected to have any applicability to Star Services' operations.

         In October 1998, the FASB issued Statement No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise", which amends the accounting and reporting standards for certain activities of mortgage banking enterprises and other enterprises that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise. Statement 134 is effective for the first fiscal quarter beginning after December 15, 1998. The statement is not expected to have any applicability to Star Services' operations.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities", which requires costs of start-up activities and organization costs to be expenses as incurred. The SOP is effective for financial statements with fiscal years beginning after December 15, 1998, although earlier application is encouraged. The adoption of the SOP is not expected to have a material adverse effect on Star Services.


                              RESULTS OF OPERATIONS

         The following table reflects Star Services' operating revenues for each of the years ended December 31, 1999 and 1998, and for the nine months ended September 30, 2000 and 1999 for each of Star Services' principal lines of business.




                                                                                Nine Month Period
                                        Year Ended  December 31,               Ended September 30,
                                    ------------------------------        ------------------------------
                                        1999              1998                2000              1999
                                    -----------        -----------        -----------        -----------
                                                                                   (Unaudited)
Waste Services

   Commercial Waste Services        $   297,060        $     6,910        $   620,604        $   188,697

   Industrial Waste Services          6,132,235          1,313,913          9,589,699          3,590,248

   Other Waste Services ....             24,008              7,000             29,752             21,855
                                    -----------        -----------        -----------        -----------

       Total Waste Services           6,453,303          1,327,823         10,240,055          3,800,800

       MRFs ................          5,793,445          2,215,028          5,200,957          3,961,071

       Management Services .             20,258                  0          1,152,970                  0

       Landfills ...........            647,289                  0             10,894            364,638
                                    -----------        -----------        -----------        -----------

       Operating Revenue ...        $12,914,295        $ 3,542,851        $16,604,876        $ 8,126,509
                                    ===========        ===========        ===========        ===========

         The following table presents, for the periods indicated, the various consolidated line items as a percentage of gross revenues.



                                                                  August 26, 1997
                                                                    (inception)
                                               Year Ended             through        Nine-Month Period
                                               December 31,         December 31,     Ended September 30,
                                          --------------------      ------------    ---------------------
                                           1999          1998          1997          2000           1999
                                          ------        ------      ------------    ------        ------
                                                                                        (Unaudited)
Statement of Operations Data:

Revenues                                  100.00%       100.00%       100.00%       100.00%       100.00%
                                          ------        ------        ------        ------        ------

Expenses:

  Direct costs                             78.43%        69.13%        54.76%        69.70%        79.91%

  Selling and administrative               18.51%        26.41%        26.82%        18.86%        23.92%

  Stock-based compensation                  2.29%         0.00%         0.00%         1.46%         2.65%

  Depreciation and amortization             3.64%         5.01%         5.13%         5.35%         3.28%
                                          ------        ------        ------        ------        ------

                                          102.87%       100.55%        86.71%        95.37%       109.76%
                                          ------        ------        ------        ------        ------

Income (loss) from operations              (2.87%)       (0.55%)       13.29%         4.63%        (9.76%)

Interest income                             0.57%         0.00%         0.00%         0.12%         0.65%

Interest expense                           (2.01%)       (1.98%)       (0.69%)       (2.70%)       (2.07%)
                                          ------        ------        ------        ------        ------

                                                                                     (3.67%)        0.00%[?]

Income (loss) before income taxes          (4.31%)       (2.53%)       12.60%        (1.62%)      (11.18%)

Income tax benefit                         (1.51%)        0.00%         0.00%         0.53%         3.91%
                                          ------        ------        ------        ------        ------

Net income (loss)                          (2.80%)       (2.53%)       12.60%        (1.09%)       (7.27%)
                                          ======        ======        ======        ======        ======



                                                                  August 26, 1997
                                                                    (inception)
                                               Year Ended             through          Nine-Month Period
                                               December 31,         December 31,       Ended September 30,
                                          --------------------      ------------      ---------------------
                                           1999          1998          1997            2000           1999
                                          ------        ------      ------------      ------         ------
                                                                                        (Unaudited)
Waste Services
  Commercial Waste Services                2.30%          0.19%          0.00%          3.74%          2.32%
  Industrial Waste Services               47.48%         37.09%        100.00%         57.75%         44.18%
  Other Waste Services                     0.19%          0.20%          0.00%          0.18%          0.27%
                                         ------         ------         ------         ------         ------
          Total Waste Services            49.97%         37.48%        100.00%         61.67%         46.77%

MRFs                                      44.86%         62.52%          0.00%         31.32%         48.74%
Management Services                        0.16%          0.00%          0.00%          6.94%          0.00%
Landfills                                  5.01%          0.00%          0.00%          0.07%          4.49%
                                         ------         ------         ------         ------         ------
Operating Revenue                        100.00%        100.00%        100.00%        100.00%        100.00%
                                         ======         ======         ======         ======         ======

COMPARISON OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 TO OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

         REVENUES

         Total revenues for the nine months ended September 30 increased to $16,604,876 in 2000 from $8,126,509 in 1999. The increase of $8,478,367 was primarily attributable to increased volumes in industrial waste services and MRFs. The industrial waste services revenues increased due to the expansion of our rolloff operations in Broward and Dade Counties. The MRFs revenues increased due to increased activities.

         DIRECT COSTS

         Total direct costs for the nine months ended September 30 increased to $11,573,091 in 2000 from $6,494,178 in 1999. The increase of $5,078,913 was principally due to increased volume, increased disposal costs and the cost of the hauling operations of Delta Recycling Corp. Direct costs as a percentage of revenues decreased to 69.70% for the nine months ended September 30, 2000 from 79.91% for the nine months ended September 30, 1999.

         SELLING AND ADMINISTRATION

         Selling and administrative expenses for the nine months ended September 30 increased to $3,131,897 in 2000 from $1,944,063 in 1999. The increase of $1,187,834 was due to the increase in administrative overhead required to manage the Company's growth. The largest increases came in the areas of administrative salaries, professional fees, occupancy costs and travel. As a percentage of revenues, selling and administrative expenses for the nine months ended September 30 decreased to 18.86% in 2000 from 23.92% in 1999.

         STOCK-BASED COMPENSATION

         During February 1999, the Company issued 759,000 options to employees of the Company. The options vest over a four-year period. Stock-based compensation represents the portion of the total compensation expense to be recognized over the vesting period, which is attributable to the nine month periods ended September 30, 2000 and September 30, 1999.

         DEPRECIATION AND AMORTIZATION

         Depreciation and amortization expense for the nine months ended September 30 increased to $888,621 in 2000 from $266,273 in 1999. The increase was the result of the purchase of over $5,900,000 of property and equipment during the nine months ended September 30, 2000 and amortization of costs in excess of net assets acquired in business combinations.

         INTEREST INCOME AND EXPENSE

         Interest income for the nine months ended September 30 decreased to $19,798 in 2000 from $52,777 in 1999. Interest expense for the nine months ended September 30 increased to $447,967 in 2000 from $167,960 in 1999. The increased interest expense of $280,007 was a result of higher debt levels resulting from the purchase of additional property and equipment. Interest income earned for the nine months ended September 30, 2000 and 1999 was earned on excess cash balances available as a result of proceeds from the Company's private placement.

         CONTRACTS

         Our revenues consist mainly of fees we charge customers for construction and demolition debris transfer, disposal and recycling services. A large part of our collection revenue comes from providing services to industrial, residential and commercial customers. These services are provided under contracts that generally last from one month to five years. The contracts provide a relatively stable source of revenue for Star Services.

         We typically determine the prices for our solid waste services by the collection frequency and level of service, route density, volume, weight and type of waste collected, type of equipment and containers furnished, the distance to the disposal or processing facility, the cost of disposal or processing, and prices charged by competitors for similar services.

         EXPENSES

         Direct costs include labor, fuel, equipment maintenance and tipping fees paid to third party disposal facilities, workers' compensation and vehicle insurance, the cost of materials we purchase for recycling, third party transportation expense, district and state taxes and permits, engineering and legal services.

         Selling and administrative expense includes management, clerical and administrative compensation and overhead costs associated with our marketing and sales force, professional services and community relations expenses.

         Depreciation and amortization expense includes depreciation of fixed assets over their estimated useful life using the straight line method and amortization of goodwill and other intangible assets using the straight line method.

         Star Services intends to capitalize some expenditures related to pending acquisitions or development projects, such as legal and engineering expenses. We intend to expense indirect acquisition costs, such as executive and corporate overhead, public relations and other corporate services. We charge against net income any unamortized capitalized expenditures and advances (net of any portion that we believe we may recover, through sale or otherwise) that relate to any operation that is permanently shut down and any pending acquisition or landfill development project that is not completed. We routinely evaluate all capitalized costs, and expense those related to projects that we believe are not likely to succeed.

         We will have material financial obligations relating to closure costs of any disposal facilities we may own or operate in the future. In such case, Star Services will accrue for those obligations, based on engineering estimates of consumption of permitted landfill airspace over the useful life of any such landfill.

COMPARISON OF 1999 OPERATIONS TO 1998 OPERATIONS

         REVENUES

         Total revenues increased to $12,914,295 in 1999 from $3,542,851 in 1998. The increase of $9,371,444 was primarily attributable to increased volumes in industrial waste services and MRFs. The industrial waste services revenues increased due to the expansion of our rolloff operations into Naples, Florida and Titusville, Florida and the increased revenues generated from our rolloff operation in Pompano, Florida. The MRFs revenues increased due to the start up of Delta Tall Pines in June and for the 12 months of revenues generated from Delta Transfer Corp. as opposed to 3 months in 1998.

         DIRECT COSTS

         Total direct costs increased to $10,128,535 in 1999 from $2,449,085 in 1998. The increase of $7,679,450 was principally due to increased volume, the costs of operations of newly formed Delta Transfer Corp., increased disposal costs and the cost of operations of the hauling operations of Delta Recycling Corp. Direct costs as a percentage of revenues increased to 78.43% in 1999 from 69.13% in 1998. The percentage increase was primarily due to costs associated with building and maintaining the Company's infrastructure, including equipment leasing, maintenance and depreciation cost, as well as fixed rental costs for operating facilities which have capacities well beyond volumes presently utilized.

         SELLING AND ADMINISTRATIVE

         Selling and administrative expenses increased to $2,390,203 in 1999 from 935,723 in 1998. The increase of $1,454,480 was due to the increase in administrative overhead required to manage the Company's growth. The largest increases came in the areas of administrative salaries, professional fees, occupancy costs and travel. As a percentage of revenues, selling and administrative expenses decreased to 18.51% in 1999 as compared to 26.41% in 1998.

         STOCK-BASED COMPENSATION

         During February 1999, the Company issued 759,000 options to employees of the Company. The options vest over a four-year period. Stock-based compensation represents the portion of the total compensation expense to be recognized over the vesting period, which is attributable to the 12 month period ended December 31, 1999. There was no stock-based compensation prior to 1999.

         DEPRECIATION AND AMORTIZATION

         Depreciation and amortization expense increased to $471,085 in 1999 from $177,362 in 1998. The increase was the result of the purchase of over $4,000,000 of property and equipment during 1999 and amortization of costs in excess of net assets acquired in business combinations.

         INTEREST INCOME AND EXPENSE

         Interest expense increased to $259,219 in 1999 from $70,423 in 1998. The increased interest expense of $188,796 was a result of higher debt levels resulting from the purchase of additional property and equipment. Interest income was earned in 1999 on excess cash balances available as a result of proceeds from the Company's private placement.

COMPARISON OF 1998 OPERATIONS TO 1997 OPERATIONS

         REVENUES

         Total revenues increased to $3,542,851 in 1998 from $235,596 in 1997 ($706,788 annualized). Based on the annualized 1997 revenues, this was an increase of $2,836,063 or 401%. This increase was primarily attributable to increased volumes, the commencement of operations by Delta Transfer Corp., price increases as a result of increased disposal fees, and the commencement of construction and demolition hauling and disposal operations by Delta Recycling Corp.

         DIRECT COSTS

         Total direct costs increased to $2,449,085 in 1998 from $129,029 in 1997 ($387,087 annualized). Based on annualized 1997 direct costs, this represented an increase of $2,061,998 or 533%. The increase was principally due to increased volume, the costs of operations of newly formed Delta Transfer Corp., increased disposal costs and the cost of operations of the hauling operations of Delta Recycling Corp. Direct costs as a percentage of revenues increased to 69.1% from 54.8% in 1997. The percentage increase was primarily due to costs associated with building and maintaining the Company's infrastructure, including equipment leasing, maintenance and depreciation cost, as well as fixed rental costs for operating facilities which have capacities well beyond volumes presently utilized.

         SELLING AND ADMINISTRATIVE

         Selling and administrative expenses increased to $935,723 in 1998 from $63,181 in 1997. Based on annualized 1997 expenses of $189,543, this represented an increase of $746,180 or 394%. The increase was due to the increase in administrative overhead required to manage the Company's growth. The largest increases came in the areas of administrative salaries, professional fees, occupancy costs and travel. As a percentage of revenues, selling and administrative expenses was virtually unchanged at 26.4% in 1998 as compared to 26.8% in 1997.

         DEPRECIATION AND AMORTIZATION

         Depreciation expense increased to $177,362 in 1998 from $12,081 in 1997. Based on annualized 1997 depreciation of $36,243, this represented an increase of $141,119 or 389%. The increase in depreciation expense was the result of the purchase of approximately $2,000,000 of property and equipment during 1998.

         INTEREST EXPENSE

         Interest expense increased to $70,423 in 1998 from $1,613 in 1997. Based on annualized 1997 interest expense of $4,839, this represented an increase of $65,584 or 1,355%. The increased interest expense was a result of higher debt levels resulting from the purchase of additional property and equipment and from debt incurred in connection with the subsidiary companies' acquisition of treasury stock.

         CONTRACTS

         Our revenues consist mainly of fees we charge customers for construction and demolition debris transfer, disposal and recycling services. A large part of our collection revenue comes from providing service to industrial, residential and commercial customers. These services are provided under contracts that generally last from one month to five years. The contracts provide a relatively stable source of revenue for Star Services.

         We typically determine the prices for our solid waste services by the collection frequency and level of service, route density, volume, weight and type of waste collected, type of equipment and containers furnished, the distance to the disposal or processing facility, the cost of disposal or processing, and prices charged by competitors for similar services.

         EXPENSES

         Direct costs include labor, fuel, equipment maintenance and tipping fees paid to third party disposal facilities, workers' compensation and vehicle insurance, the cost of materials we purchase for recycling, third party transportation expense, district and state taxes and permits, engineering and legal services.

         Selling, general and administrative ("SG&A") expense includes management, clerical and administrative compensation and overhead costs associated with our marketing and sales force, professional services and community relations expenses.

         Depreciation and amortization expense includes depreciation of fixed assets over their estimated useful life using the straight line method and amortization of goodwill and other intangible assets using the straight line method.

         Star Services intends to capitalize some expenditures related to pending acquisitions or development projects, such as legal and engineering expenses. We intend to expense indirect acquisition costs, such as executive and corporate overhead, public relations and other corporate services. We charge against net income any unamortized capitalized expenditures and advances (net of any portion that we believe we may recover, through sale or otherwise) that relate to any operation that is permanently shut down and any pending acquisition or landfill development project that is not completed. We routinely evaluate all capitalized costs, and expense those related to projects that we believe are not likely to succeed.

         We will have material financial obligations relating to closure costs of any disposal facilities we may own or operate in the future. In such case, Star Services will accrue for those obligations, based on engineering estimates of consumption of permitted landfill airspace over the useful life of any such landfill.

         LIQUIDITY AND CAPITAL RESOURCES

         The Company operates in an industry that requires a high level of capital investment. The Company's capital requirements primarily stem from its working capital needs for its ongoing operations, capital expenditures for new trucks and equipment and business acquisitions. The Company's strategy is to meet these capital needs first from internally generated funds and secondly from various financing sources available to the Company, including the incurrence of debt, and the issuance of its common stock. Currently the Company has no credit facilities in place and plans on seeking additional capital in the near future.

         As of September 30, 2000, the Company had a working capital deficit of $729,963 (a ratio of current assets to current liabilities of 0.84:1) and a cash balance of $251,414 which compares to a working capital surplus of $815,674 (a current ratio of 1.27:1) and a cash balance of $1,476,406 as of December 31, 1999. The main reason for the decrease in cash balances of $1,224,992 is as a result of the capital used for the down payment for the purchase of the assets of Allied Roll Off Holdings, Inc. and the acquisition of the material recovery facility the Company had previously leased.

         For the nine months ended September 30, 2000, net cash provided by operating activities was $582,876 as compared to cash used in operating activities of $171,194 for the nine months ended September 30, 1999. For the nine months ended September 30, 2000, net cash used in financing activities was $1,187,394 as compared to net cash provided by financing activities of $2,891,049 for the nine months ended September 30, 1999.

         For the nine months ended September 30, 2000 there were no cash dividends paid.

         The Company expects to generate sufficient cash flow from its operations in 2000 and from shareholder loans to cover its anticipated working capital needs and moderate capital expenditures and acquisitions. During October 2000, three of the Company's shareholders loaned the Company a total of $1.2 million for a period of two years in order to address the Company's capital requirements. If the Company's cash flow from operations during 2000 is less than currently expected or if the Company decides to make substantial acquisitions, or if the Company's capital requirements increase, either due to strategic decisions or otherwise, the Company may elect to incur future indebtedness or issue equity securities to cover any additional capital needs. However, there can be no assurance that the Company will be successful in obtaining additional capital on acceptable terms through such debt incurrences or issuances of additional equity securities.

         In November 2000, Star Services was extended a $4,000,000 credit facility by Sun Trusts Bank, Inc. The credit facility is comprised of a $2,000,000 line of credit with a maturity date of April 30, 2002, and a five year term loan in the amount of $2,000,000. Interest on the outstanding principal balance is payable at the rate of prime plus 1/2% or 2.75% over the Libor rate of interest, at the option of Star Services.

         INFLATION

         Inflation has not significantly affected our operations. Consistent with industry practice, many of our contracts allow us to pass through certain costs to our customers, including increases in landfill tipping fees and, in some cases, fuel costs. Therefore, we believe that we should be able to increase prices to offset many cost increases that result from inflation. However, competitive pressures may require us to absorb at least part of these cost increases, particularly during periods of high inflation.

         SEASONALITY

         Seasonality has not had a material effect on our operations and is not expected to have a material effect in the future.

                                    BUSINESS

INDUSTRY OVERVIEW

         The solid waste services industry has undergone significant consolidation and integration since 1990. We believe that the following factors are primarily responsible for the consolidation and integration of the waste services industry:

         o INCREASED IMPACT OF REGULATIONS. Stringent industry regulations, such as the Subtitle D regulations, have caused operating and capital costs to rise and have accelerated consolidation and acquisition activities in the solid waste collection and disposal industry. Many smaller industry participants have found these costs difficult to bear and have decided to either close their operations or sell them to larger operators. In addition, Subtitle D requires more stringent engineering of solid waste landfills, and mandates liner systems, leachate collection, treatment and monitoring systems and gas collection and monitoring systems. These ongoing costs are combined with increased financial reserve requirements for solid waste landfill operators relating to closure and post-closure monitoring. As a result, the number of solid waste landfills is declining while the average size is increasing.

         o        INCREASED INTEGRATION OF COLLECTION AND DISPOSAL OPERATIONS.
                  In certain markets, competitive pressures are forcing operators to become more efficient by establishing an integrated network of solid waste collection operations and transfer stations through which they secure solid waste streams for disposal. Operators have adopted a variety of disposal strategies, including owning landfills, establishing strategic relationships to secure access to landfills and capturing significant waste stream volumes to gain leverage in negotiating lower landfill fees and securing long-term, most-favored-pricing contracts with high capacity landfills.

         o PURSUIT OF ECONOMIES OF SCALE. Larger operators achieve economies of scale by vertically integrating their operations or by spreading their facility, asset and management infrastructure over larger volumes. Larger solid waste collection and disposal companies have become more cost-effective and competitive through control of a larger waste stream and by gaining access to significant financial resources to make acquisitions.

         Despite the ongoing consolidation, the solid waste services industry remains primarily regional in nature and highly fragmented. Based on published industry sources, approximately 27% of the total revenues of the U.S. solid waste industry is accounted for by more than 5,000 private, predominantly small collection and disposal businesses, approximately 41% by publicly traded solid waste companies and approximately 32% by municipal governments that provide collection and disposal services. We expect the current consolidation trends in the solid waste industry to continue, because many independent landfill and collection operators lack the capital resources, management skills and technical expertise necessary to comply with stringent environmental and other governmental regulations and to compete with larger, more efficient integrated operators. In addition, many independent operators may wish to sell their businesses to achieve liquidity in their personal finances or as part of their estate planning. We believe that the fragmented nature of the industry offers significant consolidation and growth opportunities, including Florida and the Eastern United States, for companies with disciplined acquisition programs, decentralized operating strategies and access to financial resources.

STRATEGY

         Our objective is to build a leading integrated solid waste services company in Florida and other areas of the Eastern United States with high population growth due to rapid residential and commercial development. We plan to accomplish this using a combination of strategic acquisitions and the opening of new operating centers in selected markets.

GROWTH STRATEGY

         o EXPANSION THROUGH ACQUISITIONS. We intend to expand the scope of our operations by acquiring solid waste operations in new markets and in existing or adjacent markets that are combined with or "tuck in" to existing operations.

                  We intend to expand into some new geographic regions by entering these markets through acquisitions. We intend to use an initial acquisition in a new market as an operating base. Then we intend to seek to strengthen the acquired operation's presence in that market by providing additional services, adding new customers and making "tuck-in" acquisitions. We next intend to seek to broaden our regional presence by adding additional operations in markets adjacent to the new location. We are currently examining opportunities in central and western Florida.

         o NEW OPERATING CENTERS. In selected markets where we cannot find a suitable acquisition candidate, we intend to start a new operating company by using relationships developed with customers in our existing markets and a sales force focusing on building new client relationships. In these markets we will start with roll-off trucks servicing construction and demolition sites and will seek to permit transfer stations to recycle material received from these sites and ship any residue to landfills we intend to acquire in the future.

         o INTERNAL GROWTH. To generate continued internal growth, we will focus on increasing market penetration in our current and adjacent markets, soliciting new commercial, industrial, and residential customers in markets where customers may elect whether or not to receive waste collection services, marketing upgraded or additional services to existing customers and, where appropriate, raising prices. As customers are added in existing markets, our revenue per truck increases, which generally increases our collection efficiencies and profitability.

OPERATING STRATEGY

         o DECENTRALIZED OPERATIONS. We intend to manage our operations on a decentralized basis. This places decision-making authority close to the customer, enabling us to identify customers' needs quickly and to address those needs in a cost-effective manner. We believe that decentralization provides a low-overhead, highly efficient operational structure that allows us to expand into geographically contiguous markets. We believe that this structure will give us a strategic competitive advantage, and make us an attractive buyer to many potential acquisition candidates. Star Services' management believes that the owners of the types of businesses it will seek to acquire often will desire to work for Star Services after the acquisition. The Company foresees hiring many of these local managers. Star Services believes that this policy will benefit Star Services by providing a source of managers knowledgeable in the solid waste industry to assist with the integration of the acquired business. Star Services also believes that granting an immediate equity interest to these managers will maximize their efforts on Star Services' behalf.

                  We currently deliver our services from seven operating locations serving Miami-Dade, Palm Beach and Broward Counties, Florida. Each operating location has a location manager, with autonomous service and decision-making authority for that location and is responsible for maintaining service quality, promoting safety in the operations, implementing marketing programs, and overseeing day-to-day operations, including contract administration. Location managers also help identify acquisition candidates and are responsible for integrating them into our operations and obtaining the permits and other governmental approvals required for us to operate the acquired business.

ACQUISITION PROGRAM


         Star Services currently services the greater Miami-Dade, Fort Lauderdale and Palm Beach markets from its locations in Broward, Miami-Dade and Palm Beach Counties. We will focus our acquisition program on markets in Florida and the Eastern parts of the U.S. that generally exhibit the characteristics listed below:


         o A potential revenue base of at least $15 million, usually in areas with a population of 100,000 or more;

         o A fragmented market with additional available acquisition candidates;

         o        The opportunity to acquire a significant market share;

         o        Strong projected economic or population growth rates;

         o The availability of adequate disposal capacity through acquisition or agreements with third parties; and

         o        A relatively predictable regulatory environment.

         We believe that our experienced management and decentralized operating strategy make us an attractive buyer to certain solid waste collection and disposal acquisition candidates. We have developed a set of financial, geographic and management criteria which we will use to evaluate specific acquisition candidates. The factors that we will consider in evaluating an acquisition candidate include:

         o The candidate's historical and projected financial performance;

         o The return on capital invested in a candidate, its margins and capital requirements and its impact on our earnings;

         o The experience and reputation of the candidate's management and customer service providers, their relationships with local communities and their willingness to continue as employees of Star Services;

         o Whether the geographic location of the candidate will enhance or expand our market area or ability to attract other acquisition candidates;

         o Whether the acquisition will increase our market share or help protect our existing customer base;

         o Any potential synergies that may be gained by combining the candidate with our existing operations; and

         o        The liabilities of the candidate.

         Before completing an acquisition, we plan to perform extensive environmental, operational, engineering, legal, human resources and financial due diligence. Our management evaluates and approves all acquisitions. We will seek to integrate each acquired business promptly in order to minimize disruption to the ongoing operations of both Star Services and the acquired business.

SERVICES

         COMMERCIAL, INDUSTRIAL AND RESIDENTIAL WASTE SERVICES


         Star Services currently serves more than 3,400 commercial, industrial and residential customers. We provide commercial and industrial services under service agreements with terms ranging from one month to five years. We determine fees under these agreements based upon factors such as collection frequency, level of service, route density, the type, volume and weight of the waste collected, type of equipment and containers furnished, the distance to the disposal or processing facility, the cost of disposal or processing and prices charged by competitors in our markets for similar service. Collection of larger volumes associated with commercial and industrial waste streams generally helps improve our operating efficiencies, and consolidation of these volumes allows us to negotiate more favorable disposal prices. Our commercial and industrial customers use portable containers for storage, enabling us to service many customers with fewer collection vehicles. Commercial and industrial collection vehicles normally require one operator. We provide containers of between one and fifty cubic yards to our customers.

         In June 1999, Delta Waste Corp., a subsidiary of Star Services, entered into an agreement to purchase certain solid waste collection routes and related equipment from Waste Management, Inc. In March 2000, the agreement was terminated by mutual consent of the parties.


         We provide or intend to provide residential waste services under contracts with homeowners' associations, apartment owners or mobile home park operators, or on a subscription basis with individual households. We base residential contract fees primarily on route density, the frequency and level of service, the distance to the disposal or processing facility, the cost of disposal or processing and prices charged by our competitors in that market for similar services.

         TRANSFER STATION SERVICES AND MRFs

         Star Services has an active program to acquire, develop, own and operate transfer stations in markets sufficiently close to our existing operations to afford operating efficiencies. Star Services believes it can achieve operating efficiencies by:

         o owning the landfills to which solid wastes, including C&D debris, are delivered;

         o        hauling such wastes to Company-owned C&D MRFs;

         o separating the materials delivered to the MRFs into usable components; and

         o        shipping these components to end-users.

         Because Star Services is involved in each phase of operations, it believes that efficiencies in management and infrastructure are achieved.

         We own and operate one C&D MRF in Broward County, Florida, one C&D MRF in Palm Beach County, Florida and two C&D MRFs and one C&D Transfer Station in Miami-Dade County, Florida. At these facilities we receive, separate and transfer material received from our own vehicles and other contractors. These facilities have permits which allow us to separate the material received and sell any useful products such as wood, paper, metal and plastic. Star Services also operates two C&D MRFs in Palm Beach County, one in Broward County, one in Miami-Dade County and one in Collier County. These MRFs are operated on behalf of J. R. Capital Corp., a related party, pursuant to a Management Agreement between Star Services and J. R. Capital Corp. See "Certain Relationships and Transactions." We believe that the MRFs benefit Star Services by:

         o concentrating the waste stream from a wider area, increasing the volume of debris, thereby giving us greater leverage in negotiating more favorable disposal rates at third party landfills;

         o        improving utilization of collection personnel and equipment;
                  and

         o building relationships with municipalities and private operators that deliver waste, which can lead to additional growth opportunities.


         LANDFILLS

         Star Services seeks to identify solid waste and C&D landfill acquisition candidates to achieve vertical integration in markets where the economic and regulatory environment makes such acquisitions attractive. Purchase of any C&D landfill is subject to regulatory approval and transfer of permits. We believe that in some markets acquiring landfills provides opportunities to vertically integrate our collection, transfer and disposal operations while improving operating margins. We evaluate landfill candidates by determining, among other things, the amount of waste that could be diverted to the landfill in question, whether access to the landfill is economically feasible from Star Services' existing market areas either directly or through transfer stations, the expected life of the landfill, the potential for expanding the landfill and current disposal costs compared to the cost of acquiring the landfill. Where the acquisition of a landfill is not attractive, we pursue disposal contracts with facilities which are typically municipally controlled.


ROYAL OAK RANCH CONSTRUCTION AND DEMOLITION DEBRIS LANDFILL

         Through January 2000, we operated Royal Oak Ranch Construction and Demolition Debris Landfill in Brevard County, Florida. The Royal Oak Landfill consisted of 42 total acres of which 36.4 acres were permitted for disposal of C&D material. Effective January 2000, the landfill operations of Delta Resources Corp. were suspended following a final court determination that the property does not have proper zoning. We are currently negotiating a final settlement with the Florida Department of Environmental Protection with respect to the terms of the facility's closure.

         LAKEFILL OPERATIONS AND PERMITS

         Two of our current facilities are located next to areas which are subject fill permits. These permits allow us to fill the area with certain specified inert materials including concrete and ceramic and clay tiles. Customers are generally charged a fee for the material they dispose of in these areas. When the land is completely filled to grade it then can be sold for development. To date, no such sales have occurred and none are expected to occur in the near future.

SALES AND MARKETING

         We have eight sales and marketing personnel operating from our offices in Broward and Miami-Dade Counties, Florida, each of whom solicits customers in our market areas. We concentrate on providing services to these customers during the construction phase of their construction projects and then providing solid waste collection services to them once the project is completed. We also use our sales force to expand our presence into areas adjacent to our existing market areas.

COMPETITION

         The solid waste services industry is highly competitive and fragmented and requires substantial labor and capital resources. The industry presently includes three large national waste companies: Allied Waste Industries, Inc., Republic Services, Inc., and Waste Management, Inc. In addition, Star Services may compete with regional companies. Casella Waste Systems, Inc., Superior Services, Inc., Waste Connections Inc. and Waste Industries, Inc. are public regional companies with annual revenues in excess of $100 million. Certain of the markets in which Star Services competes or intends to compete are served by one or more large, national solid waste companies, as well as by numerous privately-held regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill in their markets. We also compete with operators of alternative disposal facilities, including incinerators, and with counties, municipalities, and solid waste districts that maintain their own waste collection and disposal operations. Public sector operations may have financial advantages over Star Services because of their access to user fees and similar charges, tax revenues and tax-exempt financing.


         We compete for collection, transfer and disposal volume based primarily on the price and quality of our services. From time to time, competitors may reduce the price of their services in an effort to expand their market shares or service areas or to win competitively bid municipal contracts. These practices may cause Star Services to reduce the price of our services or, if we elect not to do so, to lose business. We provide our services under service contracts with terms ranging from one month to five years with commercial, residential and industrial customers.

         Intense competition exists not only for collection, transfer and disposal volume, but also for acquisition candidates. We generally compete for acquisition candidates with publicly owned regional and large national waste management companies.

REGULATION

         INTRODUCTION

         Star Services' landfill and non-landfill operations, including waste transportation, transfer stations, vehicle maintenance shops and fueling facilities, are all subject to extensive and evolving federal, state and local environmental laws and regulations, the enforcement of which has become increasingly stringent in recent years. The environmental regulations affecting Star Services are administered by the EPA and other federal, state and local environmental, zoning, health and safety agencies. Star Services is currently in substantial compliance with applicable federal, state and local environmental laws, permits, orders and regulations. We do not currently anticipate any material environmental costs necessary to bring our operations into compliance, although there can be no assurance in this regard. We anticipate that regulation, legislation and regulatory enforcement actions related to the solid waste services industry will continue to increase. We attempt to anticipate future regulatory requirements and to plan in advance as necessary to comply with them.

         The principal federal, state and local statutes and regulations that apply to our operations are described below. All of the federal statutes described below contain provisions that authorize, under certain circumstances, lawsuits by private citizens to enforce the provisions of the statutes. In addition to a penalty award by the United States, some of those statutes authorize an award of attorneys' fees to parties that successfully bring such an action. Enforcement actions under these statutes may include both civil and criminal penalties, as well as injunctive relief in some instances.

         THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 ("RCRA")

         RCRA regulates the generation, treatment, storage, handling, transportation and disposal of solid waste and requires states to develop programs to ensure the safe disposal of solid waste. RCRA divides solid waste into two groups, hazardous and nonhazardous. Wastes are generally classified as hazardous if they either (i) are specifically included on a list of hazardous wastes, or (ii) exhibit certain characteristics defined as hazardous. Household wastes are specifically designated as nonhazardous. Wastes classified as hazardous under RCRA are subject to much stricter regulation than wastes classified as nonhazardous, and businesses that deal with hazardous waste are subject to regulatory obligations in addition to those imposed on handlers of nonhazardous waste.

         The EPA regulations issued under Subtitle C of RCRA impose a comprehensive "cradle to grave" system for tracking the generation, transportation, treatment, storage and disposal of hazardous wastes. The Subtitle C Regulations impose obligations on generators, transporters and disposers of hazardous wastes and require permits that are costly to obtain and maintain for sites where such material is treated, stored or disposed of. Subtitle C requirements include detailed operating, inspection, training and emergency preparedness and response standards, as well as requirements for manifesting, record keeping and reporting, corrective action, facility closure, post-closure and financial responsibility. Most states have promulgated regulations modeled on some or all of the Subtitle C provisions issued by the EPA. Some state regulations impose different, additional and more stringent obligations, and may regulate certain materials as hazardous wastes that are not so regulated under the federal Subtitle C Regulations. From the date of inception through August 31, 2000, Star Services did not, to our knowledge, transport hazardous wastes under circumstances that would subject Star Services to hazardous waste regulations under RCRA. Some of our ancillary operations, for example vehicle maintenance operations, may generate hazardous wastes. Star Services manages these wastes in substantial compliance with applicable laws.

         In October 1991, the EPA adopted the Subtitle D Regulations governing solid waste landfills. The Subtitle D Regulations, which generally became effective in October 1993, include location restrictions, facility design standards, operating criteria, closure and post-closure requirements, financial assurance requirements, groundwater monitoring requirements, groundwater remediation standards and corrective action requirements. In addition, the Subtitle D Regulations require that new landfill sites meet more stringent liner design criteria, typically, composite soil and synthetic liners or two or more synthetic liners, intended to keep leachate out of groundwater and have extensive collection systems to carry away leachate for treatment prior to disposal. Groundwater monitoring wells must also be installed at virtually all landfills to monitor groundwater quality and, indirectly, the effectiveness of the leachate collection system. The Subtitle D Regulations also require, where certain regulatory thresholds are exceeded, that facility owners or operators control emissions of methane gas generated at landfills in a manner intended to protect human health and the environment. Each state is required to revise its landfill regulations to meet these requirements or such requirements will be automatically imposed by the EPA on landfill owners and operators in that state. Each state is also required to adopt and implement a permit program or other appropriate system to ensure that landfills in the state comply with the Subtitle D Regulations. Florida and other states in which we may operate in the future have adopted regulations or programs as stringent as, or more stringent than, the Subtitle D Regulations.

         RCRA also regulates underground storage of petroleum and other regulated materials. RCRA requires registration, compliance with technical standards for tanks, release detection and reporting, and corrective action, among other things. Certain of Star Services' facilities and operations are subject to these requirements.

         THE FEDERAL WATER POLLUTION CONTROL ACT OF 1972, AS AMENDED (THE "CLEAN WATER ACT")

         The Clean Water Act regulates the discharge of pollutants from a variety of sources, including solid waste disposal sites and transfer stations, into waters of the United States. If run-off from our transfer stations or run-off or collected leachate from Star Services' owned or operated landfills is discharged into streams, rivers or other surface waters, the Clean Water Act would require Star Services to apply for and obtain a discharge permit, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in such discharge. Also, virtually all landfills are required to comply with the EPA's storm water regulations issued in November 1990, which are designed to prevent contaminated landfill storm water runoff from flowing into surface waters. We believe that our facilities comply in all material respects with the Clean Water Act requirements. Florida and other states in which we may operate in the future have been delegated authority to implement the Clean Water Act permitting requirements, and some of these states have adopted regulations that are more stringent than the federal requirements. For example, states often require permits for discharges to ground water as well as surface water.

         THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980 ("CERCLA")

         CERCLA established a regulatory and remedial program intended to provide for the investigation and cleanup of facilities where or from which a release of any hazardous substance into the environment has occurred or is threatened. CERCLA's primary mechanism for remedying such problems is to impose strict joint and several liability for cleanup of facilities on current owners and operators of the site, former owners and operators of the site at the time of the disposal of the hazardous substances, any person who arranges for the transportation, disposal or treatment of the hazardous substances, and the transporters who select the disposal and treatment facilities. CERCLA also imposes liability for the cost of evaluating and remedying any damage to natural resources. The costs of CERCLA investigation and cleanup can be very substantial. Liability under CERCLA does not depend on the existence or disposal of "hazardous waste" as defined by RCRA; it can also be based on the existence of even very small amounts of the more than 700 "hazardous substances" listed by the EPA, many of which can be found in household waste. In addition, the definition of "hazardous substances" in CERCLA incorporates substances designated as hazardous or toxic under the federal Clean Water Act, Clear Air Act and Toxic Substances Control Act. If Star Services were found to be a responsible party for a CERCLA cleanup, the enforcing agency could hold Star Services, or any other generator, transporter or the owner or operator of the contaminated facility, responsible for all investigative and remedial costs, even if others were also liable. CERCLA also authorizes the imposition of a lien in favor of the United States on all real property subject to, or affected by, a remedial action for all costs for which a party is liable. CERCLA gives a responsible party the right to bring a contribution action against other responsible parties for their allocable shares of investigative and remedial costs. Star Services' ability to obtain reimbursement from others for their allocable shares of such costs would be limited by our ability to find other responsible parties and prove the extent of their responsibility and by the financial resources of such other parties. Various state laws also impose liability for investigation, cleanup and other damages associated with hazardous substance releases.

         THE CLEAN AIR ACT

         The Clean Air Act generally, through state implementation of federal requirements, regulates emissions of air pollutants from certain landfills based on factors such as the date of the landfill construction and tons per year of emissions of regulated pollutants. Larger landfills and landfills located in areas where the ambient air does not meet certain requirements of the Clean Air Act may be subject to even more extensive air pollution controls and emission limitations. In addition, the EPA has issued standards regulating the disposal of asbestos-containing materials. Air permits to construct may be required for gas collection and flaring systems, and operating permits may be required, depending on the potential air emissions. State air regulatory programs may implement the federal requirements but may impose additional restrictions. For example, some state air programs uniquely regulate odor and the emission of toxic air pollutants.

         THE OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970 (THE "OSH ACT")

         The OSH Act is administered by the Occupational Safety and Health Administration ("OSHA"), and in many states by state agencies whose programs have been approved by OSHA. The OSH Act establishes employer responsibilities for worker health and safety, including the obligation to maintain a workplace free of recognized hazards likely to cause death or serious injury, to comply with adopted worker protection standards, to maintain certain records, to provide workers with required disclosures and to implement certain health and safety training programs. Various OSHA standards may apply to Star Services' operations, including standards concerning notices of hazards, safety in excavation and demolition work, the handling of asbestos and asbestos-containing materials, and worker training and emergency response programs.

         FLOW CONTROL/INTERSTATE WASTE RESTRICTIONS

         Certain permits and approvals, as well as certain state and local regulations, may limit a landfill or transfer station to accepting waste that originates from specified geographic areas, restrict the importation of out-of-state waste or wastes originating outside the local jurisdiction or otherwise discriminate against non-local waste. These restrictions, generally known as flow control restrictions, are controversial, and some courts have held that some flow control schemes violate constitutional limits on state or local regulation of interstate commerce. From time to time, federal legislation is proposed that would allow some local flow control restrictions. Although no such federal legislation has been enacted to date, if such federal legislation should be enacted in the future, Florida and other states in which Star Services may operate landfills in the future could limit or prohibit the importation of out-of-state waste or direct that wastes be handled at specified facilities. Such state actions could adversely affect Star Services' landfills. These restrictions could also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

         Certain state and local jurisdictions may also seek to enforce flow control restrictions through local legislation or contractually. In certain cases, we may elect not to challenge such restrictions. These restrictions could reduce the volume of waste going to landfills in certain areas, which may adversely affect our ability to operate our landfills at their full capacity and/or reduce the prices that we can charge for landfill disposal services. These restrictions may also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, Star Services' business, financial condition and operating results could be adversely affected.

         STATE AND LOCAL REGULATION

         Florida and states in which Star Services may operate in the future have laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, occupational safety and health, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations. State and local permits and approval for these operations may be required and may be subject to periodic renewal, modification or revocation by the issuing agencies. In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA. These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties. Furthermore, many municipalities also have ordinances, local laws and regulations affecting Star Services' operations. These include zoning and health measures that limit solid waste management activities to specified sites or activities, flow control provisions that direct or restrict the delivery of solid wastes to specific facilities, laws that grant the right to establish franchises for collection services and then put such franchises out for bid, and bans or other restrictions on the movement of solid wastes into a municipality.

         Permits or other land use approvals with respect to a landfill, as well as state or local laws and regulations, may specify the quantity of waste that may be accepted at the landfill during a given time period, and/or specify the types of waste that may be accepted at the landfill. Once an operating permit for a landfill is obtained, it must generally be renewed periodically.

         There has been an increasing trend at the state and local level to mandate and encourage waste reduction at the source, waste recycling, and to prohibit or restrict the disposal of certain types of solid wastes, such as yard wastes, leaves and tires, in landfills. The enactment of regulations reducing the volume and types of wastes available for transport to and disposal in landfills could prevent Star Services from operating our current and future facilities at their full capacity.

         Some state and local authorities enforce certain federal laws in addition to state and local laws and regulations. For example, in some states, RCRA, the OSH Act, parts of the Clean Air Act and parts of the Clean Water Act are enforced by local or state authorities instead of by the EPA, and in some states those laws are enforced jointly by state or local and federal authorities.

         PUBLIC UTILITY REGULATION

         In many states, public authorities regulate the rates that landfill operators may charge. The adoption of rate regulation or the reduction of current rates in states in which Star Services may own or operate landfills could adversely affect our business, financial condition and operating results.

RISK MANAGEMENT, INSURANCE AND PERFORMANCE BONDS

         Star Services maintains environmental and other risk management programs appropriate for our business. Our environmental risk management program includes evaluating existing facilities and potential acquisitions for environmental law compliance. We do not presently expect environmental compliance costs to increase above current levels, but we cannot predict whether future acquisitions will cause such costs to increase. Operating practices at all Star Services' operations emphasize minimizing the possibility of environmental contamination and litigation. We believe that our facilities comply in all material respects with applicable federal and state regulations.

         We carry a broad range of insurance, which our management considers adequate to protect our assets and operations. The coverage includes general liability, comprehensive property damage, workers' compensation and other coverage customary in the industry. These policies exclude coverage for damages associated with environmental conditions except for certain specified types of environmental damage, such as that caused by release of hazardous materials resulting from explosions. Because of the limited availability and high cost of environmental impairment liability insurance, and in light of our limited landfill operations, we have not obtained such coverage. If Star Services were to incur liability for environmental cleanups, corrective action or damage, our financial condition could be materially and adversely affected. We will continue to investigate the possibility of obtaining environmental impairment liability insurance, particularly if we acquire or operate landfills other than the Royal Oak landfill. We believe that most other landfill operators do not carry such insurance.

         Municipal solid waste collection contracts may require performance bonds or other means of financial assurance to secure contractual performance. Certain environmental regulations also require demonstrated financial assurance to meet closure and post-closure requirements for landfills. We have not experienced difficulty in obtaining performance bonds or letters of credit for our current operations. As of December 31, 2000, we had provided customers and various regulatory authorities with surety bonds and letters of credit in the aggregate amount of approximately $1,000,000 to secure our obligations. If we were unable to obtain surety bonds or letters of credit in sufficient amounts or at acceptable rates, we could be precluded from entering into additional municipal solid waste collection contracts or obtaining additional landfill operating permits.


PROPERTY AND EQUIPMENT

         As of December 31, 2000:

         o we owned and operated two collection operations, one of which is located in Broward County, and the other in Miami-Dade County;

         o we owned and operated three MRFs, one of which is located in Broward County, and two of which are located in Miami-Dade County;

         o        we operated one C&D Transfer Station in Miami-Dade County; and

         o we operated three C&D MRFs in Palm Beach County, one in Broward County, one in Miami-Dade County and one in Collier County.

         We lease various offices and facilities, including our corporate offices in Pompano Beach, Florida. We also own approximately 35 acres of property at our facility in Broward County, Florida, subject to encumbrances more fully described in the financial statements included elsewhere in this prospectus. We own various equipment, including waste collection and transportation vehicles, related support vehicles, containers, and heavy equipment used in our operations. We believe that our existing facilities and equipment are generally adequate for our current operations. However, we expect to make additional investments in property and equipment for expansion and replacement of assets and in connection with future acquisitions.

EMPLOYEES

         As of December 31, 2000, we employed approximately 279 full-time employees, including approximately 27 professionals or managers, approximately 198 employees involved in collection, transfer, disposal and recycling operations, and approximately 54 sales, clerical, data processing or other administrative employees.


         We are not aware of any organizational efforts among our employees and believe that our relations with our employees are good.

LEGAL PROCEEDINGS

         Star Services is a party to various legal proceedings in the ordinary course of business and as a result of the extensive governmental regulation of the solid waste industry. Management does not believe that these proceedings, either individually or in the aggregate, are likely to have a material adverse effect on our business, financial condition, operating results or cash flows.


         On October 31, 2000, our appeal of a January 13, 2000 lower court injunction was denied, as a result of which a permanent injunction was issued preventing Star Services from operating the Royal Oak Construction and Demolition Debris Landfill in Brevard County. The injunction was based on violations of local zoning laws. Additionally, two employees of Star Services' subsidiary Delta Resources, Charles Green and Susan Johnson, were arrested and charged with illegal dumping. Mr. Green is a former Secretary of the Company. Star Services is currently negotiating with the Florida Department of Environmental Protection the terms under which the facility will be closed. In connection therewith, Charles Greene pleaded NOLO CONTENDRE, was adjudged guilty of one misdemeanor count of violating of Florida's litter law and one misdemeanor count of the unlawful discharge of oil, was sentenced to two years' of self probation and was prohibited from operating a landfill in Brevard County, Florida. Susan Johnson was sentenced to six months self probation following a withheld adjudication on one misdemeanor count of violating Florida's litter law.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information concerning Star Services' executive officers and directors as of December 31, 2000:



                  Name                    Age        Title
                  ----                    ---        -----
         Jack R. Casagrande               55         Chairman of the Board, Chief Executive
                                                       Officer and Director
         Patrick F. Marzano               53         President, Chief Financial Officer and Director
         Phillip Foreman                  39         Chief Operating Officer and Director
         Thomas R. Roberts                51         Vice President, Environmental
                                                       Compliance and Director
         Michael C. Marzano               26         Treasurer
         Angelo Marzano                   25         Secretary
         Frank P. Marzano                 28         Director
         Rick Casagrande                  50         Director
         Samuel G. Weiss                  51         Director


         JACK R. CASAGRANDE has been the Chairman, Chief Executive Officer and a director of Star Services since inception. In 1971, Mr. Casagrande founded Industrial Waste Services, Inc. ("IWS") in Miami-Dade County, Florida and, by 1984, the company had grown to be the largest waste hauling operation in the county and the second largest in the State of Florida. In 1984, IWS was purchased by Attwoods, plc and Mr. Casagrande became head of U.S. operations. During his tenure its revenues grew from $24,000,000 in 1984 to over $300,000,000 by the end of 1993. Attwoods had become the fourth largest waste services company in the United States prior to its acquisition by Browning-Ferris Industries ("BFI") in December 1994. Since that time, Mr. Casagrande has served as a business consultant to, and a director of, several private companies. Jack R. Casagrande is the brother of Rick Casagrande.


         PATRICK F. MARZANO is the founder, President, Chief Financial Officer and a director of Star Services. Mr. Marzano graduated from St. John's University in Queens, New York in 1969 with a Bachelors of Science degree in Accounting. From 1969 to 1971, Mr. Marzano worked as a staff accountant at Price Waterhouse in New York City. In 1971, Mr. Marzano left Price Waterhouse and started his own accounting firm. Mr. Marzano has been a certified public accountant and a partner in Geller, Marzano & Company CPA's PC for the last twenty seven (27) years. He also has been involved as a CEO and partner/shareholder for over twenty (20) years in several waste companies in New York and Florida. Patrick F. Marzano is the uncle of Angelo Marzano and the father of Frank P. Marzano and Michael C. Marzano.


         PHILLIP FOREMAN has been the Chief Operating Officer and a Director of Star Services since July 1999. From 1988 until 1993 Mr. Foreman served as the Regional Manager for Attwoods Florida operations and then became the CEO for Attwoods U.S. solid waste operations. As a result of the acquisition by BFI, Mr. Foreman became the Divisional Vice President for BFI's Florida Gulf Atlantic Division, where he oversaw operations generating $230,000,000 in annual revenues. In 1996 Mr. Foreman left BFI and has since acted as a consultant to a number of entities in the waste industry including a consolidation group in New Jersey, and most recently he served as the Director of Operations for Atlas Environmental, Inc.

         THOMAS R. ROBERTS has been Vice President, Acquisitions, Compliance and Governmental Affairs and a director of Star Services since 1998. From 1995 to 1998, Mr. Roberts served as Vice President of

Atlas Environmental, Inc., including the company's 11 solely owned facilities. Mr. Roberts is the President of the Florida Recyclers Coalition, Inc. and serves as an instructor for the University of Florida Center for Training, Research and Education for Environmental Occupations (TREEO Center), co-sponsored by State of Florida Department of Environmental Protection and the Florida Sunshine Chapter of the Solid Waste Association of North America (SWANA). Mr. Roberts received the "Distinguished Service Award 1998" from SWANA for his coordination of Florida's C&D Operators Training Course. Mr. Roberts has served and serves on several Florida Department of Environmental Protection and local counties' C&D-related Task Forces and Technical Advisory Councils. Mr. Roberts has appeared as speaker on C&D topics at the International WasteExpo, Florida Environmental Expo, Recycle Florida Today, FDEP's Future of Recycling Advisory Group, Florida's Organic Recyclers Association, and FDEP's C&D Landfill Task Force.


         MICHAEL C. MARZANO has served as Treasurer of Star Services since December 2000, and from June 1999 until December 2000, he served as its controller. Mr. Marzano graduated from Pennsylvania State University in June 1996. From October 1996 until December 1997, Mr. Marzano served in the audit department of Grant Thornton, CPAs. From December 1997 until June 1999, he was employed by Geller, Marzano and Company, CPAs, in Port Washington, New York. Mr. Marzano is the son of Patrick F. Marzano and the brother of Frank P. Marzano.

         ANGELO MARZANO, Secretary of Star Services, graduated from Pennsylvania State University in 1997, with a Bachelor of Science Degree in Business Logistics. Throughout his college education, he maintained a position in several waste companies. Upon graduation, Mr. Marzano began working at Delta Recycling Corp. Mr. Marzano is responsible for developing the internal controls and procedures for Delta Recycling Corp. Mr. Marzano is certified as a construction and demolition landfill and materials recovery facility operator. Angelo Marzano is the nephew of Patrick Marzano and the cousin of Frank P. Marzano and Michael
C. Marzano.

         FRANK P. MARZANO, a director of Star Services since its inception, graduated from Pennsylvania State University in 1994 with a Bachelor of Science degree in Accounting. Mr. Marzano is a Certified Public Accountant and worked at KPMG Peat Marwick in New York City until 1996. In 1996, Mr. Marzano joined Geller, Marzano & Company CPAs PC in Port Washington, New York. While working at Geller Marzano, Mr. Marzano received his Masters in Taxation from Long Island University in January 1998. Mr. Marzano is managing partner of Geller Marzano. Frank P. Marzano is the son of Patrick Marzano, the brother of Michael C. Marzano and the cousin of Angelo Marzano.


         RICK CASAGRANDE, a director of Star Services since its inception, graduated from Christ The King High School in Middle Village, New York in 1967. In 1971 he was one of the co-founders of Industrial Waste Services in Miami-Dade County, Florida. He has held various executive positions in several solid waste management companies including American Transfer Services, Inc. He is currently President of Total Care of Long Island. Rick Casagrande is the brother of Jack
R. Casagrande.

         SAMUEL G. WEISS, a director of Star Services since its inception, is an attorney admitted to practice in the State of New York since 1974. He is currently a member of the firm of Weiss & Federici, LLP., which has an office located at 30 Main Street, Port Washington, New York 11050. Prior to becoming a member of Weiss & Federici, LLP in 1999, Mr. Weiss was a private practitioner in Port Washington, New York, since 1988. Mr. Weiss received his BA Degree from New York University in 1971. Mr. Weiss received his Juris Doctor from New York University in 1974 and his LLM in taxation from New York University in 1977. Mr. Weiss is General Counsel and a Director of Strategic Capital Resources, Inc.

BOARD AND COMMITTEE ACTIVITY; STRUCTURE AND COMPENSATION

         During fiscal year 1999, the Board of Directors had two meetings. The directors attended all of the meetings of the Board of Directors.

         Star Services' operations are managed under the supervision of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies.

         The Board of Directors has established three standing committees: the Executive Committee, the Compensation Committee and the Audit Committee. The Executive Committee is charged with making major management decisions and recommending policy directions to the Board of Directors as a whole. The Executive Committee is currently composed of Jack Casagrande, Phillip Foreman and Patrick F. Marzano. The Compensation Committee is charged with recommending to the Board the compensation for our executives and administering our stock option and benefit plans. The Compensation Committee is currently composed of Patrick F. Marzano, Jack Casagrande, Rick Casagrande and Samuel Weiss. The Audit Committee is charged with recommending to the Board the appointment of independent auditors, as well as discussing and reviewing, with the independent auditors, the scope of the annual audit and results thereof. The Audit Committee is currently composed of Patrick F. Marzano, Rick Casagrande and Samuel Weiss. We are in the process of reconstituting the Audit Committee in order to meet American Stock Exchange requirements for independent audit committee members.


COMPENSATION OF DIRECTORS


         Directors who are officers or employees do not currently receive any compensation for attending meetings of the Board of Directors. Each independent director receives a fee of $1,500 for attending each board meeting and each committee meeting (unless held on the same day of the full Board meeting), in addition to reimbursement of reasonable expenses.


EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE


         The following table sets forth all compensation awarded to, earned by or paid for services rendered to us in all capacities during the year ended December 31, 1999 by our Chief Executive Officer (the "Named Executive Officer"). None of our other executive officers earned compensation in excess of $100,000 during 1999.




                                                                              Long-term
                                               Annual Compensation(1)       Compensation
                                                                               Awards
                                                                            -------------
                                                                             Securities
                                                                             Underlying          All Other
         Name and Principal Position        Year       Salary     Bonus        Options         Compensation
         ---------------------------        ----      -------     -----     -------------      ------------
         Jack R. Casagrande                 1999      $39,000       --         100,000              --
         Chairman and Chief Executive
          Officer


-------------------------

(1)   Star Services commenced operations in February 1999.

EMPLOYMENT AGREEMENTS

         We have entered into an employment agreement with Thomas Roberts. The agreement has a two-year term expiring on March 2001 and provides for a salary of approximately $104,000 and $115,000, respectively, for the first and second years of the term. The agreement contains standard confidentiality and non-solicitation provisions.


         We have entered into an employment agreement with Michael Adams. The agreement has a three-year term expiring on January 9, 2003 and provides a salary of approximately $80,000 plus a reasonable bonus for each of the three years. The agreement contains standard confidentiality and non-solicitation provisions.

1999 STOCK OPTION PLAN

         The 1999 Stock Option Plan was adopted by the Board of Directors effective as of February 3, 1999, and was approved by the shareholders in February 1999. The Stock Option Plan is intended to provide employees, consultants and directors with additional incentives by increasing their proprietary interests in Star Services. Under the Stock Option Plan, Star Services may grant options with respect to 5,000,000 shares of Star Services common stock. As of December 31, 2000, we had options to purchase 984,000 shares of common stock outstanding at a weighted average exercise price of $1.09 per share.


         The Board of Directors currently administers the Stock Option Plan. The administrator of the Stock Option Plan determines the employees, consultants and directors to whom options are granted (the "Optionees"), the type, size and term of the options, the grant date, the expiration date, the vesting schedule and other terms and conditions of the options.

         The Stock Option Plan provides for the grant of incentive stock options ("ISOs") as defined in section 422 of the Internal Revenue Code, as amended, and nonqualified stock options. Only Star Services' employees may receive ISOs. The aggregate fair market value, as of the grant date, of the common stock subject to ISOs that become exercisable by any employee during any calendar year may not exceed $100,000. Options generally become exercisable in installments pursuant to a vesting schedule set forth in the option agreement. No option may be granted after February 3, 2009. No option will remain exercisable later than 10 years after the grant date (or five years in the case of ISOs granted to Optionees owning more than 10% of the total combined voting power of all classes of Star Services' outstanding capital stock (a "Ten Percent Shareholder")). The exercise price of ISOs granted under the Stock Option Plan must be at least the fair market value of a share of common stock on the grant date or 110% of such fair market value in the case of ISOs granted to Ten Percent Shareholders.

         If an Optionee with outstanding options retires or becomes disabled and does not die within the three months after retirement or disability, the Optionee may exercise his or her options, but generally only within the period ending on the earlier of: (i) six months after retirement or disability; or (ii) the expiration of the option set forth in the option agreement. If the Optionee does not exercise his or her options within that time period, the options terminate, and the shares of common stock subject to the options become available for issuance under the Stock Option Plan. If the Optionee ceases to be an employee, consultant or director of Star Services other than because of retirement, death or disability, his or her options generally terminate on the date such relationship terminates, and the shares of common stock subject to the options become available for issuance under the Stock Option Plan. Each option agreement may give Star Services the right to repurchase shares acquired by an Optionee under the Stock Option Plan upon termination of the Optionee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         MANAGEMENT AGREEMENT

         In November 1999, we entered into an agreement to provide operational and administrative management services to J.R. Capital Corp. ("J.R. Capital"), a company owned by our Chairman Jack R. Casagrande. J. R. Capital owns and operates several material recovery facilities in Florida. The agreement is for a five-year period ending October 2004. Under the terms of the agreement, we provide administrative and managerial functions, maintain books and records and provide other services to J.R. Capital. In addition, we have agreed to permit J.R. Capital to dispose of waste at a rate equal to the lesser of fair market value or the same rate which we charge on an internal basis. In return, we receive an annual management fee of $1,537,293, receivable in monthly installments of $128,108. The full provisions of the agreement were deferred by the parties until January 1, 2000. As a result, for the year ended December 31, 1999, and the nine months ended September 30, 2000, related party management fee income totaled $20,258 and $1,152,970, respectively.

         In addition, both parties allow each other to utilize any of each other's facilities for a price equal to 90% of the fair market value for such services charged to non-affiliate third parties. The agreement may be terminated by J.R. Capital upon 30 days written notice and by us upon 90 days written notice.

         RELATED PARTY ACCOUNTS

         During the nine months ended September 30, 2000, Star Services derived $1,623,187 of revenue for disposal fees from and trucking services provided to J.R. Capital Corp., a related party corporation which is owned by the chairman of Star Services. During the nine months ended September 30, 2000, Star Services incurred $2,267,238 of costs for disposal fees at J.R. Capital's material recovery facilities.

         At September 30, 2000, accounts payable includes net payables to J.R. Capital of $800,109 and accounts receivable includes net receivables from J.R. Capital of $167,955. Such payables and receivables are satisfied in the ordinary course of business.

         Star Services paid accounting fees to a firm, which is owned, in part, by one of Star Services' officers and principal shareholders and one of its directors. Such fees totaled $19,900 and $47,930 for the year ended December 31, 1999, and the nine months ended September 30, 2000, respectively.

         Effective June 1999, Delta Tall Pines Corp. entered into an operating lease agreement with a related party for a material recovery facility in Palm Beach County, Florida. The lessor is a corporation, approximately 20% of which is owned by two of Star Services' principal shareholders and officers. The lease is for a 74-month term ending July 2005, at a monthly rental of $21,200. In addition, Star Services is responsible for all real estate taxes and operating costs. Rent paid to the related party totaled $190,800 for the nine months ended September 30, 2000.

         Effective May 30, 2000, Delta Resources sold the customer list and certain equipment relating to the rolloff operations in Brevard County, Florida to Charles Greene, a former secretary of Star Services in exchange for a one year promissory note in the amount of $175,000, which note has been fully paid. The transaction was entered into by Star Services in an effort to terminate all operations in Brevard County as a result of the legal proceedings discussed in the legal proceedings section of this prospectus.

         In October 2000, Jack Casagrande, Chief Executive Officer, Patrick F. Marzano, President, and Dominick Marzano, brother of Patrick F. Marzano, each loaned Star Services $400,000. The loans are payable, interest only at 2% above prime per year, payable monthly, for a two year period. A balloon payment is due at the end of the two year period.

         Jack R. Casagrande, Chief Executive Officer, and Patrick F. Marzano, President, have each guaranteed the obligations of Star Services under a $4,000,000 credit facility extended to Star Services by Sun Trust Banks, Inc. In connection with such guarantees, Star Services has agreed to indemnify Messrs. Casagrande and Marzano against loss. Such indemnifications are secured by (a) all of Star Services' tangible and intangible property or property rights acquired prior to November 15, 2000 and (b) a mortgage on two parcels of real property owned by Star Services, comprising approximately 30 acres located in Broward County, Florida.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         The authorized capital stock of Star Services consists of 50,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2000, there were 11,581,329 shares of common stock outstanding.


COMMON STOCK

         The holders of shares of common stock are entitled to one vote per share held on all matters submitted to a vote at a meeting of shareholders. Cumulative voting for the election of directors is not permitted. Holders of outstanding shares of common stock are entitled to receive ratably any dividends that the Board of Directors declares. If Star Services liquidates, dissolves or winds up, the holders of shares of common stock are entitled to receive pro rata all assets of Star Services that are available for distribution to shareholders. The holders of shares of common stock do not have any preemptive, subscription, redemption, conversion or sinking fund rights. The outstanding shares of common stock, and the shares of common stock to be issued pursuant to this prospectus, when issued, will be fully paid and nonassessable.

CERTAIN STATUTORY, CHARTER AND BY-LAW PROVISIONS

         NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES. Star Services' Articles of Incorporation provide that the number of directors will be fixed from time to time by a majority of the directors then in office. In addition, the Articles of Incorporation provide that newly created directorships resulting from an increase in the authorized number of directors, vacancies on the Board resulting from death, resignation, retirement, disqualification or removal of directors or any other cause may be filled only by the Board (and not by the shareholders unless there are no directors in office), if a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Accordingly, the Board could prevent any shareholder from enlarging the Board and filling the new directorships with such shareholder's own nominees.

         ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS. The By-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as director, or to bring other business before an annual meeting of shareholders of Star Services (the "Shareholder Notice Procedure"). In general, only persons who are nominated by or at the direction of the Board, any committee appointed by the Board, or by a shareholder who has given timely written notice to the Secretary of Star Services, may be elected as directors. At an annual meeting, only business that has been brought before the meeting by, or at the direction of, the Board, any committee appointed by the Board, or by a shareholder who has given timely written notice to the Secretary of Star Services, may be conducted. To be timely, notice of shareholder nominations or proposals to be made at an annual or special meeting must be received by Star Services not less than 60 days nor more than 90 days before the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then the 15th day following the earlier of the day such notice was mailed or the day such public disclosure was made).

         By requiring advance notice of nominations by shareholders, the Shareholder Notice Procedure gives the Board an opportunity to consider the qualifications of the proposed nominees and inform shareholders about such qualifications. By requiring advance notice of other proposed business, the Shareholder Notice Procedure provides a more orderly procedure for conducting annual meetings of shareholders. It also gives the Board an opportunity to inform shareholders in advance of any business proposed to be conducted at such meetings, together with the Board's recommendations regarding action to be taken with respect to such business, so that shareholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

         Although the By-laws do not give the Board any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, the Shareholder Notice Procedure may preclude a contest for the election of directors or the consideration of shareholder proposals. It may also discourage or deter a third party from soliciting proxies to elect its own slate of directors or to approve its own proposal, even though consideration of such nominees or proposals might benefit Star Services and our shareholders.

         LIMITATION OF LIABILITY OF DIRECTORS

         Star Services' Articles of Incorporation provide that Star Services may indemnify its executive officers and directors to the fullest extent permitted by law whether now or hereafter. Star Services has entered or will enter into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of Star Services in a proceeding by or in the right of Star Services to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         FLORIDA ANTI-TAKEOVER LAW. Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested directors or shareholders of certain specified transactions between a corporation and holders of more than 10% of the outstanding voting shares of the corporation or their affiliates.

         Star Services' Articles of Incorporation provide that Star Services shall not be subject to the Florida Control Share Act.

TRANSFER AGENT AND REGISTRAR

         Interwest Transfer & Trust Company serves as transfer agent and registrar for the common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

         On the sale or other disposition of the shares being registered in this registration statement, we will have approximately 11,581,329 shares of common stock outstanding. All of the shares registered hereunder will be freely saleable in the public market after the sale or other disposition of the shares being registered in this registration statement is completed, unless acquired by affiliates of Star Services. The shares outstanding before completion of this offering are saleable in the public market as follows:




         6,456,000 shares*.........................       Currently eligible for resale in the public market
         3,500,000 shares*.........................       Will be eligible for resale in the public market after
                                                          December 15, 2000


-------------

* Subject to the restrictions of Rule 144. Shares of common stock held by Star Services' affiliates are subject to certain volume and other limitations discussed below under Rule 144. In addition, certain shareholders have entered into "lock-up" agreements pursuant to which 3,500,000 shares may not be sold until two years from the effective date of this registration statement. Star Services has the discretion to release none, some or all of the Shares subject to these lock-up agreements.

         In determining whether to release from the lock-up agreements any shares held by non-affiliates, Star Services will consider:

         o        The number of shares requested to be released;

         o        The reason for the requested release; and

         o The anticipated effect that the sale of the released shares would have on the market for Star Services' common stock.

         Star Services does not currently anticipate releasing any shares held by affiliates prior to the stated terms of the lock-up agreements.


         In general, under Rule 144, a person (or persons whose shares are aggregated), including persons who may be deemed affiliates of Star Services, who has beneficially owned his or her shares for at least one year may sell in any three-month period a number of shares equal to the greater of 1% of the outstanding shares of the common stock (11,581,329 shares as of December 31, 2000) or the average weekly trading volume during the four calendar weeks preceding each such sale. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about Star Services. Under Rule 144(k), a person (or persons whose shares are aggregated) who is not or has not been deemed an "affiliate" of Star Services for at least three months and who has beneficially owned his or her shares for at least two years may sell such shares under Rule 144 without regard to the limitations discussed above.


         It is possible that no active public market for the common stock will develop or be sustained. Sales of substantial amounts of the common stock, or the perception that such sales could occur, could cause the market price of the common stock to decline and impair our ability to raise capital or fund acquisitions by issuing common stock.

                              PLAN OF DISTRIBUTION

         The 12,000,000 shares offered hereby may be offered and issued by Star Services from time to time in connection with future acquisitions of other businesses or properties. It is anticipated that future acquisitions by Star Services will consist principally of additional solid waste related businesses. The consideration for acquisitions may include cash, including installment payments, shares of common stock, guarantees, assumptions of liabilities or any two or more of the foregoing, as determined from time to time by negotiations between Star Services and the owners or controlling persons of the businesses or properties to be acquired. In addition, Star Services may enter into employment contracts and non-competition agreements with former owners and key executive personnel of these acquired businesses. Star Services at this time is engaged in preliminary discussions with candidates for possible future acquisitions. Star Services reasonably expects the 12,000,000 shares to be offered and sold within two years from the initial effective date of the registration.

         The terms of a future acquisition will be determined by negotiations between Star Services' representatives and the owners or controlling persons of the businesses or properties to be acquired, and the factors taken into account in an acquisition may include among others the established quality and reputation of the business and its management, gross revenues, earning power, cash flow, growth potential, location of the business and properties to be acquired and geographical diversification resulting from the acquisition. It is anticipated that shares offered in connection with future acquisitions will be valued at a price reasonably related to the current market value of the common stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of Star Services' shares. Star Services does not expect to receive any cash proceeds, other than cash balances of acquired companies, in connection with any such issuances.

         It is not expected that underwriting discounts or commissions will be paid by Star Services except that finder's fees, which may be in the form of shares registered under this prospectus for the purpose of offering and issuance in connection with future acquisitions, may be paid to persons from time to time in connection with specific acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act.

         A material acquisition, or a series of acquisitions constituting in the aggregate a material transaction, would require Star Services to file an amendment to the Registration Statement, of which this prospectus forms a part, discussing or disclosing the acquisition or acquisitions and the effects on Star Services. That amendment must become effective under the Securities Act before any further shares may be sold hereunder.

         Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in such state or any exemption from registration or qualification is available and complied with.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby is being passed upon for Star Services by Greenberg Traurig, P.A., Miami, Florida.

                                     EXPERTS

         The financial statements of Star Services Group, Inc. and Predecessors as of December 31, 1999, 1998 and 1997, and the period from August 26, 1997 (inception) through December 31, 1997 appearing in this prospectus and registration statement have been audited by Horton & Company, LLC, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus and registration statement.


         The financial statements of Peerless Dade, Inc. as of December 31, 1999 and for the initial period November 16, 1998 to December 31, 1998, and its Predecessor for the period January 1, 1998 to November 15, 1998, the financial statements of Big Apple Demolition Removal, Inc. as of December 31, 1999 and 1998, the financial statements of New Horizon Consultant, Inc., d/b/a Tropical Recycling as of December 31, 1999 and 1998 and the financial statements of Peerless Miami Avenue, Inc. as of December 31, 1999 and for the period from July 19, 1999 (inception) to December 31, 1999, appearing in this prospectus and registration statement have been audited by Merdinger, Fruchter, Rosen & Corso, P.C., independent auditors, as set forth in their reports thereon appearing elsewhere in this prospectus and registration statement.


         Such financial statements have been included in this prospectus and Registration Statement in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         Star Services has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Star Services and this offering, reference is made to the Registration Statement, including the exhibits and schedules filed therewith, copies of which may be obtained at prescribed rates from the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400 Chicago, Illinois, 60604.


         We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we file annual, quarterly and special reports and other documents with the SEC. These reports and other documents may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Prospective investors may also obtain copies of such material by mail from the public reference facilities of the SEC's Washington, DC offices, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on their public reference facilities. In addition, the SEC maintains a World Wide Web site that contains reports and other information regarding companies, including us, that file electronically with the SEC at the address "http://www.sec.gov."

                  Preliminary Prospectus, Subject to Completion


               [ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS]

                                   PROSPECTUS

                                8,000,000 Shares

                                  Common Stock

                            STAR SERVICES GROUP, INC.

                             (A FLORIDA CORPORATION)

                                 ---------------


         This prospectus includes 8,000,000 shares that have been registered for resale pursuant to rights granted to the shareholders of Star Services. Of these 8,000,000 shares, 2,000,000 were issued by Star Services in a private placement in May 1999. See "Selling Shareholders." We will receive none of the proceeds from the sale of these 8,000,000 shares, but will pay the expenses for their registration. We will set forth in a supplement to this prospectus all material information about a particular offer in the future, including any changes to the identities of the selling shareholders. In general, the proceeds to the selling shareholders will be the selling price of the shares sold less any discounts or commissions.

         The selling shareholders may offer, from time to time, all of their respective shares included in this offering. Since the shares are being offered on a delayed or continuous basis under Rule 415 of the Securities Act of 1933 we cannot provide information about the price of the shares or proceeds to the selling shareholders.

         The selling shareholders and any brokers or dealers acting on their behalf may be deemed underwriters under the Securities Act, in which case commissions paid to the brokers may be deemed underwriting commissions under the Securities Act.


         Our stock trades on Nasdaq's OTC Bulletin Board(R) under the symbol "SSVC." On January 24, 2001, the closing bid price of the stock was $3.75.


         INVESTING IN THE COMMON STOCK INVOLVES RISKS. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                       Prospectus dated February __, 2001

               [ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS]

                                 USE OF PROCEEDS

         We will not receive any of the proceeds of the offering of 8,000,000 of the shares by the selling shareholders.

               [ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS]

                                    DILUTION

         The 8,000,000 shares offered by the selling shareholders are validly issued, fully paid and nonassessable shares of Star Services' common stock. The sale of those 8,000,000 shares will not dilute current equity positions.

              [ALTERNATE PAGES FOR SELLING SHAREHOLDER PROSPECTUS]

                              SELLING SHAREHOLDERS


         The following table and footnotes set forth certain information regarding the ownership of Star Services' common stock as of December 15, 1999 and as adjusted to reflect the sale of the shares offered by Star Services and the selling shareholders of the shares being registered hereunder by (a) persons known by Star Services to beneficially own 5% or more of the outstanding shares of common stock, (b) each selling shareholder, (c) each of Star Services' executive officers, (d) each director of Star Services and (e) all current officers and directors as a group.





                                                               Percent of Shares                            Percent of Shares
                                               Number of           of Common              Number of            of Common
     Name and Address of                      Shares Owned     Stock Held Prior        Shares Offered          Stock Held
     Selling Shareholder                   Prior to Offering     to Offering               Hereby             After Offering
     -------------------                   -----------------   -----------------       --------------        ----------------
          A&A FAMILY TRUST .............          93,750            1.2                     93,750                      0
            C/O ROBERT SMOLEY, TRUSTEE
            THE MIAMI CENTER, 17TH FLOOR
            201 S. BISCAYNE BLVD.,
            MIAMI, FL 33131

          ABBATIELLO, TONY .............          12,500              *                     12,500                      0
            3922 MARILYN DRIVE
            SEAFORD, NY 11783

          BAILEY, BLANCHE ..............           1,000              *                      1,000                      0
            708 MARGUERITE
            MARSHALL, MN 56258

          BAILEY, JAMES H ..............          19,000              *                     19,000                      0
            10081 ROYAL ABERDEEN WAY
            ORLANDO, FL 32828

          BAILEY, JANIS ................           1,000              *                      1,000                      0
            5349 110TH STREET
            JACKSONVILLE, FL 32244

          BAILEY, JOAN .................           1,000              *                      1,000                      0
            6 AUSTIN AVENUE
            HANOVER, NH 03756

          BAILEY, PAUL .................           1,000              *                      1,000                      0
            5 WOOD ROAD
            MARLBORO, MA 01752

          BAILEY, TOM ..................           1,000              *                      1,000                      0
            593 WISERIA STREET
            CHULA VISTA, CA 91911

          BAKER, PAUL ..................          31,250              *                     31,250                      0
            1101 NW 29TH COURT
            WILTON MANORS, FL 33311

          BELCASTRO, DOMENICO ..........          15,625              *                     15,625                      0
            1 JASON COURT
            DIX HILLS, NY 11746

          BENDER, GEORGE ...............          15,625              *                     15,625                      0
            3801 SEGOVIA BLVD
            CORAL GABLES, FL

          BENDER, HARRY ................          15,625              *                     15,625                      0
            980 NW NORTH RIVER DRIVE
            MIAMI, FL 33136

          BLADHOLM, LISA ...............           1,000              *                      1,000                      0
            665 N. BEAU CHEN DRIVE #26
            MANDEVILLE, LA 70471





                                                               Percent of Shares                            Percent of Shares
                                               Number of           of Common              Number of            of Common
     Name and Address of                      Shares Owned     Stock Held Prior        Shares Offered          Stock Held
     Selling Shareholder                   Prior to Offering     to Offering               Hereby             After Offering
     -------------------                   -----------------   -----------------       --------------        ----------------
          BRUNO, ANTHONY ...............          31,250              *                     31,250                      0
            11860 NW 21ST STREET
            PLANTATION, FL 33323

          BURKE, PAUL ..................          31,250              *                     31,250                      0
            2806 JUNIPER HILL COURT
            LOUISVILLE, KY 40206

          CAMILLO, JOSEPH H ............           1,000              *                      1,000                      0
            5028 ROSAMIND DRIVE #2602
            ORLANDO, FL 32808

          CAPARELLI, ERNEST ............         268,750            3.7                    268,750                      0
            3821 NW 92ND AVE
            HOLLYWOOD, FL 33024

          CASAGRANDE, ANGELO ...........         212,500            2.7                    212,500                      0
            252 HIGH VIEW LANE
            MEDIA, PA 19063

          CASAGRANDE, CARL .............          31,250              *                     31,250                      0
            1737 NW 126TH DRIVE
            CORAL SPRINGS, FL 33071

          CASAGRANDE, JACK R............         700,000            8.8                    700,000                      0
            16224 NW 82ND PLACE
            MIAMI, FL 33016

          CASAGRANDE, ROCCO ............         531,250            6.7                    531,250                      0
            62 E. MALL DRIVE
            MELVILLE, NY 11747

          CAVO, JOHN ...................          31,250              *                     31,250                      0
            1151 NW 77TH AVENUE
            PLANTATION, FL 33322

          CINELLI, JOHN ................          15,625              *                     15,625                      0
            520 NW 83RD WAY
            PEMBROKE PINES, FL 33024

          COHEN, PATRICIA ..............           1,000              *                      1,000                      0
            203 WAYMOUTH HARBOR COVE
            LONGWOOD, FL 32779

          COHEN, STEPHANIE .............           1,000              *                      1,000                      0
            203 WAYMOUTH HARBOR COVE
            LONGWOOD, FL 32779

          COHEN, PATRICIA COHEN C/F JESSICA.       1,000              *                      1,000                      0
            203 WAYMOUTH HARBOR COVE
            LONGWOOD, FL 32779

          COOPERMAN, WILLIAM ...........          62,500              *                     62,500                      0
            17 BEAUMONT DRIVE
            MELVILLE, NY 11747

          COSTA, JAMES .................          31,250              *                     31,250                      0
            33 SUNCREST DRIVE DIX
            HILLS, NY 11746

          CUNNINGHAM, LOUISE ...........           1,000              *                      1,000                      0
            9152 BALMORAL MEWES SQUARE
            WINDERMERE, FL 34786

          D'ONOFRIO, ARTHUR ............          31,250              *                     31,250                      0
            2114 GRENADA BLVD
            CORAL GABLES, FL 33134

          DECICCO, MARY ELLEN ..........          31,250              *                     31,250                      0
            125 W. BROADWAY
            LONG BEACH, NY 11561




                                                               Percent of Shares                            Percent of Shares
                                               Number of           of Common              Number of            of Common
     Name and Address of                      Shares Owned     Stock Held Prior        Shares Offered          Stock Held
     Selling Shareholder                   Prior to Offering     to Offering               Hereby             After Offering
     -------------------                   -----------------   -----------------       --------------        ----------------
          DELUCA, DOMENICO .............          62,500              *                     62,500                      0
            4931 VAN BUREN STREET
            HOLLYWOOD, FL

          DEMARTINE, ANDY ..............          62,500              *                     62,500                      0
            112-01 QUEENS BLVD
            FOREST HILLS, NY 11375

          DEROCCHIA, AMERICO ...........          12,500              *                     12,500                      0
            1852 MONROE AVE
            SEAFORD, NY 11783

          DERRICK, MICHAEL .............           1,000              *                      1,000                      0
            1241 FOXDEN ROAD
            APOPKA, FL 32712

          DESIMONE, MICHAEL ............         187,500            2.3                    187,500                      0
            12677 NW 17TH PLACE
            CORAL SPRINGS, FL 33071

          DISNER, DAVID ................           1,000              *                      1,000                      0
            17TH WAY NORTH
            ST. PETERSBURG, FL 33702

          FEDERICCI, ROBERT ............         150,000            1.9                    150,000                      0
            1775 YORK AVENUE, APT. 29F
            NEW YORK, NY 10128

          FEELEY, JOHN .................         175,000            2.2                    175,000                      0
            11245 SW 129TH COURT
            MIAMI, FL 33168

          GELLER, NORMAN ...............          31,250              *                     31,250                      0
            2 CHELSEA DRIVE
            PORT WASHINGTON, NY 11050

          GORMAN, BRUCE ................          31,250              *                     31,250                      0
            36 ELENEAGELS CT
            DOVER, DE 19904

          GREENE, CHARLES ..............       1,100,000           13.8                  1,100,000                      0
            910 NW 116TH TERRACE
            PLANTATION, FL 33325

          GREY, WENDY ..................          31,250              *                     31,250                      0
            20191 E. COUNTRY CLUB DRIVE
            APT. 2302
            AVENTURA, FL 33180

          GUIDI, BARBARA ...............         120,000            1.5                    120,000                      0
            153 PLANDOME COURT
            NORTH MANHASSET, NY 11030

          HAWKINS, LARRY ...............          31,250              *                     31,250                      0
            13641 DEERING BAY DRIVE
            MIAMI, FL 33158

          HUFFMAN, SCOTT ...............          12,500              *                     12,500                      0
            1638 NOCATEE DRIVE
            COCONUT GROVE, FL 33133

          HUGHES, THOMAS ...............         125,000            1.6                    125,000                      0
            409 SE 28TH AVE
            POMPANO BEACH, FL 33062

          HULTEEN, MARK ................          25,000              *                     25,000                      0
            3000 S. OCEAN DRIVE
            APT. 11-7
            HOLLYWOOD, FL 33019

          HUMPHREY, HAROLD .............          12,500              *                     12,500                      0
            14130 CYPRESS COURT
            MIAMI, FL 33014




                                                               Percent of Shares                            Percent of Shares
                                               Number of           of Common              Number of            of Common
     Name and Address of                      Shares Owned     Stock Held Prior        Shares Offered          Stock Held
     Selling Shareholder                   Prior to Offering     to Offering               Hereby             After Offering
     -------------------                   -----------------   -----------------       --------------        ----------------
          JANUSZ, KIMBERLY .............          20,000              *                     20,000                      0
            7157 BALLANTRAE COURT
            MIAMI LAKES, FL 33014

          JOHNSON, NICOLE ..............           1,000              *                      1,000                      0
            5018 FIGWOOD LANE
            ORLANDO, FL 32808

          JOHNSON, WILLIAM .............          46,875              *                     46,875                      0
            17971 NW 13TH STREET
            PEMBROKE PINES, FL 33029

          JONZA, EMIL ..................          50,000              *                     50,000                      0
            8 VENTURA COURT
            LAWRENCE, NY 11559

          LAMBERT, JAMES ...............          12,500              *                     12,500                      0
            113 CEDAR PT. DR
            WEST ISLIP, NY 11793

          LEVINE, RONALD ...............          15,625              *                     15,625                      0
            80 SW 91ST AVENUE
            APT. 208
            PLANTATION, FL 33324

          LEWIS, MICHAEL ...............           1,000              *                      1,000                      0
            632 STONEFIELD LOOP
            HEATHROW, FL 32746

          LIEBSKIND, ADA ...............           1,000              *                      1,000                      0
            2460 NORTHSIDE DRIVE
            CLEARWATER, FL 34621

          LOPEZ, EZEQUIAL ..............           1,000              *                      1,000                      0
            1902 MAIRE HILL DRIVE
            CONYERS, GA 30094

          LOPEZ, JOHN ..................           1,000              *                      1,000                      0
            2276 CONCORD SCOTCH
            PLAINS, NJ 07076

          LOPEZ, ZEKE ..................           1,000              *                      1,000                      0
            7 NORVILLA LAGUAN
            LEGAL, CA 92677

          MACKIE, RUSSELL ..............          31,250              *                     31,250                      0
            2106 SOUTH CYPRESS BEND DRIVE
            APT. 204
            POMPANO BEACH, FL 33069

          MARTORANO, ANTHONY ...........          31,250              *                     31,250                      0
            6054 CRICKET DRIVE
            LAKELAND, FL 33813

          MARTORANO, JOHN ..............          31,250              *                     31,250                      0
            5148 HANOVER DRIVE
            LAKELAND, FL 33813

          MARZANO, ANGELO ..............         287,500            3.6                    287,500                      0
            10476 SW 52ND STREET
            COOPER CITY, FL 33328

          MARZANO, FRANK ...............       1,100,000           13.8                  1,100,000                      0
            30 BLUEBERRY COURT
            MELVILLE, NY 11747

          MARZANO, KATHERINE ...........          90,000            1.1                     90,000                      0
            75-50 PENELOPE AVENUE
            MIDDLE VILLAGE, NY 11379





                                                               Percent of Shares                            Percent of Shares
                                               Number of           of Common              Number of            of Common
     Name and Address of                      Shares Owned     Stock Held Prior        Shares Offered          Stock Held
     Selling Shareholder                   Prior to Offering     to Offering               Hereby             After Offering
     -------------------                   -----------------   -----------------       --------------        ----------------
          MARZANO, PATRICK .............       1,100,000           13.8                  1,100,000                      0
            SEA RANCH CLUB C
            4900 N. OCEAN BLVD., #821
            FT. LAUDERDALE, FL 33306

          MESSINA, RAFAELE .............          15,625              *                     15,625                      0
            4 VANDERBILT PARKWAY
            DIX HILLS, NY 11746

          MIRABILE, LEN ................          31,250              *                     31,250                      0
            266 SUSSEX DRIVE
            MANHASSET, NY 11030

          MOREA, MADELINE ..............          31,250              *                     31,250                      0
            128 REVERE DRIVE
            SAYVILLE, NY 11782

          NOBLE, JOHN ..................          12,500              *                     12,500                      0
            1041 SW 91ST AVE
            PLANTATION, FL 33324

          PARR, STEVEN .................           1,000              *                      1,000                      0
            1235 PHYLLIS LANE
            HUDSON, FL 34669

          PECORARO, PAT ................          31,250              *                     31,250                      0
            125 W. BROADWAY
            LONG BEACH, NY 11561

          PERKINS, RANDAL ..............          62,500              *                     62,500                      0
            8230 NW 49TH COURT
            CORAL SPRINGS, FL 33067

          PERNAS, ALFREDO ..............          15,625              *                     15,625                      0
            640 N. MASHTA DRIVE
            KEY BISCAYNE, FL 33149

          PERSICHETTI, JOE .............           1,000              *                      1,000                      0
            967 FOSLORIA DRIVE
            MELBOURNE, FL 32940

          PETCHAUER, JOHN ..............          31,250              *                     31,250                      0
            61 TRENTON AVENUE E
            ATLANTIC BEACH, NY 11561

          POLLINA, SANDRINE ............          31,250              *                     31,250                      0
            196 BURNS ST
            FOREST HILLS, NY 11375

          ROBERTS, THOMAS ..............          10,000              *                     10,000                      0
            5386 NW 108TH WAY
            CORAL SPRINGS, FL 33076

          SANDLER, LEONARD .............          62,500              *                     62,500                      0
            C/O ALPHAS SYLRAY CORP
            180 MADISON AVENUE
            NEW YORK, NY 10016

          SANTUCCI, ROBERT .............          62,500              *                     62,500                      0
            94 CASTLE RIDGE ROAD
            MANHASSET, NY 11030

          SARDINIA, SERGIO .............          31,250              *                     31,250                      0
            3110 BRICKELL AVE
            MIAMI, FL 33129

          SAUNDERS, MARY ...............           1,000              *                      1,000                      0
            119-A UNIVERSITY BOULEVARD
            HARRISBURG, VA 22801

          SHORE, RONALD ................          31,250              *                     31,250                      0
            600 THREE ISLANDS BLVD
            HALLANDALE, FL 33009





                                                               Percent of Shares                            Percent of Shares
                                               Number of           of Common              Number of            of Common
     Name and Address of                      Shares Owned     Stock Held Prior        Shares Offered          Stock Held
     Selling Shareholder                   Prior to Offering     to Offering               Hereby             After Offering
     -------------------                   -----------------   -----------------       --------------        ----------------
          TRAPANA, RONALD ..............          31,250              *                     31,250                      0
            561 OCEAN BLVD
            GOLDEN BEACH, FL 33160

          VELOCCI, RALPH ...............         187,500            2.3                    187,500                      0
            349 CENTER ISLAND
            GOLDEN BEACH, FL 33160

          WALLACE, FREDERICK ...........          81,250            1.0                     81,250                      0
            7815 SW 88TH TERR
            MIAMI, FL 33156

          WARD, DOUG ...................           1,000              *                      1,000                      0
            1709 FOUNTAIN HEAD DRIVE
            LAKE MARY, FL 32745

          WEISS, SAMUEL ................          16,000              *                     16,000                      0
            1197 E. BROADWAY
            HEWLETT, NY 11557

          WILKINSON, PAMELA ............           1,000              *                      1,000                      0
            9152 BALMORAL MEWES SQUARE
            WINDERMERE, FL 34786

          WILKINSON, TERRA .............           1,000              *                      1,000                      0

          ALL CURRENT EXECUTIVE OFFICERS AND   4,844,750           61.0%                 4,844,750                      0
            DIRECTORS AS A GROUP (8 PERSONS)


---------
* Less than 1%.

               [ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS]

                              PLAN OF DISTRIBUTION


     Any distribution of the shares offered by the Selling Shareholders, or by pledgees, donees, transferees or other successors-in-interest, may be effected from time to time in one or more of the following transactions (which may involve crosses or block transactions): (a) on the NASD OTC Bulletin Board (or on such other national stock exchanges or over-the-counter market on which the Common Stock may be listed from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who will acquire the Selling Shareholders' shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent, (b) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in negotiated transactions, or dispositions for value by any Selling Shareholder to its partners or members (provided, however, that any dispositions to affiliates are subject to the restrictions for future sale described in "Shares Eligible for Future Sale"), (c) through the issuance of securities by issuers other than Star Services convertible into, exchangeable for, or payable in such shares (whether such securities are listed on a national securities exchange or otherwise) or (d) through the writing of options on the shares (whether such options are listed on an options exchange or otherwise) other transactions requiring delivery of the shares or the delivery of the shares to close out a short position. Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. Sales may also be made in accordance with the requirements of Rule 144. See "Selling Shareholders."


     The Selling Shareholders and any such underwriters, brokers, dealers or agents may be deemed "underwriters" as that term is defined by the Securities Act.

     Underwriters participating in any offering made pursuant to this prospectus (as amended from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

     The 12,000,000 shares offered hereby may be offered and issued by Star Services from time to time in connection with future acquisitions of other businesses or properties. It is anticipated that future acquisitions by Star Services will consist principally of additional solid waste related businesses. The consideration for acquisitions may include cash, including installment payments, shares of Common Stock, guarantees, assumptions of liabilities or any two or more of the foregoing, as determined from time to time by negotiations between Star Services and the owners or controlling persons of the businesses or properties to be acquired. In addition, Star Services may enter into employment contracts and non-competition agreements with former owners and key executive personnel of these acquired businesses. Star Services at this time is engaged in preliminary discussions with candidates for possible future acquisitions. Star Services reasonably expects the 12,000,000 shares to be offered and sold within two years from the initial effective date of the registration.

                          INDEX TO FINANCIAL STATEMENTS
                                                                         Page
                                                                         ----
STAR SERVICES GROUP, INC. AND SUBSIDIARIES
Independent Auditors' Report                                              F-1
Consolidated balance sheets as of December 31, 1999 and 1998 and
   September 30, 2000                                                     F-2
Consolidated statements of operations for the years ended December 31,
1999 and 1998 and for the period August 26, 1997 (inception) through
   December 31, 1997 and for the nine-month periods ended
   September 30, 2000 and 1999                                            F-3
Consolidated statements of stockholders' equity for the years ended
   December 31, 1999 and 1998 and for the period August 26, 1997
   (inception) through December 31, 1997 and for the nine-month
   periods ended September 30, 2000 and 1999                           F-4 - F-5
Consolidated statements of cash flows for the years ended
   December 31, 1999 and 1998 and for the period August 26, 1997
   (inception) through December 31, 1997 and for the nine-month
   periods ended September 30, 2000 and 1999                              F-6
Notes to consolidated financial statements                            F-7 - F-16

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Explanatory note relating to pro forma condensed consolidated
   financial information                                                 F-17
Pro forma condensed consolidated balance sheet as of September
   30, 2000 (unaudited)                                                  F-18
Pro forma condensed consolidated statement of operations for the
   nine-month period ended September 30, 2000 (unaudited)                F-19
Pro forma condensed consolidated statement of operations
   for the year ended December 31, 1999 (unaudited)                      F-20
Notes to pro forma condensed consolidated financial
   statements (unaudited)                                            F-21 - F-22

PEERLESS BIG APPLE, INC.
     (INCLUDING ITS PREDECESSOR, BIG APPLE DEMOLITION REMOVAL, INC.)
Independent Auditors' Report                                             F-23
Balance sheets as of December 31, 1999 and 1998                          F-24
Statements of operations for the years ended
   December 31, 1999 and 1998                                            F-25
Statements of stockholders' equity for the years ended
   December 31, 1999 and 1998                                            F-26
Statements of cash flows for the years ended
   December 31, 1999 and 1998                                            F-27
Notes to financial statements                                        F-28 - F-30
Balance sheet as of September 30, 2000 (unaudited)                       F-31
Statement of operations for the nine-month period ended
   September 30, 2000 (unaudited)                                        F-32

PEERLESS DADE, INC.
Independent Auditors' Report                                             F-33
Balance sheet as of December 31, 1999                                    F-34
Statements of operations for the initial period November 16, 1998 to December 31, 1999 and for its Predecessor for the period
   January 1, 1998 to November 15, 1998                                  F-35
Statement of stockholders' deficit for the period from
   inception through December 31, 1999                                   F-36
Statements of cash flows for the initial period
   November 16, 1998 to December 31, 1999 and for its Predecessor
   for the period January 1, 1998 to November 15, 1998                   F-37
Notes to financial statements                                        F-38 - F-50
Balance sheet as of September 30, 2000 (unaudited)                       F-51
Statement of operations for the nine-month period ended
   September 30, 2000 (unaudited)                                        F-52

NEW HORIZON CONSULTANT, INC. DBA TROPICAL RECYCLING
Independent Auditors' Report                                             F-53
Balance sheets as of December 31, 1999 and 1998                          F-54
Statements of income for the years ended December 31, 1999 and 1998      F-55
Statements of stockholders' equity for the years ended
December 31, 1999 and 1998                                               F-56
Statements of cash flows for the years ended December 31, 1999
   and 1998                                                              F-57
Notes to financial statements                                        F-58 - F-60

PEERLESS MIAMI AVENUE, INC.
Independent Auditors' Report                                             F-61
Balance sheet as of December 31, 1999                                    F-62
Statement of operations for the period July 19, 1999 (inception)
   through December 31, 1999                                             F-63
Statement of stockholder's equity for the period July 19, 1999
   (inception) through December 31, 1999                                 F-64
Statement of cash flows for the period July 19, 1999 (inception)
   through December 31, 1999                                             F-65
Notes to financial statements                                        F-66 - F-68

                          INDEPENDENT AUDITORS' REPORT

The Shareholders
STAR SERVICES GROUP, INC. AND SUBSIDIARIES
Pompano Beach, Florida

         We have audited the accompanying consolidated balance sheets of Star Services Group, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1999 and 1998 and for the period August 26, 1997 (inception) through December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Star Services Group, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their consolidated operations and cash flows for the years ended December 31, 1999 and 1998 and for the period August 26, 1997 (inception) through December 31, 1997, in conformity with generally accepted accounting principles.

                                            HORTON & COMPANY, L.L.C.


Wayne, New Jersey
March 22, 2000

                            STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                                                 December 31,             September 30, 2000
                                                        -----------------------------     ------------------
                                                             1999           1998              (Unaudited)
                                                        -------------    ------------
                         ASSETS
Current assets:..................................
  Cash and equivalents...........................         $ 1,476,406    $    49,149         $     251,414
  Accounts receivable, net of allowances of
    $119,322 in 1999 and $2,000 in 1998..........           1,978,243        579,042             2,635,826
  Prepaid expenses...............................             163,149        123,334               649,830
  Deferred income taxes..........................             195,001             --               288,785
                                                          -----------    -----------         -------------
          Total current assets...................           3,812,799        751,525             3,825,855
                                                          -----------    -----------         -------------
Property and equipment, at cost:
  Machinery and equipment........................           6,164,321      2,351,784             5,609,921
  Office furniture and equipment.................              84,320         33,507               127,258
  Structures and improvements....................             887,364         32,291             9,343,803
                                                          -----------    -----------         -------------
                                                            7,136,005      2,417,582            15,080,982
  Less accumulated depreciation..................             647,427        189,443             1,421,239
                                                          -----------    -----------         -------------
          Net property and equipment.............           6,488,578      2,228,139            13,659,743
                                                          -----------    -----------         -------------
Other assets:
  Cost in excess of net assets acquired..........             534,864             --               789,961
  Deferred charges...............................             113,303             --                93,455
                                                          -----------    -----------         -------------
          Total other assets.....................             648,167             --               883,416
                                                          -----------    -----------         -------------
          Total assets...........................         $10,949,544    $ 2,979,664         $  18,369,014
                                                          ===========    ===========         =============

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt..............         $ 1,174,060    $   365,265         $   1,818,090
  Notes payable-related parties..................             --             388,125               --
  Accounts payable...............................           1,260,328        291,302             1,898,378
  Accrued expenses...............................             562,737         30,923               839,350
  Loans from shareholders........................             --             149,000               --
                                                          -----------    -----------         -------------
          Total current liabilities..............           2,997,125      1,224,615             4,555,818
                                                          -----------    -----------         -------------
Long-term debt, net of current portion...........           3,094,221      1,316,899             8,587,300
                                                          -----------    -----------         -------------
Shareholders' equity:
  Common stock, $.01 par value,
     30,000,000 shares authorized,
     5,000,000 shares issued and outstanding
       in 1998...................................
     8,100,000 shares issued and outstanding
       in 1999...................................              81,000         50,000                81,630
  Additional paid-in capital.....................           5,199,393        448,200             5,746,479
  Accumulated deficit............................            (422,195)       (60,050)             (602,213)
                                                          -----------    -----------         -------------
          Total shareholders' equity.............           4,858,198        438,150             5,225,896
                                                          -----------    -----------         -------------
          Total liabilities and shareholders'
              equity                                     $ 10,949,544    $ 2,979,664         $  18,369,014
                                                         ============    ===========         =============



                 See notes to consolidated financial statements

                            STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                     August 26, 1997
                                                                      (Inception)
                                                                       Through          Nine-month Period
                                       Year Ended December 31,        December 31,      Ended September 30,
                                    --------------------------      ---------------- ------------------------
                                        1999             1998             1997            2000       1999
                                    -----------      ------------    --------------  --------------  ----------
                                                                                             (Unaudited)
Revenues.......................     $ 12,914,295      $ 3,542,851     $    235,596    $ 16,604,876  $ 8,126,509
                                    ------------      -----------     ------------    ------------  -----------
Expenses:......................
  Direct costs.................       10,128,535        2,449,085          129,029      11,573,091    6,494,178
  Selling and administrative...        2,390,203          935,723           63,181       3,131,897    1,944,063
  Stock-based compensation.....          295,693               --               --         241,929      215,050
  Depreciation and amortization          471,085          177,362           12,081         888,621      266,273
                                    ------------      -----------     ------------     -----------   ----------
                                      13,285,516        3,562,170          204,291      15,835,538    8,919,564
                                    ------------      -----------     ------------     -----------   ----------
Income (loss) from operations..         (371,221)         (19,319)          31,305         769,338     (793,055)
Interest income................           73,294               --               --          19,798       52,777
Interest expense...............         (259,219)         (70,423)          (1,613)       (447,967)    (167,960)
                                    ------------      -----------     ------------    ------------- -----------
Costs related to closure of
  facilities...................               --               --              --         (609,122)          --

Income (loss) before income taxes       (557,146)         (89,742)          29,692        (267,953)    (908,238)
(Income tax benefit.............         195,001               --               --          87,935      317,883
                                    ------------      -----------     ------------    ------------  -----------
Net income (loss)..............     $   (362,145)     $   (89,742)    $     29,692    $   (180,018) $  (590,355)
                                    =============     ============    ============    ============= ============
Earnings (loss) per share......     $      (0.05)     $     (0.02)    $       0.01    $      (0.02) $     (0.09)
                                    =============     ============    ============    ============= ============
Weighted average shares
   outstanding.................        7,012,500        5,000,000        5,000,000       8,144,268    6,646,016
                                    ============      ===========     ============    ============  ===========

UNAUDITED PRO FORMA INCOME TAX, NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE
INFORMATION:

Historical income (loss) before
income taxes...................     $   (557,146)     $   (89,742)    $     29,692    $   (267,953) $  (908,238)
                                    -------------     ------------    ------------    ============= ===========
Pro forma income tax (expense)
benefit........................          195,001           27,000           (9,000)         87,935  $   317,883
                                    ------------      -----------     -------------   ============  ===========
Pro forma net income (loss)....     $   (362,145)     $   (62,742)    $     20,692    $   (180,018) $  (590,355)
                                    ============      ===========     ============    ============= ===========
Pro forma earnings (loss) per
share..........................     $      (0.05)     $     (0.01)    $       0.00    $      (0.02) $     (0.09)
                                    ============      ===========     ============    ============  ===========


Historical weighted average shares
outstanding....................        7,012,500        5,000,000        5,000,000       8,144,268    6,646.016
                                    ============      ===========     ============    ============  ===========



                 See notes to consolidated financial statements

                            STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

           YEARS ENDED DECEMBER 31, 1999 AND 1998, AND FOR THE PERIOD
              AUGUST 26, 1997 (INCEPTION) THROUGH DECEMBER 31, 1997



                                                                  Common Stock                        Retained
                                                            ----------------------     Additional     Earnings
                                                              Issued                     Paid-in    (Accumulated
                                                              Shares                     Capital      Deficit)
                                                              ------                     -------      --------
                  Balance at inception, as restated
                    for recapitalization.............       5,000,000  $    50,000    $   241,000   $     --
                  Net income.........................            --           --             --         29,692
                                                           ----------  -----------    -----------   ----------
                  Balance at December 31, 1997.......       5,000,000       50,000        241,000       29,692
                  Net capital contributed............            --           --          207,200         --
                  Net loss...........................            --           --             --        (89,742)
                                                           ----------  -----------    -----------   ----------
                  Balance at December 31, 1998.......       5,000,000       50,000        448,200      (60,050)
                  Issuance of common stock and
                    capital contributions............       2,000,000       20,000      3,969,000         --
                  Shares issued in reverse
                    acquisition business combination.       1,000,000       10,000           --           --
                  Shares issued in purchase business
                    combination......................         100,000        1,000        486,500         --
                  Stock-based compensation...........            --           --          295,693         --
                  Net loss...........................            --           --             --       (362,145)
                                                           ----------  -----------    -----------   ----------
                  Balance at December 31, 1999.......       8,100,000  $    81,000    $ 5,199,393   $ (422,195)
                                                           ==========  ===========    ===========   ==========



                 See notes to consolidated financial statements

                            STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999 (INFORMATION FOR NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999 IS
                                  UNAUDITED)




                                                                 Common Stock                        Retained
                                                           ---------------------    Additional       Earnings
                                                            Issued                    Paid-in     (Accumulated
                                                            Shares     Par Value      Capital        Deficit)
                                                            ------     ---------      -------       ----------
             Balance at January 1, 1999............       5,000,000    $  50,000    $  448,200    $    (60,050)
             Issuance of common stock and capital
               contributions (unaudited)...........       2,000,000       20,000     3,969,000           --
             Shares issued in business combination
               (unaudited).........................       1,000,000       10,000         --              --
             Stock-based compensation
               (unaudited).........................           --           --          215,050           --
             Net loss (unaudited)..................           --           --            --           (590,355)
                                                          ---------    ---------    ----------    ------------
             Balance at September 30, 1999
               (unaudited).........................       8,000,000       80,000    $4,632,250    $   (650,405)
                                                          =========    =========    ==========    ============

             Balance at January 1, 2000............       8,100,000       81,000    $5,199,393    $   (422,195)
             Issuance of common stock and capital
               contributions (unaudited)...........          63,010          630       547,086           --
             Net loss (unaudited)..................            --           --            --          (180,018)
                                                          ---------    ---------    ----------    ------------
             Balance at September 30, 2000
               (unaudited).........................       8,163,010    $  81,630    $5,746,979    $   (602,213)
                                                          =========    =========    ==========    ============


                 See notes to consolidated financial statements

                            STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   August
                                                                                 (Inception
                                                                                     1997           Nine-month Period Ended
                                                      Year Ended December 31,      Through             September 30,
                                                    --------------------------    December 31,   --------------------------
                                                        1999          1998           1997            2000           1999
                                                    -----------    -----------    -----------    -----------    -----------
                                                                                                         (Unaudited)
Cash flows from operating activities:
  Net income (loss) .............................   $  (362,145)   $   (89,742)   $    29,692    $  (180,108)   $  (590,355)
  Adjustments to reconcile net income
   (loss) to net cash provided by
   (used in) operating activities:
     Depreciation and amortization ..............       471,085        177,362         12,081        773,812        266,273
     Stock-based compensation ...................       295,693           --             --          241,929        215,050
     Deferred charges expenses ..................          --             --             --           70,538        (95,247)
     Changes in operating assets
      and liabilities, net of
      effects from business combination:
         Increase in accounts
          receivable ............................    (1,175,343)      (503,218)       (75,824)      (657,583)      (747,419)
         Increase in prepaid expenses ...........       (39,815)      (116,058)        (7,276)      (486,681)        39,042
         Increase in deferred income
          tax asset .............................      (195,001)          --             --          (93,784)      (317,883)
         Increase in deposits and other
          assets ................................       (55,070)          --             --             --             --
         Increase in accounts payable ...........       719,010        280,524         10,778        638,050        585,639
         Increase in accrued expenses ...........       531,814         25,969          4,954        276,613        473,706
                                                    -----------    -----------    -----------    -----------    -----------

          Net cash provided by (used in)
            operating activities ................       190,228       (225,163)       (25,595)       582,876       (171,194)
                                                    -----------    -----------    -----------    -----------    -----------
Cash flows from investing activities:
  Capital expenditures ..........................      (302,586)      (569,582)      (158,501)      (620,474)      (779,425)
  Deferred charges ..............................       (76,533)          --             --             --             --
                                                    -----------    -----------    -----------    -----------    -----------
          Net cash used in investing
            activities ..........................      (379,119)      (569,582)      (158,501)      (620,474)      (779,425)
                                                    -----------    -----------    -----------    -----------    -----------
Cash flows from financing activities:
  Proceeds from (repayment of)
     shareholder loans ..........................      (537,125)       527,125         10,000           --         (537,125)
  Principal payments under loan
     agreements .................................    (1,845,727)      (142,424)        (1,871)    (1,187,394)      (570,826)
  Net proceeds from issuance of
     common stock and capital
     contributions ..............................     3,999,000        344,160        291,000           --        3,999,000
                                                    -----------    -----------    -----------    -----------    -----------
  Net cash provided by (used in)
     financing activities .......................     1,616,148        728,861        299,129     (1,187,394)     2,891,049
                                                    -----------    -----------    -----------    -----------    -----------
Net increase (decrease) in cash
     and equivalents ............................     1,427,257        (65,884)       115,033     (1,224,992)     1,940,430
Cash and equivalents, beginning
     of period ..................................        49,149        115,033           --        1,476,406         49,149
                                                    -----------    -----------    -----------    -----------    -----------
Cash and equivalents, end of
    period ......................................   $ 1,476,406    $    49,149    $   115,033    $   251,414    $ 1,989,579
                                                    ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest expense paid ...........................   $   259,219    $    70,423    $     1,613    $   447,967    $   167,960
                                                    ===========    ===========    ===========    ===========    ===========


                 See notes to consolidated financial statements

                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of significant accounting policies of Star Services Group, Inc. and subsidiaries (hereinafter "Star" or the "Company") is presented to assist in understanding the consolidated financial statements. The financial statements and notes are representations of the management of Star Services Group, Inc. and subsidiaries which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Star Services Group, Inc. ("Star") and of its wholly-owned subsidiaries, Delta Recycling Corp. ("Recycling"), Delta Transfer Corp. ("Transfer"), Delrock Management Corp. ("Delrock"), Eastern Recycling, Inc. ("Eastern") and Delta Resources Corp. ("Resources"). Recycling, Transfer, Delrock, Eastern and Resources are collectively referred to as the "Subsidiaries". Significant intercompany accounts and transactions have been eliminated. On February 4, 1999, Star acquired 100% of the issued and outstanding capital stock of Recycling, Transfer, Delrock, Eastern and Resources, thereby making them wholly-owned subsidiaries of Star. Prior to that date, and throughout the years ended December 31, 1998 and 1997, the ownership and voting percentage of each of the Subsidiaries were identical. The ownership and voting percentage of Star Services subsequent to the acquisitions of the Subsidiaries is also identical to that of the Subsidiaries prior to the acquisitions. Because of the identical ownership of Star Services and the Subsidiaries, the acquisitions have been accounted for as a recapitalization, similar to a pooling of interests, because the transaction was not substantive. The capital structure for all periods has been retroactively restated to give effect to the business combination and the capital structure of Star Services.

         Effective June 22, 1999, Star Services effected a business combination with Bailey & Baron, Inc., a publicly-held shell corporation. Under the terms of the agreement, the shell corporation, which had 1,000,000 common shares outstanding, issued 7,000,000 unregistered shares of its common stock in exchange for all of the outstanding common stock of Star Services. As a result of the transaction, the shareholders of Star Services received stock representing approximately 88% of the public shell corporation, thereby effecting a change in control of the public entity.

         Such business combination has been accounted for as a reverse acquisition. Under the accounting rules for a reverse acquisition, Star Services is considered the acquiring entity. As a result, historical financial information for periods prior to the date of the transaction is that of Star Services. However, the capital structure for all periods presented has been restated to reflect the capital structure of Bailey & Baron, Inc. as the legal acquirer. Goodwill was not recorded in the merger since the transaction was equivalent to the issuance of stock by Star Services for the net monetary assets of the public shell corporation.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

         HISTORY AND BUSINESS ACTIVITY

         Star Services Group, Inc. was incorporated in the State of Florida on February 3, 1999. Its corporate offices and operations are located in Pompano Beach, Florida. The Company operates in several segments of the environmental services industry: collection, recycling and disposal of construction and demolition debris, land clearing, yard waste debris, and source separated recyclable materials. The Company's operations are carried out by Delta Recycling Corp. which was incorporated in the State of Florida on August 26, 1997, Delrock Management Corp. which was incorporated in the State of Florida on May 29, 1998, Delta Transfer Corp. which was incorporated in the State of Florida on August 26, 1998, Eastern Recycling, Inc. which was incorporated in the State of Florida on June 11, 1997, Delta Resources Corp. which was incorporated in the State of Florida on January 29, 1999, Delta Tall Pines Corp., which was incorporated April 23, 1999, Delta Waste Corp., which was incorporated January 28, 1999 and Delta Site Development Corp., which was incorporated August 2, 1999. Operations commenced with the incorporation of Delta Recycling Corp. on August 26, 1997.

         Delta Recycling Corp., Delta Transfer Corp. and Delta Tall Pines Corp. operate material resource recovery facilities ("MRF"), which are environmentally licensed and regulated by the State of Florida Department of Environmental Protection and various local regulatory authorities. As a MRF, these facilities accept assorted loads of debris consisting of construction and demolition debris, land clearing, and yard waste and source separated materials primarily from customers in the construction and demolition debris industry. The incoming loads are processed using a semi-automated sorting system to separate recyclables from the waste stream. Additional loads are also supplied by Delta Recycling Corp. through its hauling operations. The reclaimed recyclables are shipped to end user markets for re-use. Delta Recycling Corp. also operates a solid waste disposal service to collect and transport materials for the industry segment. Delrock Management Corp. owns real estate used in conjunction with the Company's operations. Eastern Recycling, Inc. has been inactive throughout 1997 and 1998. Delta Resources Corp. commenced operations in February 1999 as the operator of a construction and demolition debris landfill in Titusville, Florida. The operations of Delta Resources Corp. were suspended in January 2000 (Note 6). Delta Site Development Corp. commenced operations during 1999 and provides site development services, such as site clearing and grading, for major residential home builders. Delta Waste Corp. commenced operations during 1999 as a lessor of portable toilets under short-term operating leases.

         CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and equivalents and of accounts receivable. The Company's policies do not require collateral to support accounts receivable. However, because of the diversity and credit worthiness of individual accounts which comprise the total balance, management does not believe that the Company is subject to any significant credit risk.

         The Company routinely maintains cash balances with one bank under limits insured by the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 1999, the Company's cash balance with this bank was $235,476 in excess of the FDIC insured limit. The Company also maintains cash in a money market account with a brokerage firm in excess of the $1 million limit insured by the Securities Investor Protection Corporation ("SIPC"). At December 31, 1999, the Company's balance in this money market account was $343,415 in excess of the SIPC insured limit. The Company has not experienced any losses in such accounts and believes they are not exposed to any significant credit risk on cash.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's receivables and payables are current and on normal terms and, accordingly, are believed by management to approximate fair value. Management also believes that notes payable, long-term debt and capital lease obligations approximate fair value when current interest rates for similar debt securities are applied.

         PROPERTY AND EQUIPMENT

         Property and equipment are carried at cost. Depreciation is provided on the straight-line method over the following estimated useful lives:

                                                       Years
                                                       -----

                   Machinery and equipment..........    5-10
                   Office furniture and equipment...       5
                   Structures and improvements......    5-39

         Maintenance, repairs and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of equipment are included in income.

         COST IN EXCESS OF NET ASSETS ACQUIRED

         Cost in excess of net assets acquired is net of accumulated amortization of $13,000 at December 31, 1999. Such costs are being amortized on the straight-line method over a ten-year period. For the year ended December 31, 1999, amortization expense was $13,000.

         DEFERRED CHARGES

         Deferred charges consist of the following:


                                                        December 31,
                                                 -----------------------
                                                   1999            1998
                                                 ---------      --------

                   Deferred acquisition costs    $  58,233      $     --

                   Deposits and other........       55,070            --
                                                 ---------      --------
                                                 $ 113,303      $     --
                                                 =========      ========




         Deferred acquisition costs are capitalized as a component of total acquisition costs upon successful consummation of a planned acquisition. Such costs are expensed if it is determined that a proposed acquisition is unlikely to occur.

         REVENUE RECOGNITION

         The Company recognizes revenue upon receipt and acceptance of waste materials at its material recovery facilities and landfills, upon collection of waste materials for its waste disposal operations, and when services are provided for its site development and portable toilet leasing operations.

         ENVIRONMENTAL COSTS

         It is our policy and a requirement of the Florida Administrative Code for all environmental solid waste permits to establish and maintain financial assurance for closure and post closure. This financial assurance must be approved by the Florida Department of Environmental Protection. The financial assurance mechanism must include funds for removing all stockpiles and provide for site closure. Because the Company does not presently own any landfill sites, there have been no accruals required for closure or post-closure costs.

         CASH AND EQUIVALENTS

         For purposes of the consolidated statements of cash flows, the Company considers all highly-liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents.

         SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND FINANCING ACTIVITIES

         The Company financed equipment purchases as follows:

                                                                   August 26,
                                                                      1997
                                                                   (Inception)
                                                                    Through
                                  Year Ended December 31,         December 31,
                              -----------------------------       ------------
                                  1999               1998            1997
                              -----------       -----------       ------------

Property and equipment
  purchased ............      $ 4,718,423       $ 2,014,879       $   402,703
Long-term debt financing       (3,932,259)       (1,445,297)         (244,202)
                              -----------       -----------       -----------
Capital expenditures ...      $   786,164       $   569,582       $   158,501
                              ===========       ===========       ===========


         During 1998, the Company received capital contributions and its subsidiaries purchased treasury stock as follows:

          Capital contributions.............................   $ 411,000
          Expenditures for treasury stock of subsidiaries        (66,840)
                                                               ---------
          Net proceeds from capital contributions...........     344,160
          Debt issued to purchase treasury stock
               of subsidiaries..............................    (136,960)
                                                               ---------
          Net capital contributed...........................   $ 207,200
                                                               =========

         During 1999, the Company issued common stock and notes to effect business combinations, as follows:

              Value of business combinations................   $ 597,500
              Value of common stock issued..................    (497,500)
              Note issued...................................    (100,000)
                                                               ---------
              Cash expenditures for business combinations...   $      --
                                                               =========

         PRO FORMA INFORMATION (UNAUDITED)

         The statements of operations present pro forma information (unaudited) of income tax expense which would have been recorded had Star's subsidiaries been taxable corporations based on the tax laws in effect during the period and the resultant pro forma effect on net income (loss) and earnings (loss) per share. The comparative information presented for the year ended December 31, 1999, is actual.

2.       BUSINESS COMBINATION

         Effective October 1, 1999, the Delta Site Development Corp. acquired the business, and substantially all of the assets and liabilities, of Mario's Equipment Rental, Inc. ("Mario's") in exchange for 100,000 shares of Star's common stock valued at $487,500 and a $100,000 note. As a result, the Company commenced operations of providing site development services, such as site clearing and grading. The share issuance has been recorded at the bid price of the Company's common stock for two days before and after September 21, 1999, the date the agreement was entered into. The value of the consideration given in excess of the fair value of the net equity of Mario's has been recorded as goodwill which is being amortized over a 10-year period.

         The following unaudited information has been prepared on a pro forma basis as if the business of Mario's had been acquired as of the beginning of the year ended December 31, 1999:

             Revenues......................................  $13,816,711
                                                             -----------
             Net loss......................................  $  (360,440)
                                                             ===========
             Loss per share................................  $     (0.05)
                                                             ===========
             Weighted average common shares................  $ 7,087,500
                                                             ===========

         The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the Mario's acquisition been consummated as of the beginning of the period presented, nor are they necessarily indicative of future operating results.

3.       LONG-TERM DEBT

         Long-term debt consists of the following:


                                                                                            December 31,
                                                                                         -------------------
                                                                                         1999          1998
                                                                                         ----          ----
                 Notes payable to various financial institutions in monthly installments totaling $109,408 in 1999 and $33,469 in 1998, including interest ranging from 5.9% to 11.4%. The notes mature in April 2001 through November 2007. The notes are secured by
                 machinery and equipment                                              $ 3,949,543   $1,211,517

                 Mortgage payable to an individual in monthly installments of
                 $4,614 in 1999 and $5,455 in 1998, including interest at 8%,
                 through August 2003                                                      251,629      337,387

                 Notes payable to individuals in monthly installments totaling
                 $3,639, including interest at 7%. The notes mature in September
                 2001 through November 2003 and are personally guaranteed by the
                 Company's majority shareholders                                           67,109      133,260
                                                                                      -----------   ----------
                                                                                        4,268,281    1,682,164
                 Less current portion                                                   1,174,060      365,265
                                                                                      -----------   ----------
                                                                                      $ 3,094,221   $1,316,899
                                                                                      ===========   ==========


         As of December 31, 1999, maturities of long-term debt are as follows:

                Year Ending
                December 31,
                -----------
                  2000.................................   $1,174,060
                  2001.................................    1,078,048
                  2002.................................      875,767
                  2003.................................      738,539
                  2004.................................      353,403
                Thereafter.............................       48,464
                                                          ----------
                                                          $4,268,281
                                                          ==========
4.       RELATED PARTY TRANSACTIONS

         MANAGEMENT AGREEMENT

         Effective November 1999, Star entered into an agreement to provide operational and administrative management services to J.R. Capital Corp., ("J.R. Capital") a related party corporation. J.R. Capital, which is owned by the chairman of Star, owns and operates several material recovery facilities in Florida. The agreement is for a five-year period ending October 2004. Under the terms of the agreement, Star is to provide administrative and managerial functions, maintain books and records, and provide other services to J.R. Capital. In addition, Star has agreed to permit J.R. Capital to dispose of waste at a rate equal to the lesser of the fair market value, or the same rate which Star charges on an internal basis. In return, Star receives an annual management fee of $1,537,293, receivable in monthly installments of $128,108. The full provisions of the agreement were deferred by the parties until January 1, 2000. As a result, for the year ended December 31, 1999, related party management fee income totaled $20,258.

         In addition, Star and J.R. Capital allow each other to utilize any of each other's facilities for a price equal to 90% of the fair market value for such services charged to non-affiliate third parties. The agreement may be terminated by J.R. Capital upon 30 days written notice and by Star upon 90 days written notice.

         RELATED PARTY ACCOUNTS

         During 1999, Star derived $290,425 of revenue for disposal fees and trucking services provided to J.R. Capital. During 1999, Star incurred $1,035,548 of costs for disposal fees at J.R. Capital's material recovery facilities.

         At December 31, 1999, accounts payable includes net payables to J.R. Capital of $538,014 and accounts receivable includes net receivables from J.R. Capital of $38,160. Such payables and receivables are satisfied in the ordinary course of business.

         During 1999 and 1998, Star paid accounting fees to a firm, which is owned, in part, by one of Star's significant shareholders. Such fees totaled $13,400 and $12,000 for the years ended December 31, 1999 and 1998, respectively.

         The Company also leases one of its facilities from a related party. See
Note 6.

         NOTES PAYABLE -- RELATED PARTIES

         Notes payable -- related parties represent uncollateralized, non-interest bearing loans made to the Company by related parties. The notes are payable on demand. All such notes were paid during 1999.

         LOANS FROM SHAREHOLDERS

         Loans from shareholders represent uncollateralized, non-interest bearing advances to the Company, payable on demand. All such loans were repaid during 1999.

5.       SHAREHOLDERS' EQUITY

         COMMON STOCK

         As described in Note 1, on February 4, 1999, Star Services Group, Inc. issued 5,000,000 shares of common stock to acquire all of the issued and outstanding shares of the Subsidiaries. Prior to that date, and throughout 1998 and 1997, the ownership and voting percentage of the Subsidiaries was identical. The ownership and voting percentage of Star Services subsequent to the acquisitions was also identical to that of the Subsidiaries prior to the acquisitions. As a result, the business combination has been accounted for as a recapitalization, similar to a pooling of interests. The capital structure for all periods has been retroactively restated to give effect to the business combination and the capital structure of Star Services.

         PREFERRED STOCK

         The Company's articles of incorporation provide that the Company may authorize the issuance of up to 5,000,000 shares of preferred stock. The preferred stock may be issued in series from time to time with such designations, rights, preferences and limitations as the Company's Board of Directors may determine by resolution.

         PRIVATE PLACEMENT

         During 1999, Star completed a private placement under which it sold 2,000,000 shares of its $.01 par value common stock at a purchase price of $2 per share. The Company received net proceeds of $3,950,000.

         STOCK OPTION PLAN

         The 1999 Stock Option Plan was adopted by the Board of Directors effective as of February 3, 1999. The plan is intended to provide employees, consultants and directors with additional incentives by increasing their proprietary interests in the Company. Under the plan, Star may grant options with respect to 2,000,000 shares of the Company's common stock. Concurrent with the effective date of the plan, the Company's board granted options to purchase 759,000 shares of common stock at an exercise price of $0.30 per share. All such options vest over a four-year schedule and are exercisable no later than 10 years after the grant date.

         The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, the Company is recording stock-based compensation based on the difference between the $2.00 per share estimated fair market value of the Company's stock on the date of the grant and the $0.30 per share exercise price. Such compensation is being recorded over the four-year vesting period of the options. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (STATEMENT 123).

         A summary of stock-based compensation is as follows:

            Total compensation to be recognized...................   $1,290,300
               Compensation recognized during the year ended
               December 31, 1999..................................      295,693
                                                                     ----------
               Deferred compensation at December 31, 1999.........   $  994,607
                                                                     ==========


6.       COMMITMENTS AND CONTINGENCIES

         LEASE AGREEMENTS

         From inception through October 1998, the Company maintained its offices on the site of the 50-acre material recovery facility described in the following paragraph. During November 1998 through January 1999, the Company leased its offices on a month-to-month basis. Effective February 1, 1999, the Company entered into an operating lease for its office facilities. Such lease was revised effective October 1999. The lease is for a three-year period ending September 2002 at an annual rental of $39,448, with an option to extend the lease for an additional three years.

         Through March 2000, the Company leased approximately 50 acres of land under an operating lease on which it operates one of its material recovery facilities at a monthly rental of $8,333. Effective March 2000, the Company entered into an agreement to terminate this lease, with the goal of reducing costs by consolidating its operations at another of its facilities located nearby. The Company made a one-time payment of approximately $40,000 in connection with the termination of this lease.

         The Company also leases approximately 30 acres on which it operates a material recovery facility at a monthly rental of $20,000 under an operating lease which expires August 2000. The lease also provides for the option to purchase the facility for $4,000,000. During March 2000, the Company exercised its option to purchase the facility. See Note 8.

         Effective February 15, 1999, Delta Resources Corp. entered into an operating lease for approximately 90 acres of land which include a 48-acre construction and demolition landfill in Titusville, Florida. Under the terms of the 18-month agreement, the monthly rental is $4,000 for the first four months and $8,000 per month thereafter. During the term of the lease, the Company is to pursue certain environmental permits, wetland issues and zoning. In the event that the Company exercises its option to purchase the property (as described below), $4,000 of each $8,000 payment made shall be applied against the $600,000 purchase price. If the aforementioned permits and licenses have not been received, the Company has the option to renew the term of the lease for an additional 18-month period. Rent during the renewal period shall not be applied to the purchase price.

         Effective January 2000, the landfill operations of Delta Resources Corp. have been suspended indefinitely as a result of a court determination that the property does not have proper zoning. The Company presently intends to appeal this decision. The Company believes that the operation of the landfill is not significant to Star's financial results and, consequently, it may choose to drop the appeal. The Company believes that the lack of proper zoning obviates the requirement that lease payments be made.

         Effective June 1999, Delta Tall Pines Corp. entered into an operating lease agreement with a related party for a material recovery facility in Palm Beach County, Florida. The lessor is a corporation which is owned by two of Star's principal shareholders and officers. The lease is for a 74-month term ending July 2005, at a monthly rental of $21,200. In addition, the Company is responsible for all real estate taxes and operating costs. Rent paid to the related party totaled $148,400 for the year ended December 31, 1999.

         Rent expense under the above office and facilities leases totaled $614,698 and $154,610 for the years ended December 31, 1999 and 1998, respectively.

         During 1998, the Company commenced leasing four of its trucks from a financing corporation under operating leases, which expire in various months of 2003. The Company has the option to purchase the trucks and trailers for the fair market value at the expiration of the lease term. The Company also leases a variety of office equipment under operating leases which expire through 2004. Lease expense under these operating leases for the years ended December 31, 1999 and 1998 was approximately $107,000 and $47,000, respectively.

         MINERAL EXTRACTION AGREEMENT

         Eastern Recycling, Inc. entered into a mineral extraction agreement, dated October 10, 1997, and amended May 26, 1998, whereby Eastern Recycling, Inc. has the exclusive right to excavate, dredge, mine and remove all sand products in and from an 18.2 acre lake area located in Pompano Beach, Florida.

         The parties in the contract, through Eastern Recycling, Inc., will conduct the mining production and sale of screened mason sand, its by-products, lawn sand, stabilizer and fill for sale to third parties.

         The agreement includes the lease of approximately 6.5 acres of land adjoining the lake area. Under the terms of the agreement, the Company is obligated to pay a royalty of 15% of gross sales price for all minerals and materials extracted, or $.50 per ton, whichever is greater. Such royalty payments shall not be less than $2,500 per month. Such payments commenced in July 1998.

         Royalty and rent payments under the mineral extraction agreement totaled $30,000 and $15,000 for the years ended December 31, 1999 and 1998, respectively.

         FUTURE MINIMUM PAYMENTS

         The minimum future payments under the above lease and mineral extraction agreements are as follows:

               Year Ending     Operating                    Mineral
               December 31,   Facilities      Equipment   Extraction
               -----------    ----------      ---------   -----------

               2000.......    $  361,665      $ 107,563    $  30,000
               2001.......       293,966        105,162       30,000
               2002.......       285,182        101,880       30,000
               2003.......       254,400         41,802       30,000
               2004.......       254,400          2,259       30,000
               Thereafter.       148,400             --       90,000
                              ----------      ---------    ---------
                              $1,598,013      $ 358,666    $ 240,000
                              ==========      =========    =========

         GOVERNMENT REGULATION

         Substantially all of the Company's operations are subject to federal, state and local regulations relating to the disposition of environmentally-sensitive waste. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal, state and local requirements.

         ACQUISITION AGREEMENT

         During February 1999, the Company entered into an agreement to acquire the operations of a landfill operation in Titusville, Florida. In connection therewith, the Company entered into an operating lease for the landfill, as described above. In addition, the Company entered into an option to purchase the landfill, including licenses and permits and a noncompete agreement with the owner, for $600,000. Such option expires July 31, 2000, but may be renewed for an additional year if the operating lease agreement is renewed. In the event that the option to purchase is exercised, consideration shall include a $500,000 mortgage payable every other month over a ten-year period in installments of $11,577 including interest at 7%. In addition, if the purchase option is exercised, the Company will enter into a consulting agreement with the owner of the landfill to provide consulting services to the Company for a three-year period in exchange for a prepaid consulting fee of $100,000.

7.       INCOME TAXES

         During 1998 and 1997, the Subsidiaries elected to be treated as S Corporations under the provisions of the Internal Revenue Code and similar provisions of state tax laws. As S Corporations, the net income or loss of the Subsidiaries was reportable by the shareholders who were responsible for any income taxes thereon. Therefore, no provision for taxes on income has been included in the 1998 or 1997 financial statements. Star's acquisition of the Subsidiaries in 1999 automatically terminated their S Corporation elections. Therefore, a provision for income tax benefit has been recognized for the year ended December 31, 1999, at the statutory U.S. income tax rate of 35%. There are no material differences in the basis of assets and liabilities for income tax and financial reporting purposes.

         Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities for which income tax effects will be realized in future years. Valuation allowances, if any, are provided when the expected realization of deferred tax assets does not meet a "more likely than not" criterion.

         Deferred tax benefits of $195,001 were recognized for the year ended December 31, 1999, as a result of the Company's net operating loss of approximately $557,000. Such loss is available to be carried forward through the year 2019 to offset future years' taxable income. Although realization is not assured, management believes that it is more likely than not that all of the deferred tax asset will be realized. The deferred tax asset has been classified as current based on the expected reversal date of the temporary difference.

8.       SUBSEQUENT EVENTS

         During March 2000, the Company exercised its purchase option and closed on the acquisition of the material recovery facility, which it had previously leased. The purchase price for the property was $4,000,000 which was paid as follows: $500,000 at closing and the remainder in two purchase promissory notes: one at $2,500,000 and the second at $1,000,000 each with interest at the rate of 8%. The promissory notes are for a term of 30 years and call for payments of $18,344 and $7,338 per month, respectively.

         During March 2000, the Company acquired substantially all of the assets of a corporation, which operates a roll-off container business in Dade County, Florida. The business was acquired for $960,400, of which $660,400 was paid in cash and $300,000 was paid in 59,260 shares of the Company's common stock. Such shares are to be held in escrow until the final purchase price is determined. The total purchase price is subject to adjustment based on revenues to be generated in the month of August 2000.

                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

The following pro forma condensed consolidated financial statements have been prepared to give effect to the acquisition of Peerless Big Apple, Inc. (Big Apple) and Peerless Dade, Inc. (Dade), and New Horizon Consultant, Inc. DBA Tropical Recycling (Tropical), as if the transactions had taken place at September 30, 2000 for the pro forma condensed consolidated balance sheet, and to give effect to the acquisitions of Peerless Big Apple, Inc. (Big Apple), Peerless Dade, Inc. (Dade), New Horizon Consultant, Inc. DBA Tropical Recycling (Tropical), as if the transactions had taken place at January 1, 1999 for the pro forma condensed consolidated statements of operations for the year ended December 31, 1999 and as of January 1, 2000 for the nine-month period ended September 30, 2000. The historical statement of operations of Peerless Big Apple, Inc. (Big Apple) for the nine-month period ended September 30, 2000, includes the operations of New Horizon Consultant, Inc. DBA Tropical Recycling (Tropical) since their operations were combined effective January 1, 2000.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of Star Services Group, Inc. and subsidiaries and of Big Apple, Dade and Tropical.

                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


                               SEPTEMBER 30, 2000





                                                Historical
                                                Financial
                                                Statements                    Pro Forma Adjustments
                                               ------------      ------------------------------------------------    Pro Forma
                                                   Star          Big Apple (A)      Dade (A)         Tropical (A)   Consolidated
                                               ------------      ------------     ------------       -----------    ------------
                                                                            ASSETS
Current assets:
  Cash                                         $    251,414      $         --     $         --        $      --     $    251,414
  Accounts receivable                             2,635,826                --               --               --        2,635,826
  Prepaid expenses                                  649,830                --               --               --          649,830
  Deferred income taxes                             288,785                --               --               --          288,785
                                               ------------      ------------     ------------       ----------     ------------

    Total current assets                          3,825,855                --               --               --        3,825,855
                                               ------------      ------------     ------------       ----------     ------------

Property and equipment, net                      13,659,743           550,000          630,850               --       14,840,593
                                               ------------      ------------     ------------       ----------     ------------
Other assets:
  Deferred charges                                   93,455                --               --               --           93,455
  Goodwill and other intangibles                    789,961         4,692,375          112,500          878,125        6,472,961
  Covenant not-to-compete                                --           500,000          200,000          200,000          900,000
                                               ------------      ------------     ------------       ----------     ------------

    Total other assets                              883,416         5,192,375          312,500        1,078,125        7,466,416
                                               ------------      ------------     ------------       ----------     ------------

    Total assets                               $ 18,369,014      $  5,742,375     $    943,350        1,078,125     $ 26,132,864
                                               ============      ============     ============       ==========     ============

                                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt         $  1,818,090      $         --     $         --               --     $  1,818,090
  Accounts payable                                1,898,378                --               --               --        1,898,378
  Accrued expenses                                  839,350                --               --               --          839,350
                                               ------------      ------------     ------------       ----------     ------------

    Total current liabilities                     4,555,818                --               --               --        4,555,818
                                               ------------      ------------     ------------       ----------     ------------

Long-term debt, net of current portion            8,587,300         2,133,000          630,850               --       11,351,150
                                               ------------      ------------     ------------       ----------     ------------

    Total liabilities                            13,143,118         2,133,000          630,850               --       15,906,968
                                               ------------      ------------     ------------       ----------     ------------

Stockholders' equity:
  Common Stock                                       81,630         3,609,375          312,500        1,078,125        5,081,630
  Additional paid-in-capital                      5,746,479                --               --               --        5,746,479
  Retained earnings                                (602,213)               --               --               --         (602,213)
                                               ------------      ------------     ------------       ----------     ------------

    Total stockholders' equity                    5,225,896         3,609,375          312,500        1,078,125       10,225,896
                                               ------------      ------------     ------------       ----------     ------------
    Total liabilities and stockholders'
      equity                                   $ 18,369,014      $  5,742,375     $    943,350       $1,078,125     $ 26,132,864
                                               ============      ============     ============       ==========     ============




       See notes to pro forma condensed consolidated financial statements

                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                   Nine-month Period Ended September 30, 2000


                                                     Historical Financial Statements
                                           ------------------------------------------------      Pro Forma         Pro Forma
                                               Star          Big Apple          Dade            Adjustments      Consolidated
                                          ------------     ------------     ------------        ------------     ------------
Revenues                                  $ 16,604,876     $  1,719,764     $  4,357,000 (B)    $   (527,901)    $ 22,153,739

Direct costs                                11,573,091        1,460,274        5,003,746 (B)      (1,966,289)      16,070,822
                                          ------------     ------------     ------------        ------------     ------------

Gross profit                                 5,031,785          259,490         (646,746)          1,438,388        6,082,917

Selling and administrative expenses          4,262,447          438,080          669,451 (B,D,F)     445,387        5,815,365
                                          ------------     ------------     ------------        ------------     ------------

Income from operations                         769,338         (178,590)      (1,316,197)            993,001          267,552

Other income (expense)
  Interest expense                            (447,967)        (108,808)      (1,806,798)(B)       1,686,659         (676,914)
  Interest income                               19,798              430          210,022 (B)        (209,397)          20,853
  Costs related to closure of facilities      (609,122)               0                0                   0         (609,122)
  Other income (expenses)                            0            8,628           18,933                   0           27,561
                                          ------------     ------------     ------------        ------------     ------------

    Total other income (expense)            (1,037,291)         (99,750)      (1,577,843)          1,477,262       (1,237,622)

Income (loss) before income taxes             (267,953)        (278,340)      (2,894,040)          2,470,263         (970,070)

Income taxes benefit (expense)                  87,935                0                0 (H)         227,677          315,612
                                          ------------     ------------     ------------        ------------     ------------

Net income (loss)                         $   (180,018)    $   (278,340)    $ (2,894,040)       $  2,697,940     $   (654,458)
                                          ============     ============     ============        ============     ============

Earnings (loss) per share                 $      (0.02)                                                          $      (0.07)
                                          ============                                                           ============

Weighted average shares outstanding          8,144,268                                                              9,739,268
                                          ============                                                           ============



       See notes to pro forma condensed consolidated financial statements

                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                          Year ended December 31, 1999


                                                  Historical Financial Statements
                                     ---------------------------------------------------------            Pro Forma     Pro Forma
                                         Star         Big Apple        Dade         Tropical             Adjustments   Consolidated
                                     ------------   ------------   ------------   ------------          ------------   ------------
Revenues                             $ 12,914,295   $  1,707,554   $  7,021,653   $    407,595 (C)      $   (649,697)  $ 21,401,400

Direct costs                           10,128,535      1,379,077      6,115,764        275,696 (C)          (884,376)    17,014,696
                                     ------------   ------------   ------------   ------------          ------------   ------------

Gross profit                            2,785,760        328,477        905,889        131,899               234,679      4,386,704

Selling and administrative expenses     3,156,981        337,280     12,019,150         76,827 (C,E,G)   (10,028,564)     5,561,674
                                     ------------   ------------   ------------   ------------          ------------   ------------

Income from operations                   (371,221)        (8,803)   (11,113,261)        55,072            10,263,243     (1,174,970)

Other income (expense)
  Interest expense                       (259,219)       (28,289)    (2,687,584)        (4,305)(C)         2,110,102       (869,295)
  Interest income                          73,294        398,626                             0 (C)          (368,690)       103,230
  Other income (expenses)                       0                        46,014        (39,554)                    0          6,460
                                     ------------   ------------   ------------   ------------          ------------   ------------

    Total other income (expense)         (185,925)       (28,289)    (2,242,944)       (43,859)            1,741,412       (759,605)

Income (loss) before income taxes        (557,146)       (37,092)   (13,356,205)        11,213            12,004,655     (1,934,575)

Income taxes benefit (expense)            195,001                                              (H)           440,777        635,778
                                     ------------   ------------   ------------   ------------          ------------   ------------

Net income (loss)                    $   (362,145)  $    (37,092)  $(13,356,205)  $     11,213          $ 12,445,432   $ (1,298,797)
                                     ============   ============   ============   ============          ============   ============

Earnings (loss) per share            $      (0.05)                                                                     $      (0.15)
                                     ============                                                                      ============

Weighted average shares outstanding     7,012,500                                                                         8,607,500
                                     ============                                                                      ============




       See notes to pro forma condensed consolidated financial statements

                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

         The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of September 30, 2000 and the pro forma condensed consolidated statements of income for the nine-month period ended September 30, 2000 and for the year ended December 31, 1999.

         The pro forma condensed consolidated statements of income for the nine month period ended September 30, 2000 reflects the fact that the operations for Tropical were consolidated into Big Apple as of January 1, 2000. The pro forma adjustments for Tropical and Big Apple were recorded for the combined amounts, into Big Apple.

A) Reflects the acquisition of specific assets of Big Apple, Dade and Tropical, consisting of property and equipment, goodwill and other intangibles, and covenants not-to-compete, as a result of the issuance of 1,595,000 shares of common stock at $3.125 per share and the assumption of $2,663,850 of debt, or $7,763,850.





                                                                         Big Apple          Dade       Tropical
                                                                        ----------        --------     ----------
         Property and equipment, net                                       550,000         630,850             --
         Goodwill and other intangibles                                  4,692,375         112,500        878,125
         Covenant not-to-compete                                           500,000         200,000        200,000
                  Long-term debt, net of current portion                (2,133,000)       (630,850)            --
                  Common Stock                                          (3,609,375)       (312,500)    (1,078,125)


B) Reflects the removal of the Land Fill Operations from Dade that were not acquired as part of the acquisition of the Peerless Group for the nine months ended September 30, 2000.



                                                                   DR                 CR
                                                               ---------           ---------
         Revenues                                                527,901
         Direct Costs                                                              1,966,289
         Selling and administrative expenses                                         225,466
         Interest expense                                                          1,686,659
         Interest income                                         209,397
         Excess of Landfill expenses over Landfill revenues    3,141,116


C) Reflects the removal of the Land Fill Operations from Dade that were not acquired as part of the acquisition of the Peerless Group for the twelve months ended December 31, 1999.


                                                                              DR              CR
                                                                           ----------      -----------
         Revenues                                                             649,697
         Direct Costs                                                                         884,376
         Selling and administrative expenses
              (including amortization and impairment of intangibles)                       10,923,035
         Interest expense                                                                   2,110,102
         Interest income                                                      368,690
         Excess of Landfill expenses over Landfill revenues                12,899,126


                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


D) Reflects the amortization of Goodwill and the Covenant not-to compete for the nine months ended September 30, 2000


                                                                           Big Apple         Dade          Tropical         Total
                                                                           ---------         ----          --------         -----
         Selling and administrative expenses                                470,287          23,438              0         493,725
                     Accumulated amortization                              (470,287)        (23,438)             0        (493,725)



E) Reflects the amortization of Goodwill and the Covenant not-to compete for the year ended December 31, 1999


                                                                           Big Apple         Dade          Tropical         Total
                                                                           ---------         ----          --------         -----
         Selling and administrative expenses                                519,238          31,250        107,813         658,301
                     Accumulated amortization                              (519,238)        (31,250)      (107,813)       (658,301)


F) Reflects the depreciation of the net property and equipment for the nine months ended September 30, 2000


                                                                           Big Apple         Dade          Tropical         Total
                                                                           ---------         ----          --------         -----
         Selling and administrative expenses                                 82,500          94,628              0         177,128
                     Property and equipment, net                            (82,500)        (94,628)             0        (177,128)


G) Reflects the depreciation of the net property and equipment for the twelve months ended December 31, 1999


                                                                           Big Apple         Dade          Tropical         Total
                                                                           ---------         ----          --------         -----
         Selling and administrative expenses                                110,000         126,170              0         236,170
                     Property and equipment, net                           (110,000)       (126,170)             0        (236,170)


H) Reflects the income tax benefit, at the company's effective tax rate, of the pro forma adjustments to income (loss) before income taxes.


                                                                           Nine Months Ended             Twelve Months Ended
                                                                           September 30, 2000              December 31, 1999
                                                                           ------------------              -----------------

         Income tax benefit at a rate of 32%                                     227,677                        440,777




                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
 BIG APPLE DEMOLITION REMOVAL, INC.

We have audited the accompanying balance sheets of BIG APPLE DEMOLITION REMOVAL, INC. as of December 31, 1999 and 1998 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BIG APPLE DEMOLITION REMOVAL, INC. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred significant losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to those matters are discussed in Note 6 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                      MERDINGER, FRUCHTER, ROSEN & CORSO, P.C
                                      Certified Public Accountants

New York, New York
December 12, 2000

                       BIG APPLE DEMOLITION REMOVAL, INC.
                                 BALANCE SHEETS

                                  DECEMBER 31,



                                                                 1999              1998
                                                              ---------         ---------
       ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                 $  35,232         $  42,940
    Accounts receivable, net of allowance for
     doubtful accounts of $8,045 and $10,363                    154,768            94,015
                                                              ---------         ---------

           Total current assets                                 190,000           136,955

Property and equipment, net                                     128,647           227,814
Deposits                                                          1,000             1,000
                                                              ---------         ---------

       Total assets                                           $ 319,647         $ 365,769
                                                              =========         =========


       LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                          $ 121,047         $  29,200
    Payroll taxes payable                                           619             5,498
    Deferred revenue                                             42,304            29,246
    Current portion of long-term debt                            90,426            94,523
                                                              ---------         ---------

           Total current liabilities                            254,396           158,467

Long-term debt, less current portion                            135,671           226,097
Loans payable, shareholder                                       81,258            95,791
                                                              ---------         ---------

           Total liabilities                                    471,325           480,355
                                                              ---------         ---------

Commitments and contingencies                                        --                --

STOCKHOLDERS' DEFICIT
    Common stock, no par value; 100 shares authorized,
      issued and outstanding                                      2,500             2,500
    Additional paid-in-capital                                  121,737           121,737
    Accumulated deficit                                        (275,915)         (238,823)
                                                              ---------         ---------
           Total stockholders' deficit                         (151,678)         (114,586)
                                                              ---------         ---------

       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT            $ 319,647         $ 365,769
                                                              =========         =========




   The accompanying notes are an integral part of these financial statements.

                       BIG APPLE DEMOLITION REMOVAL, INC.
                             STATEMENT OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                       1999                1998
                                                   -----------         -----------
Revenue                                            $ 1,707,554         $ 1,539,561

Cost of revenue                                      1,379,077           1,130,260
                                                   -----------         -----------
Gross profit                                           328,477             409,301
                                                   -----------         -----------

Selling, general and administrative expense            337,280             448,220
Interest expense                                        28,289              25,309
Impairment expense                                          --             115,000
                                                   -----------         -----------
                                                       365,569             588,529
                                                   -----------         -----------

Loss before provision for income taxes                 (37,092)           (179,228)

Provision for income taxes                                  --                  --
                                                   -----------         -----------

Net loss                                           $   (37,092)        $  (179,228)
                                                   ===========         ===========

Loss per share, basic and diluted                  $    370.92         $  1,792.28

Weighted average shares outstanding                        100                 100




   The accompanying notes are an integral part of these financial statements.

                       BIG APPLE DEMOLITION REMOVAL, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY




                                    Common  Stock           Additional
                                --------------------         Paid-in          Accumulated
                                Shares        Amount         Capital            Deficit           Total
                                ------        ------        ---------         -----------       ---------
Balance, January 1, 1998         100        $   2,500        $ 121,737        $ (59,595)        $  64,642

Net loss                          --               --               --         (179,228)         (179,228)
                                ------      ---------        ---------        ---------         ---------

Balance, December 31, 1998       100            2,500          121,737         (238,823)         (114,586)

Net loss                          --               --               --          (37,092)          (37,092)
                                ------      ---------        ---------        ---------         ---------

Balance, December 31, 1999       100        $   2,500        $ 121,737        $(275,915)        $(151,678)
                                ======      =========        =========        =========         =========








    The accompanying notes are integral part of these financial statements.

                       BIG APPLE DEMOLITION REMOVAL, INC.
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                          1999               1998
                                                        ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                    $ (37,092)        $(179,228)
   Adjustments to reconcile net income (loss) to
    cash flows from operating activities:
   Impairment expense                                          --           115,000
   Depreciation                                            99,167           110,378
   Bad debt                                                (2,318)            2,363
   Accounts receivable                                    (58,435)           10,514
   Due from affiliate                                          --          (115,000)
   Accounts payable                                        91,847           (67,958)
   Deferred revenue                                        13,058             9,157
   Payroll taxes payable                                   (4,879)            5,498
                                                        ---------         ---------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES          101,348          (109,276)
                                                        ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Property and equipment                                      --            (4,176)
                                                        ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds of borrowings                                      --           191,886
   Repayments of borrowings                               (94,523)          (63,146)
   Loans from shareholders                                (14,533)           26,000
                                                        ---------         ---------
CASH PROVIDED (USED) BY FINANCING ACTIVITIES             (109,056)          154,740
                                                        ---------         ---------

NET INCREASE (DECREASE) IN CASH                            (7,708)           41,288

CASH AND CASH EQUIVALENTS - January 1                      42,940             1,652
                                                        ---------         ---------

CASH AND CASH EQUIVALENTS - December 31                 $  35,232         $  42,940
                                                        =========         =========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest                               $  28,289         $  25,309
                                                        =========         =========
   Cash paid for income taxes                           $      --         $      --
                                                        =========         =========


NON-CASH FINANCIAL ACTIVITIES:
   During the year ended December 31, 1998, the Company purchased equipment through the proceeds of a note in the amount of $50,175.



   The accompanying notes are an integral part of these financial statements.

                       BIG APPLE DEMOLITION REMOVAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS

         Big Apple Demolition Removal, Inc. (the "Company") operates a construction and demolition waste hauling business in Miami-Dade County, Florida. The Company was incorporated under the laws of the state of Florida on January 1, 1990.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         REVENUE RECOGNITION

         The Company recognizes revenue when services are performed. Deferred revenue consists of billings made prior to completion of the hauling services.

         PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost and are depreciated using the declining balance method over their estimated useful lives, generally five years.

         Maintenance and repairs are charged to expense as incurred.

         CONCENTRATION OF CREDIT RISK

         The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to the relatively short maturity of these instruments. The carrying value of notes payable approximates fair value as the instruments bear interest at rates currently available to the Company.

                       BIG APPLE DEMOLITION REMOVAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         LONG-LIVED ASSETS

         Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

         INCOME TAXES

         Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

         EARNINGS PER SHARE


         The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of December 31, 1999, the Company has no securities that would effect loss per share if they were to be dilutive.


         COMPREHENSIVE INCOME

         SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

                       BIG APPLE DEMOLITION REMOVAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998


NOTE 2 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31 is summarized as follows:

                                                  1999           1998
                                               --------        --------
         Trucks                                $325,622        $325,622
         Containers                             318,795         318,795
         Equipment                              153,383         153,383
         Furniture, Fixtures and Other           89,109          89,109
                                               --------        --------
                                                886,909         886,909
         Less: Accumulated Depreciation         758,262         659,095
                                               --------        --------
                                               $128,647        $227,814
                                               ========        ========

         Depreciation expense for the years ended December 31, 1999 and 1998 was $99,167 and $110,378, respectively.

NOTE 3 - NOTES PAYABLE

         The Company is obligated under various notes payable. The proceeds of the notes were used to purchase equipment. The notes are collateralized by substantially all of the Company's trucks, containers and equipment.

         Notes payable at December 31, 1999 matures as follows:

              2000                                     $  90,426
              2001                                        81,683
              2002                                        41,360
              2003                                        12,628

NOTE 4 - COMMITMENTS AND CONTINGENCIES

         The Company occupies office space in facilities owned by a shareholder of the Company, on a month-to-month basis. Rent expense included in the statement of operations for the years ended December 31, 1999 and 1998 is $7,669 and $13,286, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

         During 1998, the Company recorded an impairment loss on an advance to an affiliated company in the amount of $115,000.

NOTE 6 - GOING CONCERN ISSUE

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained continuing losses from operations and has negative working capital at December 31, 1999. The Company is seeking to obtain additional financing or to be acquired by another entity. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7 - SUBSEQUENT EVENTS

         On January 31, 2000, the Company sold all of its assets and liabilities and ceased operations.

                            PEERLESS BIG APPLE, INC.

                                  BALANCE SHEET
                                   (UNAUDITED)

                               SEPTEMBER 30, 2000


                                     ASSETS

Current assets:
  Cash                                                             $   (48,643)
  Accounts receivable                                                  310,558
  Prepaid expenses                                                      13,369
                                                                   -----------

    Total current assets                                               275,284
                                                                   -----------

Property and equipment, net                                            877,250
                                                                   -----------

Other assets:
  Other current assets                                                   1,706
  Prepaid financing costs, net                                           8,127
  Goodwill, net                                                      1,349,987
                                                                   -----------

    Total other assets                                               1,359,820
                                                                   -----------

    Total assets                                                   $ 2,512,354
                                                                   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                 $   329,696
  Accrued expenses                                                      28,301
  Due to related parties                                               409,538
                                                                   -----------

    Total current liabilities                                          767,535

Long-term debt, net of current portion                               2,056,854
                                                                   -----------

    Total liabilities                                                2,824,389
                                                                   -----------

Stockholders' equity:
  Retained earnings                                                   (312,035)
                                                                   -----------

    Total stockholders' equity                                        (312,035)
                                                                   -----------

    Total liabilities and stockholders' equity                     $ 2,512,354
                                                                   ===========

                            PEERLESS BIG APPLE, INC.

                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                   Nine-month period ended September 30, 2000



                                                         Big Apple
                                                        -----------

Revenues                                                $ 1,719,764

Direct costs                                              1,460,274
                                                        -----------

Gross profit                                                259,490

Selling and administrative expenses                         438,080
                                                        -----------

Income from operations                                     (178,590)
                                                        -----------
Other income (expense)
  Interest expense                                         (108,808)
  Interest income                                               430
  Costs related to closure of facilities                          0
  Other income (expenses)                                     8,628
                                                        -----------

    Total other income (expense)                            (99,750)
                                                        -----------
Income (loss) before income taxes                          (278,340)

Income taxes benefit (expense)                                    0
                                                        -----------

Net income (loss)                                       $  (278,340)
                                                        ===========

                          INDEPENDENT AUDITOR'S REPORT

PEERLESS DADE, INC.

We have audited the accompanying balance sheet of PEERLESS DADE, INC. as of December 31, 1999 and the related statements of operations, stockholders' deficit and cash flows for the initial period November 16, 1998 to December 31, 1999. We have also audited the accompanying statements of income and cash flows of Dade Recycling Center, Inc. for the period January 1, 1998 to November 15, 1998. Dade Recycling Center, Inc., is Peerless Dade, Inc.'s predecessor. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PEERLESS DADE, INC. as of December 31, 1999, and the results of its and its predecessor's operations and cash flows for the initial period November 16, 1998 to December 31, 1999, and January 1, 1998 to November 15, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As indicated in Note 13 to the accompanying financial statements, significant events have occurred subsequent to December 31, 1999 that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to those matters are also discussed in Note 13 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                        Certified Public Accountants

New York, New York
February 19, 2000

                                PEERLESS DADE, INC.
                                  BALANCE SHEET

                                DECEMBER 31, 1999

        ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                   $    599,757
   Cash restricted for interest on bonds payable                    710,752
   Cash restricted for current bond payments                        550,000
   Accounts receivable                                              892,612
   Due from affiliates and related parties                          117,975
   Other receivables                                                217,957
   Prepaid expenses and other current assets                         23,610
                                                               ------------
         Total current assets                                     3,112,663

PROPERTY AND EQUIPMENT, net of
  accumulated depreciation of $392,147                           11,199,023

Intangible assets, net                                                   --

Cash restricted for property and equipment                        2,358,608
Cash restricted for debt service                                  1,928,502
Debt acquisition costs, net of accumulated
  amortization of $160,070                                        2,683,030
                                                               ------------
         Total assets                                          $ 21,281,826
                                                               ============

       LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Cash overdraft                                              $     15,609
   Accounts payable                                                 486,187
   Accrued interest                                                 419,803
   Notes payable - current portion                                   34,614
   Bonds payable - current portion                                  550,000
                                                               ------------
     Total current liabilities                                    1,506,213

   Accrued closure costs, non-current portion                     1,933,344
   Notes payable, less current portion                               73,374
   Convertible debenture payable                                  6,675,000
   Bonds payable                                                 24,450,000
                                                               ------------
       Total liabilities                                         34,637,931
                                                               ------------

STOCKHOLDERS' DEFICIT
   Common stock, no par value; 1,000 shares authorized,
     100 shares issued and outstanding                                  100
   Accumulated deficit                                          (13,356,205)
                                                               ------------
       Total stockholders' deficit                              (13,356,105)
                                                               ------------

       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT             $ 21,281,826
                                                               ============


   The accompanying notes are an integral part of these financial statements.

                               PEERLESS DADE, INC.
                             STATEMENT OF OPERATIONS




                                                     November 16, 1998    January 1, 1998
                                                             to                    to
                                                     December 31, 1999   November 15, 1998
                                                     -----------------   -----------------
Revenue                                                $  7,021,653         $  5,246,361

Cost of revenue                                           6,115,764            3,843,514
                                                       ------------         ------------

Gross profit                                                905,889            1,402,847
                                                       ------------         ------------

Operating expenses:
   Selling, general and administrative expenses           1,259,080            1,002,540
   Amortization of intangibles                            3,163,125                   --
   Impairment of intangibles                              7,436,875                   --
   Amortization of debt issuance costs                      160,070                   --
   Interest expense                                       2,687,584              447,534
                                                       ------------         ------------
     Total operating expenses                            14,706,734            1,450,074
                                                       ------------         ------------

Loss from operations before other
  income and provision for income tax                   (13,800,845)             (47,227)

Other income
   Interest income                                          398,626                   62
   Miscellaneous                                              3,315                2,361
   Gain on sale of equipment                                 42,699                  409
                                                       ------------         ------------

Loss from operations before provision
  for income taxes                                      (13,356,205)             (44,395)

Provision for income tax                                         --                   --
                                                       ------------         ------------

Net loss                                               $(13,356,205)        $    (44,395)
                                                       ============         ============

Loss per share, basic and diluted                      $(133,562.05)        $    (443.95)

Weighted average shares outstanding                             100                  100








   The accompanying notes are an integral part of these financial statements.

                               PEERLESS DADE, INC.
                       STATEMENT OF STOCKHOLDER'S DEFICIT


                                            Common Stock
                                        --------------------      Accumulated
                                        Shares      Amount          Deficit             Total
                                        ------    ----------      ------------       ------------
Balance, August 7, 1998                   --      $       --      $         --       $         --

Issuance of shares                       100             100                --                100

Net loss                                  --              --       (13,356,205)       (13,356,205)
                                         ---      ----------      ------------       ------------

Balance, December 31, 1999               100      $      100      $(13,356,205)      $(13,356,105)
                                         ===      ==========      ============       ============






   The accompanying notes are an integral part of these financial statements.

                               PEERLESS DADE, INC.
                            STATEMENTS OF CASH FLOWS



                                                         November 16, 1998      January 1, 1998
                                                               to                    to
                                                        December 31, 1999      November 15, 1998
                                                        -----------------      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                               $(13,356,205)          $    (44,395)
   Adjustments to reconcile net loss to net cash
    used by operating activities:
   Depreciation and amortization                             3,715,342                446,965
   Impairment expense                                        7,436,875                     --
   Accounts receivable                                         107,388               (407,081)
   Due from affiliates and related parties                    (117,975)                    --
   Other receivables                                          (217,957)                    --
   Prepaid expenses and other current assets                   (23,610)              (329,673)
   Accounts payable and accrued expenses                       905,990              1,306,457
   Accrued closure costs                                     1,933,344                     --
                                                          ------------           ------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                      383,192                972,273
                                                          ------------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Property and equipment                                   (3,391,170)              (294,654)
                                                          ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Cash overdraft                                               15,609                     --
   Proceeds of borrowings                                    9,139,888                200,000
   Restricted cash                                          (5,547,862)                    --
   Sale of common stock                                            100                     --
   Repayments of borrowings                                         --               (474,358)
   Distributions to shareholder                                     --               (375,462)
                                                          ------------           ------------

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES             3,607,735               (649,820)
                                                          ------------           ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                      599,757                 27,799

CASH AND CASH EQUIVALENTS - BEGINNING                               --                 43,736
                                                          ------------           ------------

CASH AND CASH EQUIVALENTS - ENDING                        $    599,757           $     71,535
                                                          ============           ============

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest                                 $  2,687,584           $    447,534
   Cash paid for income taxes                             $         --           $         --




   The accompanying notes are an integral part of these financial statements.

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS

         Peerless Dade, Inc. (the "Company") was incorporated in the state of Florida on August 7, 1998. The Company purchased the business of Dade Recycling Center, Inc. ("Dade") on November 16, 1998. Prior to that date the Company had no operations. Dade is considered to be the Company's predecessor. The statements of operations and cash flows for the period January 1, 1998 to November 15, 1998 are those of Dade.

         The Company operates a construction and demolition debris solid waste facility located on an approximately 413-acre site in Dade County, Florida.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

         Significant estimates include remaining available airspace under the permits and closure costs.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         CONCENTRATION OF CREDIT RISK

         The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

         ACCOUNTS RECEIVABLE

         For financial reporting purposes, the Company utilizes the allowance method of accounting for doubtful accounts. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses, if necessary. The allowance is based on an experience factor and review of current accounts receivable. Uncollectible accounts are written off against the allowance accounts when deemed uncollectible.

         PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, using declining balance and straight-line methods. The estimated service lives used in determining depreciation are three to ten years.

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized. Upon retirement or sale, the cost and related accumulated depreciation of the disposed assets are removed and any resulting gain or loss is credited or charged to operations.

         INTANGIBLES

         Intangibles consist of permits, non-compete covenants and customer lists.

         Should events or circumstances occur which bring into question the realizable value or impairment of the amounts assigned to intangibles, the Company will evaluate the remaining useful life and balance of unamortized cost and make adjustments, if required. The Company's principal consideration in determining an impairment includes the strategic benefit to the Company of the particular assets as measured by undiscounted current and expected future operating income of that specified group of assets and expected undiscounted future cash flows. Should an impairment be identified, a loss would be reported to the extent that the carrying value of the related asset exceeds the fair value of that asset as determined by valuation techniques available in the circumstances.

         ACCRUED CLOSURE AND POSTCLOSURE COSTS

         Accrued closure and postclosure costs include the current and noncurrent portion of accruals associated with obligations for closure and postclosure of the Company's operating landfill. The Company, based on input from its engineers and accounting personnel, estimates its future cost requirements for closure and postclosure monitoring and maintenance for solid waste landfills based on its interpretation of the technical standards of the U.S. Environmental Protection Agency's Subtitle D regulations and the air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and postclosure monitoring maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes.

         Accruals for closure and postclosure monitoring and maintenance requirements in the U.S. consider final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operation and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas control costs, are also incurred during the operating life of the site in accordance with the landfill operation requirements of Subtitle D and the air emissions standards. Reviews of the future cost requirements for closure and postclosure monitoring and maintenance for the Company's operating landfills by the Company's engineers and accounting personnel are performed at least annually and are the basis upon which the Company's estimates of these future costs and the related accrual rates are revised. The Company provides accruals for these estimated costs as the remaining permitted airspace of such facilities is consumed.

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         INCOME TAXES

         The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carryback as a deduction. Instead, the stockholders are liable for individual federal income taxes on their respective shares of taxable income or include their respective shares of the Company's net operating loss in their individual income tax returns.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying values of cash and cash equivalents, restricted cash, accounts receivable, due from affiliate, accounts payable and accrued expenses and due to affiliate approximate fair value due to the relatively short maturity of these instruments. The fair value of long-term borrowings was determined based upon interest rates currently available to the Company for borrowings with similar terms. The fair value of long-term borrowings approximates the carrying amounts at December 31, 1999.

         LONG-LIVED ASSETS

         Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

         EARNINGS PER SHARE


         The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of December 31, 1999, the Company has no securities that would effect loss per share if they were to be dilutive.


         IMPACT OF YEAR 2000 ISSUE

         During the year ended December 31, 1998, the Company conducted an assessment of issues related to the Year 2000 and determined that it was necessary to modify or replace portions of its software in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. The Company completed Year 2000 systems modifications and conversions in 1999. Costs associated with becoming Year 2000 compliant are not material. At this time, the Company cannot determine the impact the Year 2000 will have on its key customers or suppliers. If the Company's customers or suppliers don't convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 2 - ACQUISITION

         On November 16, 1998, the Company completed its acquisition of the assets of Dade Recycling Center, Inc. for the purchase price of $19,800,000. The purchase was funded through the issuance of $25,000,000 of Solid Waste Disposal Revenue Bonds and a $6,675,000 convertible debenture.

                  The fair value of the assets acquired are as follows:

                           Land                                    $  6,780,000
                           Permits                                    8,500,000
                           Property and equipment                     1,420,000
                           Customer contracts                         2,000,000
                           Accounts receivable                        1,000,000
                           Non-compete agreement                        100,000
                                                                   ------------
                                                                   $ 19,800,000
                                                                   ============
         The balance of the funds received from the bonds debentures was used to pay financing costs, to fund debt service, to pay project costs and for miscellaneous costs.

NOTE 3 - RESTRICTED CASH

         The Company maintains cash accounts, in the custody of the Trustee of the bonds described in Note 9, which are restricted as to their use as follows:

         a) The "Capital Projects Finance Authority - Peerless Dade, Inc. Project Fund" (the "Project Fund"). The proceeds from the sale of the bonds were deposited into this account. Disbursements from the Project Fund are restricted to the costs of issuance of the bonds, the purchase price of the contracts and other assets acquired as described in Note 2 (the "Project") and certain transaction costs, and costs and expenses attributable to the completion of the project.

         b) The "Capital Projects Finance Authority - Peerless Dade, Inc. Bond Fund" (the "Bond Fund") "Interest Account". Funds in the Interest Account are restricted to the payment of current interest on the outstanding bonds.

         c) The Bond Fund "Principal Account". Funds in the Principal Account are restricted to the payment of current principal amounts due on the bonds.

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 3 - RESTRICTED CASH (Continued)

         d) The "Capital Projects Finance Authority - Peerless Dade, Inc. Debt Service Reserve Fund" (the "Debt Service Reserve Fund"). Funds in the Debt Service Reserve Fund shall be used for the purposes of paying interest on the bonds as the same becomes due, and of paying maturing principal of the bonds, whether at the stated payment date or by mandatory redemption, whenever and to the extent that the moneys held for the credit of the Bond Fund shall be insufficient for such purposes. All earnings on the accounts in the Debt Service Reserve Fund shall be retained therein to maintain the applicable "Debt Service Reserve Requirement" therein, and any surplus shall be deposited to the applicable Bond Fund to be applied to the payment of Bond Service Charges on the bonds.

                  Debt Service Reserve Requirement" means as to the Series 1998C Bonds $2,250,000, as to the Series 1998D Bonds $200,000, and as to any Additional Bonds the lesser of (I) maximum annual debt service on such Bonds, and (II) 10% of the proceeds of such Bonds.

NOTE 4 - PROPERTY AND EQUIPMENT

         Property and equipment is summarized as follows:

                  Land                                        $ 6,865,000
                  Project development                           3,442,146
                  Vehicles                                         35,000
                  Machinery                                     1,157,714
                  Building                                         25,000
                  Containers                                       66,310
                                                              -----------
                                                               11,591,170

                  Accumulated depreciation                        392,147
                                                              -----------
                                                              $11,199,023
                                                              ===========

         Depreciation expense recorded in the statement of operations is $392,147 for the period ended December 31, 1999 and $446,965 for the period ended November 15, 1998.

NOTE 5 - INTANGIBLE ASSETS

         Intangible assets consist of airspace permits, non-compete covenants and customer contracts.

                  Permits                                      $ 8,500,000
                  Non-compete covenant                             100,000
                  Customer contracts                             2,000,000
                                                              ------------
                                                                10,600,000

                  Accumulated amortization                       3,163,125
                                                              ------------
                                                                 7,436,875

                  Less:  Impairment of carrying value            7,436,875
                                                              ------------
                                                              $         --
                                                              ============

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 5 - INTANGIBLE ASSETS (Continued)

         Permits are being amortized based on remaining available airspace. Non-compete covenant and customer contracts are being amortized over 3 years.

         An application for an increase in the permitted airspace has been denied by Miami-Dade County. As a result, a review of the carrying amounts of the intangible assets indicated that an impairment loss should be recognized as of December 31, 1999, due to the lack of recoverability of the carrying amounts. The intangible assets have been fully impaired at December 31, 1999.

NOTE 6 - DEBT ACQUISITION COSTS

         Debt acquisition costs represent those costs incurred in connection with the sale of the bonds. These costs are being amortized over the twenty-year life of the bonds.

NOTE 7 - NOTE PAYABLE

         The Company is obligated to Financial Federal Credit, Inc. pursuant to a promissory note dated November 22, 1999 in the original principal amount of $113,422. The note bears interest at the rate of 10.2% per year on the unpaid principal balance and is payable in 36 equal monthly installments of $3,672, such payments representing principal and interest. The outstanding principal outstanding at December 31, 1999 is $107,988.

         Proceeds of the note were used to purchase equipment. The note is secured by the equipment purchased.

NOTE 8 - CONVERTIBLE DEBENTURE PAYABLE

         The Company is obligated under a convertible debenture in the principal amount of $6,675,000. The debenture was issued in connection with the acquisition described in Note 2. The debenture bears interest at the rate of 7% per year. Interest is payable on the first day of each month commencing March 1, 1999. Principal and accrued interest is due and payable on November 1, 2003.

         a) So long as no event of default has occurred and is continuing, the Company may, at its sole option, at the maturity date or upon the occurrence of the following events, on or prior to the maturity date, convert all or part of the then outstanding principal amount of this debenture, and any accrued and unpaid interest, into shares of common stock, no par value per share, of the Company or any successor or merged company ("Company Common Stock"), as follows:

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 8 - CONVERTIBLE DEBENTURE PAYABLE (Continued)

                  (i) If the Company is acquired by or merges with another company with at least $200 million in assets or $100 million in equity listed by the NYSE, the American Stock Exchange or the Nasdaq National Market System, then the Company may convert this debenture into a number of shares of Company Common Stock equal to that derived by operation of the following formula:

                                                 a
                                     ---------------------------
                                     $6,675,000 / (BETA)X(GAMMA)
                                                  --------------
                                                    (1-(GAMMA))

                           where "a" equals the unpaid principal amount of this debenture at the time of conversion; "(beta)" equals the number of shares of Company common Stock issued and outstanding immediately prior to issuance (on a fully diluted basis); and "(GAMMA)" equals the conversion percentage. The "Conversion Percentage" is twenty percent (20%).

                  (ii) If the Company's attempt to rezone the landfill (as defined in the mortgage) to increase its height and capacity has been unsuccessful after exhausting all of the Company's administrative remedies, then the Company may convert this debenture into a number of shares of Company Common Stock equal to the number derived by operation of the formula set forth in section (i) above; provided however, that the conversion percentage for purposes of the operation of the formula set forth in (i) shall be fifty percent (50%) instead of twenty percent (20%).

                  (iii) If Company completes or participates in an initial public offering of Company Common Stock, then the Company may convert this debenture into a number of shares of Company Common Stock equal to the number derived by dividing the unpaid principal amount of this debenture at the time of conversion by the price per share of Company Common Stock offered to the public in the initial public offering.

         b) So long as no event of default has occurred and is continuing, the Company may, at its sole option, on or prior to the maturity date, convert all or part of the then outstanding principal amount of this debenture, and any accrued and unpaid interest, into shares of convertible preferred stock (the "Company Preferred Stock") that would entitle the holder to rights, privileges and preferences identical to those to which the holder is entitled under this debenture. By way of illustration and not limitation, the aggregate stated value of the Preferred Stock would equal the outstanding principal amount of this debenture; holder would be entitled to monthly dividends at the rate of seven percent (7%) per annum in lieu of the interest payments payable under this debenture; and the Preferred Stock would be convertible into the Company Common Stock under the terms and conditions pursuant to which the debenture is convertible under (a) above.

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 9 - BONDS PAYABLE

         On November 16, 1998, the Capital Projects Finance Authority (the "Issuer") sold $22,500,000 in aggregate principal amount of its Solid Waste Disposal Revenue Bonds, Series 1998C (Capital Projects Loan Program - Peerless Dade, Inc. Project) (the "Series 1998C Bonds") and $2,500,000 in aggregate principal amount of its Taxable Solid Waste Disposal Revenue Bonds, Series 1998D (Capital Projects Loan Program - Peerless Dade, Inc. Project) (the "Series 1998D Bonds"). When referred to collectively, the Series 1998C Bonds and the Series 1998D Bonds are referred to as the "Bonds". The Bonds will be equally and ratably secured by, and issued pursuant to, a Trust Indenture dated as of November 1, 1998 (the "Indenture"), from the Issuer to Regions Bank, Montgomery, Alabama, as trustee (the "Trustee").

         The Bonds were issued for the purpose of making a loan to the Company to finance the acquisition, renovation, construction and equipping of a solid waste disposal facility, as described in Note 2.

         Concurrently with the issuance of the Bonds, the Authority and the Company entered into a Loan Agreement dated as of November 1, 1998 (the "Loan Agreement"), pursuant to which the Authority loaned the proceeds of the Bonds to the Company to (i) finance the cost of the Project, including certain additions and improvements thereto, (ii) capitalize interest on the Bonds for a period of six months, (iii) establish certain funds and accounts pursuant to the Indenture, and (iv) to pay the costs of issuing the Bonds. Pursuant to the Loan Agreement, the Company agreed to make payments (the "Note Payments") to the Authority in amounts sufficient to pay the principal of, premium, if any, and interest on the Bonds. The Bonds are further secured by a mortgage dated as of November 1, 1998 from the company to the Trustee (the "Mortgage"). The Mortgage constitutes a first mortgage on the real estate and fixtures comprising the Project and grants a perfected first lien security interest on the personal property comprising the Project purchased from proceeds of the Bonds.

         The Bonds have also been guaranteed by Peerless Group, Inc. an entity which shares common ownership with the Company.

         THE BONDS

         The Bonds are dated November 1, 1998 and will mature as set forth below. Interest on the Bonds will be paid semiannually on each May 1 and November 1 commencing May 1, 1999, and will be computed on the basis of a 360-day year of twelve months. The Bonds will bear interest from their date as follows: (i) $5,000,000 of the Series C Bonds at the rate of 7.125% per year (the "2008 Term Bonds"); $8,000,000 of the Series C Bonds at the rate of 7.5% per year (the "Special Term Bonds"); and $9,500,000 of the Series C Bonds at the rate of 7.5% per year (the "2018 Term Bonds") and (ii) the Series D Bonds (the "Taxable Bonds") at a rate of 10.75% per year. The 2008 Term Bonds mature on November 1, 2008; the Special Term Bonds and the 2018 Term Bonds mature on November 1, 2018; and the Taxable Bonds mature on November 1, 2003.

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 9 - BONDS PAYABLE (Continued)

         REDEMPTION PRIOR TO MATURITY

         MANDATORY SINKING FUND REDEMPTION OF THE TAXABLE BONDS. The Taxable Bonds are subject to mandatory redemption pursuant to mandatory sinking fund requirements, at a redemption price of 100 percent of the principal amount redeemed plus interest accrued to the redemption date, beginning on November 1, 2000 in the following principal amount in the years specified:

         Year of
         Redemption on                                  Principal amount
         November 1                                      to be Redeemed
         -------------                                  ----------------
         2000                                                $550,000
         2001                                                 600,000
         2002                                                 650,000

         If retired only by mandatory sinking fund redemption prior to their stated maturity, there would remain $700,000 principal amount of Taxable Bonds due November 1, 2003 to be paid at maturity.

         MANDATORY SINKING FUND REDEMPTION OF THE 2008 TERM BONDS. The 2008 Term Bonds are subject to mandatory redemption pursuant to mandatory sinking fund requirements, at a redemption price of 100 percent of the principal amount redeemed plus interest accrued to the redemption date, beginning on November 1, 2004 in the following principal amount in the years specified:

         Year of
         Redemption on                                  Principal amount
         November 1                                      to be Redeemed
         -------------                                  ----------------
         2004                                              $  865,000
         2005                                                 930,000
         2006                                                 995,000
         2007                                               1,065,000

         If retired only by mandatory sinking fund redemption prior to their stated maturity there would remain $1,145,000 principal amount of the 2008 Term Bonds to be paid at maturity.

         MANDATORY SINKING FUND REDEMPTION OF THE 2018 TERM BONDS. The 2018 Term Bonds are subject to mandatory redemption pursuant to mandatory sinking fund requirements, at a redemption price of 100 percent of the principal amount redeemed plus interest accrued to the redemption date, beginning on November 1, 2009 in the following principal amount in the years specified:

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 9 - BONDS PAYABLE (Continued)

         Year of
         Redemption on                                  Principal amount
         November 1                                      to be Redeemed
         -------------                                  ----------------
         2009                                               $   670,000
         2010                                                   720,000
         2011                                                   775,000
         2012                                                   835,000
         2013                                                   895,000
         2014                                                   965,000
         2015                                                 1,035,000
         2016                                                 1,115,000
         2017                                                 1,200,000

         If retired only by mandatory sinking fund redemption prior to their stated maturity, there would remain $1,290,000 principal amount of 2018 Term Bonds to be paid at maturity.

         MANDATORY SINKING FUND REDEMPTION OF THE SPECIAL TERM BONDS. The Special Term Bonds are subject to mandatory redemption pursuant to mandatory sinking fund requirements, at a redemption price of 100 percent of the principal amount redeemed plus interest accrued to the redemption date, beginning on November 1, 2009 in the following principal amount in the years specified:

         Year of
         Redemption on                                  Principal amount
         November 1                                      to be Redeemed
         -------------                                  ----------------
         2009                                               $   565,000
         2010                                                   610,000
         2011                                                   655,000
         2012                                                   700,000
         2013                                                   755,000
         2014                                                   810,000
         2015                                                   870,000
         2016                                                   940,000
         2017                                                 1,010,000

         If retired only by mandatory sinking fund redemption prior to their stated maturity, there would remain $1,085,000 principal amount of the Special Term Bonds to be paid at maturity.

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 9 - BONDS PAYABLE (Continued)

         EXTRAORDINARY OPTIONAL REDEMPTION WITHOUT PREMIUM. The Bonds are subject to redemption in whole, but not in part, on any date at a redemption price equal to the aggregate principal amount of the Bonds plus accrued interest thereon to the redemption date, without premium, if the Company exercises its option under the Loan Agreement to prepay the payments due thereunder and thereby effect the redemption of such Bonds in whole upon the occurrence of any of the following events:

         (a) The Project shall have been damaged or destroyed (i) to such extent that the Project cannot reasonably be restored within a period of six months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company is thereby prevented from carrying on its normal operations at the Project for a period of six months.

         (b) Title to, or the temporary use of, all or a substantial portion of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority, (i) to such extent that the Project cannot reasonably be restored within a period of six months to a condition of usefulness comparable to that existing prior to such taking, or (ii) if such taking results in the Company being thereby prevented from carrying on its normal conditions at the Project for a period of six months.

         (c) The Operating Agreement shall have expired or terminated and if such expiration or termination results in the Company being thereby prevented from carrying on its normal operations at the Project for a period of six months. (If expiration or termination of the Montenay Agreement is imminent, the Company is obligated to use its best efforts to negotiate a contract and obtain permits to serve as successor operator of the Project).

         OPTIONAL REDEMPTION WITH PREMIUM. The Series 1999B Bonds are not subject to optional redemption. The Series 1999A Bonds are subject to optional redemption, in whole or in part on any date on or after August 1, 2005, at the direction of the Company, at the applicable redemption price (expressed as a percentage of principal amount) set forth in the table below plus accrued interest thereon to the redemption date:

         Redemption Dates
         (Dates Inclusive)                                    Redemption Prices
         -----------------                                    -----------------
         August 1, 2005 through July 31, 2006                       103%
         August 1, 2006 through July 31, 2007                       102%
         August 1, 2007 through July 31, 2008                       101%
         August 1, 2008 and thereafter                              100%

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 10 - MATURITIES OF LONG-TERM DEBT

          Long-term debt matures as follows:

          2000                                                  $     584,614
          2001                                                        638,322
          2002                                                        685,052
          2003                                                      7,375,000
          2004                                                        865,000
          2005                                                        930,000
          2006 and thereafter                                      20,705,000

NOTE 11 - COMMITMENTS AND CONTINGENCIES

          ENVIRONMENTAL LIABILITY

          The Company is subject to liability for any environmental damage, including personal injury and property damage, that its solid waste facilities may cause to neighboring property owners, particularly as a result of the contamination of drinking water sources or soil, possibly including damage resulting from conditions existing before the Company acquired the facilities. The Company may also be subject to liability for similar claims arising from off-site environmental contamination caused by pollutants or hazardous substances if the Company or its predecessors arrange to transport, treat or dispose of those materials. Any substantial liability incurred by the Company arising from environmental damage could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is not presently aware of any situations that may have a material adverse impact. The Company maintains closure and performance bonds in the aggregate amount of approximately $3.9 million.

NOTE 12 - RELATED PARTY TRANSACTIONS

          The Company has entered into a management services agreement with an entity under common control. The Company pays a fee of up to 10% of gross revenues (8% for 1999) for management and oversight services. These fees totaled $473,248 for the period ended December 31, 1999.

                               PEERLESS DADE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 13 - GOING CONCERN ISSUE

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As indicated in note 5, an application for an increase in the permitted airspace has been denied. Additionally, the Company is in technical default of the bonds described in Note 9. Also, the Company has been unable to replace its current performance and closure bonds with an approved carrier, as required by the Florida Department of Environmental Protection. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is focusing on a plan to close the landfill and develop the land as commercial real estate. Management is also attempting to place the performance and closure bonds with an approved carrier. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 14 - SUBSEQUENT EVENTS

          o The Company is in technical default on both the Series C and Series D bonds. This default resulted from the failure to deposit required monthly principal and interest payments to the bond funds.

          o Due to the rejection of the application for an increase in airspace under the existing permits, the Company is focusing on a plan to close the landfill and develop the land as commercial real estate. The plan will be presented to the bondholders for approval upon completion.

          o In conjunction with the above plan, the Company, on September 26, 2000, agreed to sell certain of its assets. The Company sold the materials recovery facility. The contract purchaser is managing the day-to-day operations of the landfill. The Company will concentrate its efforts on closing the landfill.

          o The Company maintains various closure and performance bonds in the aggregate amount of approximately $3.9 million. The beneficiary of the bonds is the Florida Department of Environmental Protection ("DEP"). The rating of the insurance company underwriting the bonds was to be no less than a B rating; however, subsequent to 1999, the insurance company's rating fell to a D. The DEP contacted the Company and informed it that it had thirty days to replace the bonds with an approved carrier. The Company has not been able to secure replacement coverage.

                               PEERLESS DADE, INC.

                                  BALANCE SHEET
                                   (UNAUDITED)

                               September 30, 2000



                                     ASSETS

Current assets:
  Cash                                                          $  2,403,885
  Accounts receivable                                                828,014
  Prepaid expenses                                                   273,201
                                                                ------------

    Total current assets                                           3,505,100
                                                                ------------

Property and equipment, net                                       11,397,277
                                                                ------------

Other assets:
  Due from related parties                                           338,118
  Debt service reserve fund                                        2,514,935
  Prepaid financing costs, net                                     2,576,414
                                                                ------------

    Total other assets                                             5,429,467
                                                                ------------

    Total assets                                                $ 20,331,844
                                                                ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                              $    220,476
  Accrued interest - bonds                                         1,001,980
  Accrued expenses                                                   256,522
  Due to related parties                                              68,652
                                                                ------------

    Total current liabilities                                      1,547,630

Long-term debt, net of current portion                            35,033,530
                                                                ------------

    Total liabilities                                             36,581,160
                                                                ------------

Stockholders' equity:
  Common Stock                                                           100
  Retained earnings                                              (16,249,416)
                                                                ------------

    Total stockholders' equity                                   (16,249,316)
                                                                ------------

    Total liabilities and stockholders' equity                  $ 20,331,844
                                                                ============

                               PEERLESS DADE, INC.

                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                   Nine-month period ended September 30, 2000



                                                                    Land Fill           Net of
                                                  Dade             Operations        LF Operations
                                              -----------         -----------        -------------
Revenues                                      $ 4,357,000         $  (527,901)        $ 3,829,099

Direct costs                                    5,003,746          (1,766,290)          3,237,456
                                              -----------         -----------         -----------

Gross profit                                     (646,746)          1,238,389             591,643

Selling and administrative expenses               669,451            (225,466)            443,985
                                              -----------         -----------         -----------

Income from operations                         (1,316,197)          1,463,855             147,658
                                              -----------         -----------         -----------
Other income (expense)
  Interest expense                             (1,806,798)          1,686,659            (120,139)
  Interest income                                 210,022            (209,397)                625
  Costs related to closure of facilities                0                   0                   0
  Other income (expenses)                          18,933                   0              18,933
                                              -----------         -----------         -----------

    Total other income (expense)               (1,577,843)          1,477,262            (100,581)
                                              -----------         -----------         -----------
Income (loss) before income taxes              (2,894,040)          2,941,117              47,077

Income taxes benefit (expense)                          0                   0                   0
                                              -----------         -----------         -----------

Net income (loss)                             $(2,894,040)        $ 2,941,117         $    47,077
                                              ===========         ===========         ===========


                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
NEW HORIZON CONSULTANT, INC. (DBA TROPICAL RECYCLING)

We have audited the accompanying balance sheets of NEW HORIZON CONSULTANT, INC. (DBA TROPICAL RECYCLING) as of December 31, 1999 and 1998 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NEW HORIZON CONSULTANT, INC. (DBA TROPICAL RECYCLING) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred significant losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to those matters are discussed in Note 6 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  MERDINGER, FRUCHTER, ROSEN & CORSO, P.C
                                  Certified Public Accountants

New York, New York
December 12, 2000

                          NEW HORIZON CONSULTANT, INC.
                             DBA TROPICAL RECYCLING
                                 BALANCE SHEETS



                                                                     December 31,
                                                          ----------------------------------
                                                               1999                 1998
                                                          --------------        ------------
       ASSETS

CURRENT ASSETS
Accounts receivable                                           $  8,389         $  6,359
                                                              --------         --------
    Total current assets                                         8,389            6,359

PROPERTY AND EQUIPMENT, net                                     30,221           50,369
                                                              --------         --------


Total assets                                                  $ 38,610         $ 56,728
                                                              ========        =========


       LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Cash overdraft                                            $ 11,568         $  4,318
    Accounts payable                                             4,034            9,573
    Payroll taxes payable                                        1,767               --
    Current portion of long-term debt                           22,126           19,929
                                                              --------         --------

           Total current liabilities                            39,495           33,820

Due to affiliate                                                    --           13,880
Long-term debt, less current portion                             7,904           30,030
                                                              --------         --------

Total liabilities                                               47,399           77,730
                                                              --------         --------


STOCKHOLDERS' DEFICIT
    Common stock, no par value; 100 shares authorized,
      issued and outstanding                                       500              500
    Additional paid-in capital                                     500              500
    Accumulated deficit                                         (9,789)         (22,002)
                                                              --------         --------

           Total stockholders' deficit                          (8,789)         (21,002)
                                                              --------         --------

       TOTAL LIABILITIES AND STOCKHOLDERS'
        DEFICIT                                               $ 38,610         $ 56,728
                                                              ========         ========










The accompanying notes are an integral part of the financial statements.

                          NEW HORIZON CONSULTANT, INC.
                             DBA TROPICAL RECYCLING
                                INCOME STATEMENTS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                                                           1999                  1998
                                                                                        -----------           ----------

Revenue                                                                                 $   407,595           $  128,995

Cost of revenue                                                                             275,696              126,752
                                                                                        -----------          -----------

Gross profit                                                                                131,899                2,243
                                                                                        -----------          -----------

Selling, general and administrative expense                                                  75,827               20,263
Interest expense                                                                              4,305                3,982
Impairment expense                                                                           39,554                    -
                                                                                        -----------          -----------
                                                                                            119,686               24,245
                                                                                        -----------          -----------

Income (loss) before provision for income taxes                                              12,213              (22,002)

Provision for income taxes                                                                        -                    -
                                                                                        -----------           ----------

Net income (loss)                                                                       $    12,213          $   (22,002)
                                                                                        ===========          ===========

Earnings (loss) per share                                                               $    122.13          $   (220.02)

Weighted average shares outstanding                                                             100                  100









The accompanying notes are an integral part of the financial statements.

                          NEW HORIZON CONSULTANT, INC.
                             DBA TROPICAL RECYCLING
                        STATEMENT OF STOCKHOLDERS' EQUITY



                                                   Common  Stock            Additional
                                         --------------------------------    Paid-in         Accumulated
                                               Shares          Amount        Capital           Deficit              Total
                                         ----------------- -------------- --------------- -------------------  ---------------

  Balance, January 1, 1998                             100   $         --  $           --  $               --   $           --

  Sale of common stock                                  --            500              --                  --              500

  Additional capital contribution                       --             --             500                  --              500

  Net loss                                              --             --              --             (22,002)         (22,002)
                                         ----------------- -------------- --------------- -------------------  ---------------

  Balance, December 31, 1998                           100            500             500             (22,002)         (21,002)


  Net income                                            --             --              --              12,213           12,213
                                          ---------------- -------------- --------------- -------------------  ---------------


  Balance, December 31, 1999                           100   $        500 $           500  $           (9,789) $        (8,789)
                                          ================ ============== =============== ===================  ===============













The accompanying notes are integral part of these financial statements.

                          NEW HORIZON CONSULTANT, INC.
                             DBA TROPICAL RECYCLING
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                                       1999            1998
                                                                                    ---------       ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                                $  12,213       $  (22,002)
   Adjustments to reconcile net income (loss) to
    cash flows from operating activities:
   Depreciation and amortization                                                       20,147           12,592
   Impairment expense                                                                  39,554                -
   Accounts receivable                                                                 (2,030)          (6,359)
   Affiliate loans                                                                    (53,433)          13,880
   Accounts payable                                                                    (5,539)           9,573
   Payroll taxes payable                                                                1,767                -
                                                                                    ---------       ----------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                              12,679            7,684
                                                                                    ---------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                       -             (827)
                                                                                    ---------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Sale of common stock                                                                     -            1,000
   Repayments of borrowings                                                           (19,929)         (12,175)
   Cash overdraft                                                                       7,250            4,318
                                                                                    ---------       ----------

NET CASH USED BY FINANCING ACTIVITIES                                                 (12,679)          (6,857)
                                                                                    ---------       ----------

NET INCREASE IN CASH                                                                        -                -

CASH AND CASH EQUIVALENTS - January 1                                                       -                -
                                                                                    ---------       ----------

CASH AND CASH EQUIVALENTS - December 31                                             $       -       $        -
                                                                                    =========       ==========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest                                                           $   4,305       $    3,982
   Cash paid for income taxes                                                               -                -



NON-CASH FINANCIAL ACTIVITIES:
   During the year ended December 31, 1998, the Company purchased equipment through the proceeds of a note in the amount of $62,134.




The accompanying notes are an integral part of the financial statements.

                          NEW HORIZON CONSULTANT, INC.
                             DBA TROPICAL RECYCLING
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



   NOTE 1 -         DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
                    ACCOUNTING POLICIES

                    NATURE OF OPERATIONS
                    New Horizon Consultant, Inc. DBA Tropical Recycling (the "Company") operates a materials recovery facility and transfer station in Miami-Dade County, Florida. The Company was incorporated under the laws of the state of Florida on February 24, 1997 and began operations in January 1998.

                    USE OF ESTIMATES
                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                    CASH AND CASH EQUIVALENTS
                    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                    PROPERTY AND EQUIPMENT
                    Property and equipment is stated at cost and are depreciated using the declining balance method over their estimated useful lives, generally five years.

                    Maintenance and repairs are charged to expense as incurred.

                    CONCENTRATION OF CREDIT RISK
                    The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

                    FAIR VALUE OF FINANCIAL INSTRUMENTS
                    The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to the relatively short maturity of these instruments. The carrying value of notes payable approximates fair value as the instruments bear interest at rates currently available to the Company.

                          NEW HORIZON CONSULTANT, INC.
                             DBA TROPICAL RECYCLING
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



 NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                    LONG-LIVED ASSETS
                    Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

                    INCOME TAXES
                    The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carryback as a deduction. Instead, the stockholders are liable for individual federal income taxes on their respective shares of taxable income or include their respective shares of the Company's net operating loss in their individual income tax returns.


                    EARNINGS PER SHARE
                    The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of December 31, 1999, the Company has no securities that would effect loss per share if they were to be dilutive.


                    COMPREHENSIVE INCOME
                    SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

                          NEW HORIZON CONSULTANT, INC.
                             DBA TROPICAL RECYCLING
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 2 -            PROPERTY AND EQUIPMENT

                    Property and equipment at December 31 is summarized as follows:



                                                                            1999                1998
                                                                      --------------       -------------
                    Equipment                                         $       62,961       $      62,961
                    Less: Accumulated Depreciation                            32,740              12,592
                                                                      --------------       -------------
                                                                      $       30,221       $      50,369
                                                                      ==============       =============

                    Depreciation expense for the years ended December 31, 1999 and 1998 was $20,147 and $12,592, respectively.

NOTE 3 -            NOTES PAYABLE

                    The Company is obligated under a note payable, the proceeds of which were used to purchase equipment. The note is collateralized by the Company's equipment.

                    Notes payable at December 31, 1999 matures as follows:

                         2000                                $  22,126
                         2001                                    7,904

NOTE 4 -            COMMITMENTS AND CONTINGENCIES

                    The Company occupies office space in facilities owned by a shareholder of the Company, on a month-to-month basis. Rent expense included in the statement of operations for the years ended December 31, 1999 and 1998 is $1,862 and $3,622, respectively.

NOTE 5 -            RELATED PARTY TRANSACTIONS

                    During 1999, the Company recorded an impairment loss on an advance to an affiliated company in the amount of $39,554.

NOTE 6 -            GOING CONCERN ISSUE

                    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained continuing losses from operations and has negative working capital at December 31, 1999. The Company is seeking to obtain additional financing or to be acquired by another entity. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7 -            SUBSEQUENT EVENTS

                    On January 31, 2000, the Company sold all of its assets and liabilities and ceased operations.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF PEERLESS MIAMI AVENUE, INC.:

We have audited the accompanying balance sheet of PEERLESS MIAMI AVENUE, INC. (A Development Stage Company) as of December 31, 1999 and the related statements of operations, stockholder's equity and cash flows for the period from July 19, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PEERLESS MIAMI AVENUE, INC. as of December 31, 1999 and the results of its operations and its cash flows for the period from July 19, 1999 (inception) to December 31, 1999 in conformity with generally accepted accounting principles.


                                        MERDINGER, FRUCHTER ROSEN & CORSO, P.C.
                                        Certified Public Accountants

New York, New York
December 13, 2000

                           PEERLESS MIAMI AVENUE, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                DECEMBER 31, 1999

ASSETS                                                                 $    --
                                                                       =======

LIABILITIES AND STOCKHOLDER'S EQUITY
     Liabilities                                                       $    --
                                                                       -------

STOCKHOLDER'S EQUITY
  Common stock, no par value;
    1,000 shares authorized, issued and outstanding                      1,000

  Deficit accumulated during
    the development stage                                               (1,000)
                                                                       -------
     Total stockholder's equity                                             --
                                                                       -------

     Total liabilities and stockholder's equity                        $    --
                                                                       =======






The accompanying notes are an integral part of these financial statements.

                           PEERLESS MIAMI AVENUE, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                        FOR THE PERIOD FROM JULY 19, 1999
                        (INCEPTION) TO DECEMBER 31, 1999






Revenue                                                              $    --

General and administrative expenses                                    1,000
                                                                     -------

Loss from operations before provision for income taxes                (1,000)

Provision for income taxes                                                --
                                                                     -------

Net loss                                                             $(1,000)
                                                                     =======

Net loss per share - basic and diluted                               $ (1.00)
                                                                     =======

Weighted average number of common shares
 outstanding                                                           1,000
                                                                     =======




   The accompanying notes are an integral part of these financial statements.

                           PEERLESS MIAMI AVENUE, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                 JULY 19, 1999 (INCEPTION) TO DECEMBER 31, 1999

                                                                            Deficit
                                                                          Accumulated
                                                        Common Stock      During the
                                                     ------------------   Development
                                                     Shares     Amount       Stage        Total
                                                     ------     ------    -----------    -------
Balance, July 19, 1999                                   --     $   --      $    --      $    --

Issuance of shares for services - July 18, 1999       1,000      1,000           --        1,000

Net loss                                                 --         --       (1,000)      (1,000)
                                                      -----     ------      -------      -------
Balance, December 31, 1999                            1,000     $1,000      $(1,000)     $    --
                                                      =====     ======      =======      =======



   The accompanying notes are an integral part of these financial statements.

                           PEERLESS MIAMI AVENUE, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                 JULY 19, 1999 (INCEPTION) TO DECEMBER 31, 1999



CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                      $(1,000)
     Stock issued for services                                       1,000
                                                                   -------
NET CASH USED IN OPERATING ACTIVITIES                                   --
                                                                   -------


CASH AND CASH EQUIVALENTS - July 19, 1999                               --
                                                                   -------

CASH AND CASH EQUIVALENTS - December 31, 1999                      $    --
                                                                   =======

SUPPLEMENTAL INFORMATION:

         During the initial period July 19 to December 31, 1999, the Company paid no cash for interest or income taxes.



   The accompanying notes are an integral part of these financial statements.

                           PEERLESS MIAMI AVENUE, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS

         Peerless Miami Avenue, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") NO. 7. The Company was incorporated under the laws of the state of Florida on July 19, 1999 as Peerless Stock Island, Inc. and changed its name on February 8, 2000.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         INCOME TAXES

         Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

         EARNINGS PER SHARE

         The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of December 31, 1999, the Company has no securities that would effect loss per share if they were to be dilutive.

         COMPREHENSIVE INCOME

         SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

                           PEERLESS MIAMI AVENUE, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 2 - INCOME TAXES

         The components of the provision for income taxes for the period from July 19, 1999 (inception) to December 31, 1999 are as follows:

         Current Tax Expense
             U.S. Federal                                    $          --
             State and Local                                            --
                                                             -------------
         Total Current                                                  --
                                                             -------------

         Deferred Tax Expense
             U.S. Federal                                               --
             State and Local                                            --
                                                             -------------
         Total Deferred                                                 --
                                                             -------------

         Total Tax Provision (Benefit) from
          Continuing Operations                              $         --
                                                             ============

         The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

         Federal Income Tax Rate                                      34.0 %
         Effect of Valuation Allowance                               (34.0)%
                                                             -------------
         Effective Income Tax Rate                                     0.0 %
                                                             =============

         At December 31, 1999, the Company had net carryforward losses of $1,000. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

         Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1999 are as follows:

         Deferred Tax Assets
            Loss Carryforwards                                 $       340

            Less:  Valuation Allowance                                (340)
                                                               -----------
            Net Deferred Tax Assets                            $        --
                                                               ===========

         Net operating loss carryforwards expire in 2020.

                           PEERLESS MIAMI AVENUE, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 3 - COMMON STOCK

         On July 19, 1999, the Company issued 1,000 shares of common stock for services valued at $1,000.

NOTE 4 - SUBSEQUENT EVENTS

         On May 17, 2000, the Company entered into an agreement to acquire a parcel of real property and improvements therein for the price of $1,000,000. This purchase has not closed.

         On September 26, 2000, the Company entered into an agreement to sell all of its assets and liabilities. Assets consist solely of the purchase agreement described above, which will be assigned to the acquiror.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the offering are as follows:

         Securities and Exchange Commission registration fee.......     $   27,800
         Legal fees and expenses...................................         85,000
         Accounting fees and expenses..............................         50,000
         Fees and Expenses (including legal fees) for
           qualifications under state securities laws..............          5,000
         Registrar and transfer agents fees and expenses...........            500
         Miscellaneous.............................................         10,000
                                                                        ----------

               Total...............................................     $  181,300
                                                                        ==========

         All amounts except the Securities and Exchange Commission registration fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law whether now or hereafter. The Registrant has entered or will enter into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES
         On November 22, 2000, Star Services sold an aggregate of 1,800,000 shares of common stock to four accredited investors, for a purchase price of $4,500,000, or $2.50 per share. The purchase price was paid by delivery of the investors' full recourse installment promissory notes. The shares purchase are being held in escrow, and will be released, pro-rata, to the extent of installment payments under the promissory notes. The purchasers (a) were provided with access to information concerning Star Services, (b) severally represented that they (i) were acquiring the shares for investment purposes and
(ii) had sufficient knowledge and experience in business and financial matters to enable them to evaluate the risks and merits of an investment in the shares, and (c) certificates evidencing the shares bear a legend restricting their transferability under the Securities Act of 1933, as amended (the "Act"). Exception for this transaction is claimed under Section 4(2) of the Act and Regulation D thereunder.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)     Exhibits

         3.1  -- Articles of Incorporation of the Company.*

         3.2  -- Bylaws of the Company.*

         5    -- Opinion of Greenberg Traurig, P.A. **

         10.1 -- Star Services Group, Inc. 1999 Stock Option Plan.*

         10.2 -- Employment Agreement between the Company and Thomas Roberts.*

         10.3 -- Asset Sale Agreement between the Company and Industrial Waste Services.*

         10.4 -- Asset Purchase and Real Estate Acquisition Agreement dated May 1999 among Delta Resources Corp., Holmes Dirt Services, Inc. and William Holmes and Judith Holmes.*

         10.5 -- Lease Agreement dated February 1, 1999 between JMA Investment, Inc. and Delta Recycling Corp.*

         10.6 -- Asset Purchase Agreement dated as of August 1999 between Mario's Equipment Rental, Inc. and Delta Site Development Corp.*

         10.7 -- Asset Purchase Agreement dated September 26, 2000 between Star Services Group, Inc. and Peerless Big Apple, Inc. (1)

         10.8 -- Asset Purchase Agreement dated September 26, 2000 between Star Services Group, Inc. and Peerless Miami Avenue, Inc. (2)

         10.9 -- Asset Purchase Agreement dated September 26, 2000, between Star Services Group, Inc. and Peerless Dade, Inc. (3)

        10.10 -- Lease Agreement between Star Services Group, Inc. and Peerless Dade, Inc. (4)

        10.11 -- Right of First Refusal Agreement between Star Services Group, Inc. and NAMCO Metals Management, Inc. (5)

        10.12 -- Form of Promissory Note issued by Star Services to each of Jack R. Casagrande, Patrick F. Marzano and Dominick Marzano**

        10.13 -- Management Agreement between Star Services and J. R. Capital Corp.**

         21.1 -- Subsidiaries of the Registrant.**

         23.1 -- Consent of Horton & Company, LLC. **

         23.2 -- Consent of Merdinger, Fruchter, Rosen & Corso, P.C. **

         23.3 -- Consent of Greenberg Traurig, P.A. (Included in Exhibit 5). **

         24.0 -- Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein.

         (b)     Financial Statement Schedules:

         Schedule II -- Valuation and Qualifying Accounts

-----------------------
*   Previously filed
**  Filed herewith

(1) Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on October 20, 2000.
(2) Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on October 20, 2000.
(3) Incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed on October 20, 2000.
(4) Incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K filed on October 20, 2000.
(5) Incorporated by reference to Exhibit 10.8 of the Company's Current Report on Form 8-K filed on October 20, 2000.

ITEM 17.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Articles of Incorporation and By-Laws of the Registrant and the laws of the State of Florida, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida on this 9th day of February 2001.


                                           STAR SERVICES GROUP, INC.

                                           By:  /s/ Jack R. Casagrande
                                                -------------------------
                                                    Jack R. Casagrande,
                                                    Chairman of the Board
                                                    and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        SIGNATURE                           TITLE                           DATE
        ---------                           -----                           ----

/s/ JACK R. CASAGRANDE              Chairman of the Board and          February 9, 2001
---------------------------         Chief Executive Officer
Jack R. Casagrande                  (Principal Executive Officer)


/s/ PATRICK F. MARZANO              President and Director             February 9, 2001
---------------------------
Patrick F. Marzano


/s/ PHILLIP FOREMAN                 Director                           February 9, 2001
---------------------------
Phillip Foreman

/s/ THOMAS R. ROBERTS               Vice President, Environmental      February 9, 2001
---------------------------         Compliance and Director
Thomas R. Roberts

/s/ FRANK P. MARZANO                Director                           February 9, 2001
---------------------------
Frank P. Marzano

/s/ RICK CASAGRANDE                 Director                           February 9, 2001
---------------------------
Rick Casagrande

/s/ SAMUEL G. WEISS                 Director                           February 9, 2001
----------------------------
Samuel G. Weiss

